Exhibit 2.1

Paul S. Aronzon (CA SBN 88781)	Laury M. Macauley (NV SBN 11413)
Thomas R. Kreller (CA SBN 161922)	Dawn M. Cica (NV SBN 004595)
MILBANK, TWEED, HADLEY & McCLOY LLP	LEWIS AND ROCA LLP
601 South Figueroa Street, 30th Floor	50 West Liberty Street, Suite 410
Los Angeles, California 90017	Reno, Nevada 89501
Telephone: (213) 892-4000	Telephone: (775) 823-2900
Facsimile: (213) 629-5063	Facsimile: (775) 823-2929
lmacauley@lrlaw.com; dcica@lrlaw.com
Reorganization Counsel for
Debtors and Debtors in Possession	Local Reorganization Counsel for
Debtors and Debtors in Possession

UNITED STATES BANKRUPTCY COURT

DISTRICT OF NEVADA

In re:		Chapter 11

STATION CASINOS, INC.		Case No. BK-09-52477
Jointly Administered
☐	Affects this Debtor	BK 09-52470 through BK 09-52487
☒	Affects all Debtors
☐	Affects Northern NV Acquisitions, LLC
☐	Affects Reno Land Holdings, LLC	FIRST AMENDED JOINT CHAPTER 11 PLAN OF REORGANIZATION FOR STATION CASINOS, INC. AND ITS AFFILIATED DEBTORS (DATED JULY 28, 2010)
☐	Affects River Central, LLC
☐	Affects Tropicana Station, LLC
☐	Affects FCP Holding, Inc.
☐	Affects FCP Voteco, LLC
☐	Affects Fertitta Partners LLC
☐	Affects FCP MezzCo Parent, LLC
☐	Affects FCP MezzCo Parent Sub, LLC
☐	Affects FCP MezzCo Borrower VII, LLC
☐	Affects FCP MezzCo Borrower VI, LLC
☐	Affects FCP MezzCo Borrower V, LLC
☐	Affects FCP MezzCo Borrower IV, LLC
☐	Affects FCP MezzCo Borrower III, LLC
☐	Affects FCP MezzCo Borrower II, LLC
☐	Affects FCP MezzCo Borrower I, LLC
☐	Affects FCP PropCo, LLC

TABLE OF CONTENTS

ARTICLE I.

RULES OF INTERPRETATION, COMPUTATION OF TIME,
GOVERNING LAW AND DEFINED TERMS

A.	Rules of Interpretation and Computation of Time			7
B.	Defined Terms			8

ARTICLE II.

TREATMENT OF ADMINISTRATIVE CLAIMS,
PRIORITY TAX CLAIMS AND OTHER PRIORITY CLAIMS

A.	Administrative Claims			30
	1.	Bar Date for Administrative Claims		31
	2.	Professional Compensation and Reimbursement Claims		31
B.	Priority Tax Claims			31
C.	Other Priority Claims			32

ARTICLE III.

CLASSIFICATION AND TREATMENT
OF CLASSIFIED CLAIMS AND EQUITY INTERESTS

A.	Classification of Classified Claims and Equity Interests			32
	1.	Claims and Equity Interests Against Parent Debtors		32
		(a)	FCP Holding, Inc.	32
		(b)	Fertitta Partners LLC	33
		(c)	FCP Voteco, LLC	33
	2.	Claims and Equity Interests Against Propco		33
	3.	Claims and Equity Interests Against Mezzco Debtors		34
		(a)	FCP MezzCo Parent, LLC	34
		(b)	FCP MezzCo Parent Sub, LLC	34
		(c)	FCP Mezzco Borrower VII, LLC	34
		(d)	FCP Mezzco Borrower VI, LLC	34
		(e)	FCP Mezzco Borrower V, LLC	35
		(f)	FCP Mezzco Borrower IV, LLC	35
		(g)	FCP Mezzco Borrower III, LLC	35
		(h)	FCP Mezzco Borrower II, LLC	35
		(i)	FCP Mezzco Borrower I, LLC	36
	4.	Claims and Equity Interests Against SCI		36
	5.	Claims and Equity Interests Against Other Opco Debtors		36
		(a)	Northern NV Acquisitions, LLC	36
		(b)	Reno Land Holdings, LLC	37
		(c)	River Central, LLC	37

i

		(d)	Tropicana Station, LLC	37
B.	Treatment of Claims and Equity Interests			37
	1.	Claims and Equity Interests Against Parent Debtors		37
		(a)	FCP Holding, Inc.	37
		(b)	Fertitta Partners LLC	39
		(c)	FCP Voteco, LLC	41
	2.	Claims and Equity Interests Against Propco		42
	3.	Claims and Equity Interests Against Mezzco Debtors		44
		(a)	FCP MezzCo Parent, LLC	44
		(b)	FCP MezzCo Parent Sub, LLC	45
		(c)	FCP Mezzco Borrower VII, LLC	45
		(d)	FCP Mezzco Borrower VI, LLC	46
		(e)	FCP Mezzco Borrower V, LLC	47
		(f)	FCP Mezzco Borrower IV, LLC	48
		(g)	FCP Mezzco Borrower III, LLC	49
		(h)	FCP Mezzco Borrower II, LLC	50
	4.	Claims and Equity Interests Against SCI		52
	5.	Claims and Equity Interests Against Other Opco Debtors		58
		(a)	Northern NV Acquisitions, LLC	58
		(b)	Reno Land Holdings, LLC	59
		(c)	River Central, LLC	60
		(d)	Tropicana Station, LLC	61
C.	Reservation of Rights Regarding Unimpaired Claims			63
D.	Subordination Rights			63
E.	Withholding Taxes			63
F.	Set Offs.			63
G.	Timing of Payments and Distributions			63

ARTICLE IV.

ACCEPTANCE OR REJECTION OF THE PLAN

A.	Voting Classes			64
B.	Acceptance by Impaired Classes of Claims and Equity Interests			64
C.	Presumed Acceptance of Plan			64
D.	Presumed Rejection of Plan			64
E.	Non-Consensual Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code			64

ARTICLE V.

MEANS FOR IMPLEMENTATION OF THE PLAN

A.	Transfers Under the Plan, Generally			65
B.	Plan Transactions			66
	1.	Formation of New Propco Entities		66
	2.	Subsidiary Bankruptcy Filings		66

	3.	Transfer of Master Lease Collateral to Propco	67
	4.	Landco Assets	67
	5.	Transfer of New Propco Transferred Assets from Propco to New Propco Entities	67
	6.	Mezzco Debtors	67
	7.	Transfer of New Propco Purchased Assets from Opco Entities to New Propco Entities	67
	8.	Transfer of New Opco Acquired Assets to New Opco	68
	9.	License of IP Assets to New Propco	68
	10.	New Propco Transactions in Connection with Receipt of New Propco Acquired Assets	68
	11.	New Propco Employment Related Matters	68
	12.	The Propco Rights Offering	69
	13.	New Opco Transactions in Connection with Receipt of New Opco Acquired Assets	69
	14.	The New Opco Credit Agreement and the New Opco PIK Credit Agreement	70
C.	Second Amended MLCA		70
D.	General Settlement of Claims		70
E.	Release of Liens, Claims and Equity Interests		71
F.	Corporate Action		71
G.	Cancellation of Notes, Certificates and Instruments Without Further Action		72
H.	Dismissal of Officers and Directors, Dissolution of Debtors and Dissolution of the Boards of Directors of Each Debtor		72

ARTICLE VI.

TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

A.	Assumption of Executory Contracts and Unexpired Leases		72
B.	Assignment of Executory Contracts or Unexpired Leases		73
C.	Claims on Account of the Rejection of Executory Contracts or Unexpired Leases		74
D.	Director and Officer Insurance Policies		74

ARTICLE VII.

PROVISIONS GOVERNING DISTRIBUTIONS

A.	Distributions for Claims and Equity Interests Allowed as of the Effective Date		75
B.	Post-Petition Interest on Claims		75
C.	Distributions under the Plan		75
D.	Delivery and Distributions and Undeliverable or Unclaimed Distributions		76
	1.	Record Date for Distributions	76
	2.	Delivery of Distributions in General	76
	3.	Minimum Distributions	76
	4.	Undeliverable Distributions	76
		(a) Holding of Certain Undeliverable Distributions	76

		(b) Failure to Claim Undeliverable Distributions	77
		(c) Failure to Present Checks	77
E.	Compliance with Tax Requirements/Allocations		77
F.	Means of Cash Payment		78
G.	Timing and Calculation of Amounts to Be Distributed		78
H.	Setoffs and Recoupments		78
I.	Preservation of Subordination Rights		78

ARTICLE VIII.

PROCEDURES FOR RESOLVING CONTINGENT,
UNLIQUIDATED AND DISPUTED CLAIMS AND EQUITY INTERESTS

A.	Authority to Prosecute Objections to Disputed Claims		79
B.	Resolution of Disputed Claims and Equity Interests		79
	1.	Allowance of Claims and Equity Interests	79
	2.	Prosecution of Objections to Claims and Equity Interests	79
	3.	Estimation	80
	4.	Deadline to File Objections to Claims and Equity Interests	80
C.	No Distributions Pending Allowance		80
D.	Reserves for Disputed Claims		80
E.	Distributions on Account of Disputed Claims and Equity Interests Once They Are Allowed and Additional Distributions on Account of Previously Allowed Claims and Equity Interests		81

ARTICLE IX.

CONDITIONS PRECEDENT TO CONFIRMATION,
EFFECTIVE DATE AND CONSUMMATION OF THE PLAN

A.	Conditions Precedent to Confirmation		81
B.	Conditions Precedent to the Effective Date and Consummation of the Plan		81
C.	Waiver of Conditions		82
D.	Effect of Non Occurrence of Conditions to Consummation		83

ARTICLE X.

RELEASES, EXCULPATION, INJUNCTION, PRESERVATION OF CAUSES OF ACTION AND RELATED PROVISIONS

A.	General		83
B.	Comprehensive Settlement of Claims and Controversies		83
C.	Releases Among Releasing Parties and Released Parties		84
D.	Exculpation		86
E.	Preservation of Causes of Action		87
	1.	Maintenance of Causes of Action	87
	2.	Preservation of All Causes of Action Not Expressly Settled or Released	87

F.	Supplemental Injunction	88
G.	Integral to Plan	89
H.	Binding Nature Of Plan	89

ARTICLE XI.

RETENTION OF JURISDICTION

ARTICLE XII.

MISCELLANEOUS PROVISIONS

A.	Dissolution of the Committee	92
B.	Payment of Statutory Fees	92
C.	Modification of Plan	92
D.	Revocation of Plan	92
E.	Successors and Assigns	93
F.	Reservation of Rights	93
G.	Further Assurances	93
H.	Severability	93
I.	Service of Documents	93
J.	Exemption from Registration Pursuant To Section 1145 of the Bankruptcy Code	94
K.	Exemption from Certain Transfer Taxes Pursuant to Section 1146(a) of the Bankruptcy Code	94
L.	Governing Law	94
M.	Tax Reporting and Compliance	95

v

JOINT CHAPTER 11 PLAN OF REORGANIZATION FOR
STATION CASINOS, INC. AND ITS AFFILIATED DEBTORS

This Joint Chapter 11 Plan of Reorganization (the “Plan”) is proposed by Station Casinos, Inc., a Nevada corporation (“SCI”), FCP PropCo, LLC, a Delaware limited liability company (“Propco”), and the following affiliated debtors and debtors in possession (collectively, the “Debtors”):

•                  The three entities that own the existing equity interests in SCI (collectively, the “Parent Debtors”):

•                  FCP Holding, Inc. (owner of 74.8294% of non-voting stock in SCI);

•                  Fertitta Partners, LLC (owner of 25.1706% of non-voting stock in SCI); and

•                  FCP VoteCo, LLC (owner of 100% of voting stock in SCI);

•                  Four entities that are direct or indirect wholly owned subsidiaries of SCI (collectively, the “Other Opco Debtors”):

•                  Northern NV Acquisitions, LLC;

•                  Tropicana Station, LLC;

•                  River Central, LLC; and

•                  Reno Land Holdings, LLC.

•                  The nine entities that comprise the “MezzCo” debtors (collectively, the “Mezzco Debtors”):

•                  FCP MezzCo Parent, LLC;

•                  FCP MezzCo Parent Sub, LLC;

•                  FCP MezzCo Borrower VII, LLC;

•                  FCP MezzCo Borrower VI, LLC;

•                  FCP MezzCo Borrower V, LLC;

•                  FCP MezzCo Borrower IV, LLC;

•                  FCP MezzCo Borrower III, LLC;

•                  FCP MezzCo Borrower II, LLC; and

•                  FCP MezzCo Borrower I, LLC.

SCI also has various other direct and indirect subsidiaries and affiliates (collectively, the “Non-Debtor Affiliates”) that have not filed for bankruptcy relief and have continued to operate their businesses in the ordinary course during the pendency of the Debtors’ chapter 11 cases.  If the Plan is confirmed, certain Non-Debtor Affiliates may file for bankruptcy relief in order to effectuate certain of the transactions contemplated by, or required under, the Plan.  The Debtors expect that any such filings would not affect or disrupt the ordinary course operations of the Debtors or the Non-Debtor Affiliates in any material way.  This Plan contemplates certain transactions involving the Debtors and various of the Non-Debtor Affiliates, including certain asset transfers, and other transactions, as part of the implementation of the Plan (including transactions that may be implemented in connection with bankruptcy filings by certain Non-Debtor

Affiliates).  For a description of those transactions, please see Article V of this Plan (“Means for Implementation of the Plan”) and the related discussion in the Disclosure Statement (as defined below).  If a Person other than the Stalking Horse Bidder is the Successful Bidder, the Plan may be confirmed, and/or may become effective, in stages as to one or more Debtors as the conditions to confirmation and/or effectiveness of the Plan in respect of such Debtor(s) are satisfied.

The Debtors are the proponents of this Plan within the meaning of Bankruptcy Code section 1129.  Reference is made to the Disclosure Statement distributed contemporaneously herewith for a discussion of the Debtors’ history, business, results of operations, historical financial information, accomplishments during the Chapter 11 Cases (as defined below), projections and properties, and for a summary and analysis of this Plan.  There also are other agreements and documents that are referenced in this Plan or the Disclosure Statement that are or will be filed with the Bankruptcy Court as part of the Plan Supplement (as defined below).  All such agreements or documents are incorporated into and are a part of this Plan as if set forth in full herein.  Subject to certain restrictions and requirements set forth in Bankruptcy Code section 1127 and Fed. R. Bankr. P. 3019, the terms hereof and of the Confirmation Order, and the terms of the New Opco Purchase Agreement, the Second Amended MLCA, and any other applicable orders of the Bankruptcy Court, the Debtors reserve the right to alter, amend, modify, revoke or withdraw this Plan and any of the Plan Supplement documents prior to substantial consummation of the Plan.

The Plan contemplates the sale of the New Opco Acquired Assets pursuant to the Successful Bid that emerges from the Opco Auction.  The Successful Bid may differ in a variety of respects from the Stalking Horse Bid.  Subject to the Second Amended MLCA and any applicable Bankruptcy Court orders, to the extent the Stalking Horse Bid is not the Successful Bid and the Successful Bid varies in terms or structure from the Stalking Horse Bid, the Debtors reserve the right to amend the Plan to reflect those variations as appropriate and to provide such supplemental disclosure of those amendments as the Bankruptcy Court may require.

ARTICLE I.

RULES OF INTERPRETATION, COMPUTATION OF TIME,
GOVERNING LAW AND DEFINED TERMS

A.                                    Rules of Interpretation and Computation of Time

For purposes herein:  (a) in the appropriate context, each term, whether stated in the singular or the plural, shall include both the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and the neuter gender; (b) any reference herein to a contract, lease, instrument, release, indenture or other agreement or document being in a particular form or on particular terms and conditions means that the referenced document shall be substantially in that form or substantially on those terms and conditions as amended, modified or supplemented; (c) any reference herein to an existing document or exhibit having been Filed or to be Filed shall mean that document or exhibit, as it may thereafter be amended, modified or supplemented; (d) unless otherwise specified, all references herein to “Articles” or “Sections” are references to Articles or Sections in this Plan;

(e) unless otherwise stated, the words ‘‘herein,’’ “hereof,” “hereunder” and ‘‘hereto’’ refer to this Plan in its entirety rather than to a particular portion of this Plan; (f) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation hereof; (g) any reference to an Entity as a Holder of a Claim or Equity Interest includes such Entity’s successors and assigns; (h) the rules of construction set forth in Bankruptcy Code section 102 shall apply; and (i) any term used in capitalized form herein that is not otherwise defined but that is used in the Bankruptcy Code or the Bankruptcy Rules shall have the meaning assigned to that term in the Bankruptcy Code or the Bankruptcy Rules, as the case may be.  The provisions of Bankruptcy Rule 9006(a) shall apply in computing any period of time prescribed or allowed herein.

B.                                    Defined Terms

The following terms shall have the following meanings when used in capitalized form herein:

1.             “Accredited Investor” shall be as such term is defined in Regulation D promulgated under the Securities Act of 1933, as amended.

2.             “Accrued Professional Compensation” means, with respect to a particular Professional, an Administrative Claim of such Professional for compensation for services rendered or reimbursement of costs, expenses or other charges incurred after the Petition Date and prior to and including the Effective Date (including, without limitation, expenses of the members of the Committee incurred as members of the Committee in discharge of their duties as such).

3.             “Administrative Agent” means Deutsche Bank Trust Company Americas in its capacity as (i) the administrative agent under the Prepetition Opco Credit Agreement and (ii) the collateral agent under the other Prepetition Opco Loan Documents.

4.             “Administrative Claim” means a Claim for costs or expenses of administration of the Chapter 11 Cases that is Allowed under section 503(b), 507(b), or 1114(e)(2) of the Bankruptcy Code, including, without limitation:  (a) any actual and necessary costs or expenses incurred after the Petition Date of preserving the Estates and operating the businesses of the Debtors (such as wages, salaries, and commissions for services and payments for inventory, leased equipment, and leased premises); (b) Accrued Professional Compensation and any other compensation for legal, financial, advisory, accounting, and other services and reimbursement of expenses Allowed by the Bankruptcy Court under section 327, 330, 331, 363, or 503(b) of the Bankruptcy Code to the extent incurred prior to the Effective Date; (c) all fees and charges assessed against the Estates under section 1930, chapter 123, of title 28, United States Code; (d) the DIP Facility Claims; (e) any expense reimbursement payable under and in accordance with the Bid Procedures Order, and (f) any payment to be made under the Plan or otherwise to cure a default on an assumed executory contract or unexpired lease, including any “Seller Contract” that is to be a “Purchased Asset” (as such terms are defined in the New Opco Purchase Agreement).

5.             “Administrative Claims Bar Date” means the applicable date or dates established by order of the Bankruptcy Court as the deadline or deadlines for asserting Administrative Claims.

6.             “Affiliate” means an “affiliate” as defined in Bankruptcy Code section 101(2).

7.             “Allocated Pro Rata Share of NPH Investment Rights” means the pro rata share of an Eligible Opco Unsecured Creditor that is an Accredited Investor of the NPH Investment Rights to be issued under the Plan, with such pro rata share calculated as the proportion that (a) the Allowed amount of such creditor’s claim bears to (b) the total Allowed amount of Claims of Eligible Opco Unsecured Creditors in Classes S.4 (including the Class S.4 Claims held by Prepetition Opco Secured Lenders that do not vote to accept the Plan but excluding the Class S.4 Claims held by Prepetition Opco Secured Lenders that do vote to accept the Plan), S.5 and S.6; provided, however, that the Put Parties (so long as they hold at least 40% in aggregate principal amount of the Senior Notes) shall have the right to purchase at least one-half of the NPH Equity available for purchase in the Propco Rights Offering (which equity shall be allocated among the Put Parties as they shall mutually agree).

8.             “Allocated Pro Rata Share of NPH Warrants” means the pro rata share of an Eligible Opco Unsecured Creditor of the NPH Warrants to be issued under the Plan, with such pro rata share calculated as the proportion that (a) the Allowed amount of such creditor’s claim bears to (b) the total Allowed amount of Claims of Eligible Opco Unsecured Creditors in Classes S.4 (including the Class S.4 Claims held by Prepetition Opco Secured Lenders that do not vote to accept the Plan but excluding the Class S.4 Claims held by Prepetition Opco Secured Lenders that do vote to accept the Plan), S.5 and S.6.

9.             “Allowed” means, with respect to any Claim or Equity Interest, except as otherwise provided herein, any of the following:  (a) a Claim or Equity Interest that has been scheduled by the Debtors in their Schedules as other than disputed, contingent or unliquidated and as to which (i) the Debtors or any other party in interest have not filed an objection and (ii) no contrary Proof of Claim has been filed; (b) a Claim or Equity Interest that either is not a Disputed Claim or Equity Interest or has been allowed by a Final Order; (c) a Claim that is allowed:  (i) in any stipulation with the Debtors of the amount and nature of such Claim executed prior to the Confirmation Date and approved by the Bankruptcy Court; (ii) in any stipulation with the Debtors of the amount and nature of such Claim executed on or after the Confirmation Date and, to the extent necessary, approved by the Bankruptcy Court; or (iii) in any contract, instrument, indenture or other agreement entered into or assumed in connection with this Plan; (d) a Claim relating to a rejected executory contract or unexpired lease that (i) is not a Disputed Claim or Equity Interest or (ii) has been allowed by a Final Order; or (f) a Claim or Equity Interest that is allowed pursuant to the terms of this Plan.

10.           “Allowed            Claim or Equity Interest” means an Allowed Claim or Equity Interest of the type or in the Class described.

11.           “Avoidance Actions” means any and all avoidance, recovery, subordination, recharacterization or other actions or remedies that may be brought by or on behalf of the Debtors or their Estates under the Bankruptcy Code or applicable non-bankruptcy law, including, without limitation, actions or remedies arising under sections 502, 510 or 542-553 of the Bankruptcy Code.

12.           “Ballots” means the ballots accompanying the Disclosure Statement upon which certain Holders of Claims entitled to vote shall, among other things, indicate their acceptance or rejection of this Plan.

13.           “Bankruptcy Code” means Title 11 of the United States Code, 11 U.S.C. §§ 101-1532, as amended from time to time and as applicable to the Chapter 11 Cases.

14.           “Bankruptcy Court” means the United States Bankruptcy Court for the District of Nevada, or any other court having jurisdiction over the Chapter 11 Cases.

15.           “Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure and the Local Rules of the Bankruptcy Court, in each case as amended from time to time and as applicable to the Chapter 11 Cases.

16.           “Beneficial Holder” means, as of the applicable date of determination, a beneficial owner of claims arising under the Prepetition Opco Credit Agreement, the Prepetition Opco Swap Agreement, the Prepetition Mortgage Loan Agreement, any of the Prepetition Mezzanine Loans, the Senior Notes or the Subordinated Notes, as applicable, as reflected in the records maintained by the Administrative Agent, Registered Record Owner or Intermediary Record Owner, as applicable.

17.           “Beneficial Holder Ballots” means the Ballots upon which Beneficial Holders of Claims entitled to vote shall, among other things, indicate their acceptance or rejection of the Plan in accordance with the Plan and the procedures governing the solicitation process.

18.           “Bid Procedures Order” means the “Order Establishing Bidding Procedures And Deadlines Relating To Sale Process For Substantially All Of The Assets Of Station Casinos Inc. And Certain ‘Opco’ Subsidiaries” entered by the Bankruptcy Court on June 4, 2010 [Docket No. 1563].

19.           “Blockerco” means a newly organized corporation or limited liability company taxable as a corporation to which the NPH Warrants, NPH Investment Rights and certain other NPH Equity will be issued and through which the same will be exercisable.  Blockerco will, in turn, issue warrants, investment rights and equity to, and exercisable by, the Eligible Opco Unsecured Creditors (subject to, and in accordance with, the terms set forth in the Term Sheet) and such securities will give such Eligible Opco Unsecured Creditors substantially similar rights to those they would have had if the NPH Warrants, NPH Investment Rights and NPH Equity had been issued directly to them.  There may be more than one Blockerco entity (but not more than five) established if reasonably requested by the holders of a majority of the equity interests issued by all then existing Blockerco entities, and, in the event that there is more than one Blockerco entity established, all such Blockerco entities shall collectively be deemed to be, and shall be collectively referred to as, “Blockerco” for all purposes under this Plan.  For all purposes under this Plan, references to issuance, acquisition, distribution or ownership of NPH Equity, NPH Investment Rights or NPH Warrants with respect to Eligible Opco Unsecured Creditors shall mean such issuance, acquisition, distribution or ownership through Blockerco.

20.           “Business Day” means any day, other than a Saturday, Sunday or “legal holiday” (as defined in Bankruptcy Rule 9006(a)).

21.           “Cash” means the legal tender of the United States of America or other immediately available funds.

22.           “Causes of Action” means any and all claims, causes of action (including Avoidance Actions), demands, actions, suits, obligations, liabilities, cross-claims, counter-claims, offsets, or setoffs of any kind or character whatsoever, in each case whether known or unknown, liquidated or unliquidated, contingent or non-contingent, matured or unmatured, suspected or unsuspected, foreseen or unforeseen, direct or indirect, choate or inchoate, existing or hereafter arising, in contract, in tort, in law, or in equity, or pursuant to any other theory of law, whether asserted or assertable directly or derivatively in law or equity or otherwise by way of claim, counterclaim, cross-claim, third party action, action for indemnity or contribution or otherwise, based in whole or in part upon any act or omission or other event occurring at any time prior to the Effective Date.

23.           “Chapter 11 Cases” means the chapter 11 bankruptcy cases commenced by the Debtors on the Petition Date in the Bankruptcy Court.

24.           “Claim” means any “claim” against any Debtor as defined in Bankruptcy Code section 101(5), whether or not asserted or Allowed.

25.           “Claims Bar Date” means January 15, 2010, as ordered by the Bankruptcy Court.

26.           “Claims Objection Bar Date” means, for each Claim and Equity Interest, the later of:  (a) one hundred twenty (120) days after the Effective Date; and (b) such other date as may be specifically fixed by an order of the Bankruptcy Court for objecting to such Claim or Equity Interest.

27.           “Claims Register” means the official register of Claims maintained by the Voting and Claims Agent.

28.           “Class” means a category of Holders of Claims or Equity Interests as set forth in Article III hereof pursuant to Bankruptcy Code section 1122(a) and 1123(a).

29.           “Collateral” means any property or interest in property of any Debtor’s Estate that is subject to a valid and enforceable Lien to secure the payment or performance of a Claim.

30.           “Committee” means the official committee of unsecured creditors appointed by the United States Trustee in the Chapter 11 Cases pursuant to Bankruptcy Code section 1102, as reconstituted from time to time.

31.           “Committee Plan Support Stipulation” means that certain Stipulation and Order dated July       , 2010, by and between SCI and the Committee, which sets forth the terms and conditions upon which the Committee has agreed to support the Plan, a copy of which is included in the Plan Supplement.

32.           “Confirmation Date” means the date on which the clerk of the Bankruptcy Court enters the Confirmation Order on the docket of the Bankruptcy Court.

33.           “Confirmation Hearing” means the hearing held by the Bankruptcy Court pursuant to Bankruptcy Code section 1128 to consider confirmation of this Plan, as such hearing may be adjourned or continued from time to time.

34.           “Confirmation Order” means the order of the Bankruptcy Court confirming this Plan pursuant to Bankruptcy Code section 1129, which shall be consistent with the definition of Confirmation Order in the New Opco Purchase Agreement and the provisions of Article V.A herein, and in form and substance reasonably satisfactory to the Debtors, the Successful Bidder, the Required Consenting Lenders, the Mortgage Lenders and FG.

35.           “Consenting Opco Lenders” means those Prepetition Opco Secured Lenders that are parties to the Opco Lender Restructuring Support Agreement.

36.           “Consummation” means the occurrence of the Effective Date.

37.           “Debtor(s) in Possession” means, individually, each Debtor, as a debtor in possession in its Chapter 11 Case and, collectively, all Debtors, as debtors in possession in these Chapter 11 Cases.

38.           “DIP Facility Claims” means all obligations of any of the Debtors arising under the postpetition financing agreement with Vista Holdings, LLC and Past Enterprises, Inc. pursuant to that certain “Final Order Pursuant To 11 U.S.C. §§ 105, 361, 362, 363, 364 And 552 And Fed. R. Bankr. P. Rule 4001(b), (c) And (d):  (I) Authorizing The Debtors To (A) Use Cash Collateral; (B) Obtain Unsecured, Subordinated Post-Petition Financing; (C) Make Loans To Non-Debtor Subsidiaries, (II) Granting Adequate Protection To Prepetition Secured Parties, And (IV) Granting Related Relief” entered by the Bankruptcy Court on October 13, 2009 [Docket No. 481], as such order has been amended from time to time.

39.           “Disclosure Statement” means that certain Disclosure Statement for Joint Chapter 11 Plan of Reorganization for Station Casinos, Inc. And Its Affiliated Debtors Filed in these Chapter 11 Cases, as amended, supplemented, or modified from time to time, in each case in form and substance reasonably satisfactory to the Debtors, the Required Consenting Lenders and the Mortgage Lenders, and that was approved by the Disclosure Statement Order and describes this Plan, including all exhibits and schedules thereto and references therein that relate to this Plan.

40.           “Disclosure Statement Order” means that certain Order (A) Approving the Disclosure Statement, (B) Establishing the Voting Record Date, Voting Deadline, and Other Dates, (C) Approving Procedures for Soliciting, Receiving and Tabulating Votes on the Plan and for Filing Objections to the Plan and (D) Approving the Manner and Forms of Notice and Other Related Documents, entered by the Bankruptcy Court on July     , 2010 [Docket No.       ], as the order may be amended from time to time, in each case in form and substance reasonably satisfactory to the Debtors, the Required Consenting Lenders and the Mortgage Lenders.

41.           “Disputed Claim or Equity Interest” means a Claim or Equity Interest, or any portion thereof:  (a) listed on the Schedules as unliquidated, disputed or contingent; (b) that is the subject of a Filed objection or request for estimation or is otherwise disputed by any of the Debtors or any other party in interest in accordance with applicable law and which objection has not been withdrawn, resolved, or overruled by a Final Order of the Bankruptcy Court; or (c) that is in excess of the amount scheduled as other than disputed, contingent or unliquidated.

42.           “Distribution Agent” means the Plan Administrator or any other entity designated, employed or contracted with by the Plan Administrator for purposes of making distributions under this Plan.

43.           “Distribution Record Date” means                               , 2010 at 5:00 p.m. prevailing Pacific Time.

44.           “D&O Liability Insurance Policies” means all insurance policies for directors and officers’ liability maintained by the Debtors as of the Effective Date.

45.           “Effective Date” means the Business Day that this Plan becomes effective as provided in Article IX hereof.

46.           “Eligible Opco Unsecured Creditors” means all Holders of Allowed Claims classified in Classes S.4, S.5 and S.6, except Holders of Class S.4 Claims that also hold Class S.2 Claims and vote to accept the Plan on account of such Class S.2 Claims.

47.           “Entity” means an “entity” as defined in Bankruptcy Code section 101(15).

48.           “Equity Interest” means any Equity Security in any Debtor, including, without limitation, all issued, unissued, authorized or outstanding shares of stock, together with (i) any options, warrants or contractual rights to purchase or acquire any such Equity Securities at any time with respect to such Debtor, and all rights arising with respect thereto and (ii) the rights of any Entity to purchase or demand the issuance of any of the foregoing and shall include:  (1) conversion, exchange, voting, participation, and dividend rights; (2) liquidation preferences; (3) options, warrants, and put rights; and (4) stock-appreciation rights, in each case as in existence immediately prior to the Effective Date.

49.           “Equity Security” means an “equity security” as defined in Bankruptcy Code section 101(16).

50.           “Estates” means the bankruptcy estates of the Debtors created by virtue of Bankruptcy Code section 541 upon the commencement of the Chapter 11 Cases.

51.           “Excess AMT Amount” means the amount, if any, of any administrative Tax claim(s) for alternative minimum tax resulting from or arising out of the implementation of the transactions contemplated by the New Opco Purchase Agreement or the Plan in excess of $15 million in the aggregate.

52.           “Excluded Assets” means, collectively, the Existing Propco Assets, the New Propco Purchased Assets and the SCI Retained Assets.

53.           “Exculpated Parties” means, collectively:  (a) the Debtors and their respective Estates; (b) the Non-Debtor Affiliates; (c) FG; (d) Holdco; (e) the Mortgage Lenders, solely in their capacity as such; (f) Colony Capital, LLC; (g) New Propco; (h) the Stalking Horse Bidder; (i) the Successful Bidder; (j) New Opco; (k) the Administrative Agent; (l) the Consenting Opco Lenders, solely in their capacity as Prepetition Opco Secured Lenders; (m) the Land Loan Lenders, solely in their capacities as such; (n) the Plan Administrator; (o) Voteco; (p) the Swap Counterparty, solely in its capacity as such; (q) the Committee and its members, provided that the Committee Support Stipulation has not been terminated as of the Effective Date; (r) the Put Parties, provided that the Put Parties Support Agreement and the Propco Commitment have not been terminated as of the Effective Date; and (s) the respective Related Persons of each of the foregoing Entities.

54.           “Exculpation” means the exculpation provision set forth in Article X.E hereof.

55.           “Executory Contract” means a contract to which any Debtor is a party that is subject to assumption or rejection under Bankruptcy Code section 365.

56.           “Existing Propco Assets” means any assets owned by Propco as of the Effective Date, any equity in or assets of any subsidiary of SCI that directly or indirectly owns the equity of Propco, and any assets encumbered by liens in favor of Propco (excluding any assets not located on a Propco Property and on which Propco’s lien attaches to only an undivided percentage interest in, and less than 100% of, such assets).

57.           “FG” means Fertitta Gaming LLC, a Nevada limited liability company.

58.           “File” or “Filed” or “Filing” means file, filed or filing with the Bankruptcy Court in the Chapter 11 Cases.

59.           “Final Order” means an order of the Bankruptcy Court as to which the time to appeal, petition for certiorari, or move for a new trial, reargument or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for a new trial, reargument or rehearing shall then be pending or as to which any right to appeal, petition for certiorari, new trial, reargue, or rehear shall have been waived in writing in form and substance satisfactory to the Debtors, or, in the event that an appeal, writ of certiorari, new trial, reargument, or rehearing thereof has been sought, no stay pending appeal has been granted or such order of the Bankruptcy Court shall have been determined by the highest court to which such order was appealed, or certiorari, new trial, reargument or rehearing shall have been denied and the time to take any further appeal, petition for certiorari, or move for a new trial, reargument or rehearing shall have expired; provided, however, that the possibility that a motion under Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules, may be filed with respect to such order shall not preclude such order from being a Final Order.

60.           “General Unsecured Claim” means any Claim against any Debtor that is not:  (a) a/an (1) Administrative Claim; (2) Priority Tax Claim; (3) Other Priority Claim, (4) Other Secured Claim; (5) Senior Note Claim; (6) Subordinated Note Claim; (7) Intercompany Claim; or (8) Equity Interest; or (b) otherwise classified in a Class other than and separate from the Class of General Unsecured Claims with respect to the applicable Debtor.

61.           “Going Private Transaction” means the buy-out transaction that occurred in November of 2007, pursuant to which, among other things, SCI was acquired by virtue of a merger of FCP Acquisition Sub with and into SCI, with SCI continuing as the surviving corporation, and the sale-and-leaseback transaction with respect to the Propco Properties was consummated.

62.           “Going Private Transaction Causes of Action” means any and all Claims, Causes of Action, Litigation Claims, Avoidance Actions and any other legal or equitable remedies against any Person arising from any transaction comprising or related to the Going Private Transaction, regardless of whether such Claims, Causes of Action, Litigation Claims, Avoidance Actions, or other remedies may be asserted pursuant to the Bankruptcy Code or any other applicable law.

63.           “Governmental Unit” means a “governmental unit” as defined in Bankruptcy Code section 101(27).

64.           “Gun Lake Reimbursement” means any amounts actually paid to and received by SCI or any of its Subsidiaries prior to Closing under the Stalking Horse APA by Gun Lake Tribal Gaming Authority in respect of amounts owed to MPM Enterprises, LLC and SC Michigan, LLC for advances made by them to Gun Lake Tribal Gaming Authority.

65.           “Holdco” means the Delaware limited liability company formed by the Mortgage Lenders to serve, along with Voteco, as one of the equity interest holders in New Propco.  Upon occurrence of the Effective Date, Holdco will be owned by the Mortgage Lenders, FG and potentially other parties, with additional NPH Equity available for acquisition through the NPH Investment Rights and the NPH Warrants, subject to the terms and conditions of the NPH Term Sheet.

66.           “Holder” means an Entity holding a Claim against, or Equity Interest in, any Debtor.

67.           “Impaired” means, when used in reference to a Claim or Equity Interest, a Claim or Equity Interest that is impaired within the meaning of Bankruptcy Code section 1124.

68.           “Intercompany Claims” means any unsecured Claims of a Debtor against any other Debtor, other than the Master Lease Rejection Damage Claim.

69.           “IP Assets” means those assets identified on Schedule 1 of this Plan, all of which will be (a) if the Successful Bidder is the Stalking Horse Bidder, transferred to IP Holdco pursuant to the New Opco Purchase Agreement, and (b) if the Successful Bidder is any Person or Persons other than the Stalking Horse Bidder, (i) transferred to the Successful Bidder or its designated subsidiary pursuant to the New Opco Purchase Agreement and (ii) licensed to New Propco and its designated subsidiaries pursuant to the IP License Agreement with New Propco in the form attached to the New Opco Purchase Agreement of the Successful Bidder and consistent with the terms of the Second Amended MLCA.

70.           “IP Holdco” means the trust or other entity identified as “IP Holdco” in, and formed in accordance with, the Stalking Horse APA.

71.           “IP License Agreement” means the license agreement with New Propco in the form attached to the New Opco Purchase Agreement of the Successful Bidder which shall be in form and substance reasonably satisfactory to the Required Consenting Lenders, the Successful Bidder and, if the Stalking Horse Bidder is not the Successful Bidder, New Propco.

72.           “Intermediary Record Owners” means, as of the applicable date of determination, the banks, brokerage firms, or the agents thereof as the Entity through which the Beneficial Holders hold Claims.

73.           “Landco Assets” means those assets identified on Schedule 5 of this Plan.

74.           “Landco Assets Transfer Agreement” means that certain agreement, or those certain agreements, pursuant to which (a) all Landco Assets not now owned by CV Propco, LLC will be transferred to CV Propco, LLC and (b) all of the Equity Interests in CV Propco, LLC will be transferred to the designee of the Land Loan Lenders, which shall be in form and substance reasonably satisfactory to the Required Consenting Lenders and New Propco.

75.           “Land Loan Agreement” means that certain Credit Agreement, dated February 7, 2008 by and among CV PropCo, LLC, Deutsche Bank Trust Company Americas, JPMorgan Chase Bank, N.A. and the lenders from time to time party thereto.

76.           “Land Loan Borrower” means CV PropCo, LLC, a Nevada limited liability company.

77.           “Land Loan Collateral” means the land located on the southern end of Las Vegas Boulevard at Cactus Avenue and land surrounding the Wild Wild West in Las Vegas, Nevada, that serves as collateral for the loans made under the Land Loan Agreement.

78.           “Land Loan Guaranty Claims” means any and all Claims arising under the guarantees of the obligations under the Land Loan Agreement issued to the Land Loan Lenders by each of the Parent Debtors pursuant to the Recourse Guaranty dated as of February 7, 2008 made jointly and severally by FCP holding, Inc., FCP Voteco, LLC, and Fertitta Partners, LLC in favor of Deutsche Bank Trust Company Americas, as administrative agent.

79.           “Land Loan Lenders” means, collectively, Deutsche Bank Trust Company Americas and JPMorgan Chase Bank, N.A., each in their capacity as a lender under the Land Loan Agreement (each a “Land Loan Lender”).

80.           “Lien” means a “lien” as defined in Bankruptcy Code section 101(37), and, with respect to any asset, includes, without limitation, any mortgage, lien, pledge, charge, security interest or other encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest, in respect of such asset.

81.           “Litigation Claims” means the claims, rights of action, suits or proceedings, whether in law or in equity, whether known or unknown, that any Debtor or Estate may hold against any Person, including, without limitation, the Causes of Action of the Debtors.

82.           “Local Rules” means the Local Rules of Bankruptcy Practice and Procedure of the United States Bankruptcy Court for the District of Nevada.

83.           “Master Ballots” means the ballot distributed to the Registered Record Owners or Intermediary Record Owners, as applicable, to record the votes of the Beneficial Holders of Claims as of the Voting Record Date.

84.           “Master Lease and License” means that certain:  (a) Master Lease, dated as of November 7, 2007, between Propco, as lessor, and SCI, as lessee, with respect to the Propco Properties (the “Master Lease”); and (b) License and Reservation Service Agreement, also dated as of November 7, 2007 (the “License Agreement”), between Propco, as licensee, and SCI, as licensor.

85.           “Master Lease Collateral” means:  (i) all “FF&E” and the “FF&E Reserve Collateral”, each as defined in the Master Lease; and (ii) all “Collateral” under and as defined in the Propco Security Agreement.  Section 12.4 of the Master Lease contains a security agreement, pursuant to which SCI pledged, assigned and granted Propco a security interest and an express contractual lien in and to the FF&E and FF&E Reserve Collateral and the Operating Subtenants pledged, assigned and granted Propco a security interest and an express contractual lien in all such “Collateral” under the Propco Security Agreement.

86.           “Master Lease Rejection Damage Claim” means any and all claims assertable by Propco against SCI in connection with or relating to SCI’s rejection of the Master Lease and License pursuant to this Plan.

87.           “Mezzco Debtors” means FCP MezzCo Parent, LLC; FCP MezzCo Parent Sub, LLC; FCP MezzCo Borrower VII, LLC; FCP MezzCo Borrower VI, LLC; FCP MezzCo Borrower V, LLC; FCP MezzCo Borrower IV, LLC; FCP MezzCo Borrower III, LLC; FCP MezzCo Borrower II, LLC; and FCP MezzCo Borrower I, LLC.

88.           “Mezz I Loan” means Amended and Restated Mezzanine Loan and Security Agreement (First Mezzanine), dated as of March 19, 2008, among FCP Mezzco Borrower I, LLC, a Delaware limited liability company, German American Capital Corporation, a Maryland corporation and JPMorgan Chase Bank, N.A., a national banking association.

89.           “Mezz II Loan” means Amended and Restated Mezzanine Loan and Security Agreement (Second Mezzanine), dated as of March 19, 2008, among FCP Mezzco Borrower II, LLC, a Delaware limited liability company, German American Capital Corporation, a Maryland Corporation and JPMorgan Chase Bank, N.A., a national banking association, as subsequently assigned to certain other lender parties.

90.           “Mezz III Loan” means Amended and Restated Mezzanine Loan Security Agreement (Third Mezzanine), dated as of March 19, 2008, among FCP Mezzco Borrower III, LLC, a Delaware limited liability company, German American Capital Corporation, a Maryland corporation and JPMorgan Chase Bank, N.A., a national banking association, as subsequently assigned to certain other lender parties.

91.           “Mezz IV Loan” means Mezzanine Loan and Security Agreement (Fourth Mezzanine), dated as of March 19, 2008, among FCP Mezzco Borrower IV, LLC, a Delaware limited liability company, German American Capital Corporation, a Maryland corporation and JPMorgan Chase Bank, N.A., a national banking association, as subsequently assigned to certain other lender parties.

92.           “Mezz IV Pledge Claims” means any and all Claims against FCP Mezzco Borrower V, LLC arising under or relating to its pledge of its Equity Interests in FCP Mezzco Borrower IV, LLC as collateral to secure repayment of the Mezz IV Loan.

93.           “Mortgage Lender Claims Against SCI” means any and all claims asserted by the Mortgage Lenders against SCI, including without limitation the claims asserted in the Proof of Claim the Mortgage Lenders filed against SCI, which are recorded as claim no. 19375849 on the Claims Register.

94.           “Mortgage Lender/FG Restructuring Agreement” means that certain agreement among FG, the Mortgage Lenders and the other parties thereto dated as of March 24, 2010 (as amended, supplemented or modified from time to time), a copy of which is included in the Plan Supplement.

95.           “Mortgage Lenders” means German American Capital Corporation and JPMorgan Chase Bank N.A., as lenders to Propco under the Amended and Restated Loan and Security Agreement, dated as of March 19, 2008.

96.           “New FG Management Agreement” means one or more management agreements pursuant to which FG will manage certain New Propco properties, including, if the Stalking Horse Bidder is the Successful Bidder, the New Opco properties, substantially in the form(s) included in the Plan Supplement.

97.           “New Land Loan Agreement” means the Land Loan Agreement, and related documents, in each case in form and substance acceptable to the Mortgage Lenders, as it will be amended and restated upon the occurrence of the Effective Date.

98.           “New Opco” means the entity that obtains or acquires ownership, directly or indirectly, of the New Opco Acquired Assets under the Plan pursuant to the Successful Bid (as determined in accordance with the Bid Procedures Order) and the New Opco Purchase Agreement.

99.           “New Opco Acquired Assets” means substantially all of the assets of the Opco Group Sellers, including the IP Assets, other than the Excluded Assets, which are to be acquired by the Successful Bidder pursuant to the New Opco Purchase Agreement.

100.         “New Opco Credit Agreement” means that certain credit agreement, along with related documents, in each case, in form and substance satisfactory to the Required Consenting Lenders, and if the Stalking Horse Bid is the Successful Bid, to the Stalking Horse Bidder, to be entered into by New Opco and the other parties identified therein in connection with New Opco’s acquisition of the New Opco Acquired Assets, a copy of which is included in the Plan Supplement and which provides for (i) a new revolving credit facility in the aggregate principal amount of $25 million and (ii) a term loan facility deemed issued on the Effective Date in the aggregate principal amount of $430 million.

101.         “New Opco PIK Credit Agreement” means that certain credit agreement, along with related documents, in each case in form and substance reasonably satisfactory to the Required Consenting Lenders, and if the Stalking Horse Bid is the Successful Bid, to the Stalking Horse Bidder, to be entered into by a Subsidiary of New Opco and the Prepetition Opco Secured Lenders in connection with New Opco’s acquisition of the New Opco Acquired Assets, a copy of which is included in the Plan Supplement and which provides for a term loan facility deemed issued on the Effective Date in the original aggregate principal amount of $25 million.

102.         “New Opco Purchase Agreement” means the Stalking Horse APA or, if a Person other than the Stalking Horse Bidder is the Successful Bidder, then the asset purchase agreement of such Successful Bidder, as the same may be amended, supplemented or otherwise modified from time to time, and in each case, in form and substance reasonably satisfactory to the Required Consenting Lenders, a copy of which is included in the Plan Supplement.

103.         “New Opco Transition Services Agreement” means that certain form of agreement, along with related documents, in each case in form and substance reasonably satisfactory to the Required Consenting Lenders, New Opco and New Propco, to be entered into by New Opco, New Propco and the other parties identified therein in connection with New Opco’s acquisition of the New Opco Acquired Assets, a copy of which is included in the Plan Supplement, and which provides for, among other things, transition services to be provided to New Opco by New Propco, including reasonable cooperation and collaboration by New Propco with respect to diligence on existing systems, data transfer, testing and acceptance in connection with New Opco’s development within one year of the closing of the New Opco Purchase Agreement, a computer system for New Opco that has at least the capacity and functions of the computer systems acquired by New Propco.

104.         “New Propco” means the newly formed limited liability company, owned by Holdco and Voteco, that will acquire or obtain, directly or indirectly through one or more Subsidiaries, all of the New Propco Acquired Assets, the equity interests in CV PropCo, LLC, and all of the Landco Assets, and if the Stalking Horse Bid is the Successful Bid, all of the New Opco Acquired Assets, in each case under or in connection with the Plan.

105.         “New Propco Acquired Assets” means, collectively, the New Propco Purchased Assets and the New Propco Transferred Assets.

106.         “New Propco Credit Agreement” means that certain Credit Agreement and related documents, in each case in form and substance acceptable to the Mortgage Lenders and FG, a copy of which is included in the Plan Supplement.

107.         “New Propco Holdco” or “NPH” means Holdco.

108.         “New Propco LLCA” means that certain Limited Liability Company Agreement of New Propco and related documents, in each case in form and substance acceptable to the Mortgage Lenders and FG, a copy of which is included in the Plan Supplement.

109.         “New Propco Non-Compete Agreement”: means that certain Non-Compete Agreement and related documents, in each case in form and substance acceptable to the Mortgage Lenders and FG, by and among Holdco, New Propco, the Mortgage Lenders and their assigns, FG and Frank and Lorenzo Fertitta regarding certain obligations and commitments with respect to future investment and management opportunities (as contemplated by the Mortgage Lender/FG Restructuring Agreement).

110.         “New Propco Purchase Agreement” means that certain agreement, or those certain agreements and related documents, in each case in form and substance acceptable to the Mortgage Lenders, FG and the Required Consenting Lenders, pursuant to which New Propco will purchase the New Propco Purchased Assets from SCI and/or the applicable Non-Debtor Affiliates in accordance with the Second Amended MLCA.  If the Stalking Horse Bid is the Successful Bid, then New PropCo will acquire the New Propco Purchased Assets under and pursuant to the Stalking Horse APA and the Stalking Horse APA will be deemed to be the New Propco Purchase Agreement for purposes of the Plan.

111.         “New Propco Purchased Assets” means those assets identified on Schedule 2 to this Plan, all of which will be transferred from SCI and/or the applicable Non-Debtor Affiliate to New Propco or its designee(s) in accordance with, and subject to the payment of the consideration and, if applicable, assumption of specific liabilities identified in, the Second Amended MLCA and pursuant to the New Propco Purchase Agreement, subject to the rights and obligations of Propco under the Second Amended MLCA (or, if the Stalking Horse Bidder is the Successful Bidder, to the rights of the Stalking Horse Bidder under the Stalking Horse APA) to elect not to purchase certain of such assets.

112.         “New Propco Retained Available Cash” means Propco Cash in the amount of $80 million, less any transition costs incurred by Propco or the Mortgage Lenders, which will be transferred to and retained by and for the benefit of New Propco.

113.         “New Propco Transfer Agreement” means that certain agreement, or those certain agreements and related documents, in each case in form and substance acceptable to the Mortgage Lenders, FG and the Required Consenting Lenders, pursuant to which New Propco or its designated subsidiaries will acquire the New Propco Transferred Assets from Propco in accordance with Article V of this Plan.

114.         “New Propco Transferred Assets” means (a) all of Propco’s right, title and interests in, to and under the Propco Properties and the Master Lease Collateral, and (b) Propco Cash in an amount equal to the New Propco Retained Available Cash.

115.         “NPH Equity” means equity interests in Holdco.

116.         “NPH Investment Rights” means the rights to purchase, pursuant to the Propco Rights Offering and on the terms and conditions set forth in the NPH Term Sheet, NPH Equity to be issued through Blockerco to each Eligible Opco Unsecured Creditor that is an Accredited Investor.

117.         “NPH Post-Effective Investment Rights” means the rights to purchase NPH Equity to be issued through Blockerco to each Qualified Eligible Opco Unsecured Creditor in connection with any Post-Effective Equity Raise (as defined in the NPH Term Sheet) on the terms and conditions set forth in the NPH Term Sheet.

118.         “NPH Term Sheet” means that certain term sheet attached hereto as Schedule 6, which sets forth, among other things, the terms and conditions for the issuance of the NPH Warrants, the NPH Investment Rights, the NPH Post-Effective Investment Rights and certain other related rights and obligations of the parties to the Put Parties Support Agreement and the Committee Plan Support Stipulation.

119.         “NPH Warrants” means the warrants to purchase NPH Equity to be issued through Blockerco to each Eligible Opco Unsecured Creditor, the terms and conditions of which shall be as set forth in the NPH Term Sheet.

120.         “Opco Auction” means any auction that occurs pursuant to the Bid Procedures Order.

121.         “Opco Cash Collateral Order” means the Final Order Pursuant To 11 U.S.C. §§ 105, 361, 362, 363, 364 and 552 and Fed. R. Bankr. P. Rule 4001(B), (C) and (D) (i) Authorizing the Debtors to (A) Use Cash Collateral; (B) Obtain Unsecured, Subordinated Post-Petition Financing; (C) Make Loans to Non-Debtor Subsidiaries, (ii) Granting Adequate Protection to Prepetition Secured Parties, and (iii) Granting Related Relief, entered by the Bankruptcy Court on October 13, 2009 [Docket No. 481].

122.         “Opco Group Sellers” means all sellers under the New Opco Purchase Agreement, which are identified in Schedule 3 to this Plan.

123.         “Opco Lender Restructuring Support Agreement” means that certain Restructuring Support Agreement dated as of April 16, 2010 (as amended, supplemented or modified from time to time) by and among the Consenting Opco Lenders, FG and certain of its principals, and certain Non-Debtor Affiliates, a copy of which is included in the Plan Supplement.

124.         “Operating Subtenants” means, collectively, Charleston Station, LLC; Boulder Station, Inc; Palace Station Hotel and Casino, Inc. and Sunset Station, Inc.

125.         “Ordinary Course Professionals Order” means that certain Order Authorizing the Debtors to Employ and Compensate Certain Professionals in the Ordinary Course of Business Nunc Pro Tunc to the Petition Date, entered by the Bankruptcy Court on September 23, 2009 [Docket No. 355], as such order may be amended from time to time.

126.         “Other Opco Debtors” means Northern NV Acquisitions, LLC; Tropicana Station, LLC; River Central, LLC; and Reno Land Holdings, LLC.

127.         “Other Priority Claim” means any Claim accorded priority in right of payment under Bankruptcy Code section 507(a), other than a Priority Tax Claim or an Administrative Claim.

128.         “Other Secured Claim” means any Secured Claim other than an Administrative Claim, Secured Tax Claim, the Master Lease Rejection Damage Claim or Secured Claims arising under the Prepetition Opco Credit Agreement, Prepetition Opco Swap Agreement, the Prepetition Mortgage Loan Agreement or any of the Prepetition Mezzanine Loans.

129.         “Parent Debtor Pledges” means the pledges of the Equity Interests in SCI by each of the Parent Debtors to secure the obligations arising under the Prepetition Opco Credit Agreement, the Prepetition Opco Swap Agreement and related guaranties pursuant to that certain Shareholder Pledge And Security Agreement dated as of November 7, 2007 among the Parent Debtors, SCI and the Administrative Agent.

130.         “Parent Debtors” means FCP Holding, Inc. (owner of 74.8294% of non-voting stock in SCI); Fertitta Partners, LLC (owner of 25.1706% of non-voting stock in SCI); and FCP Voteco, LLC (owner of 100% of voting stock in SCI);

131.         “Person” means a “person” as defined in section 101(41) of the Bankruptcy Code and also includes any natural person, corporation, general or limited partnership, limited liability company, firm, trust, association, government, governmental agency or other Entity, whether acting in an individual, fiduciary or other capacity.

132.         “Petition Date” means July 28, 2009, the date on which the Debtors commenced the Chapter 11 Cases.

133.         “Plan” means this Joint Chapter 11 Plan of Reorganization for Station Casinos, Inc. and its Affiliated Debtors, dated June 15, 2010, which shall be in form and substance satisfactory to the Successful Bidder, FG, the Mortgage Lenders and the Required Consenting Lenders.

134.         “Plan Administrator” means:  (a) SCI, or such other entity as may be designated by SCI and approved by the Bankruptcy Court to administer implementation of the Plan as to SCI, the Parent Debtors and the Other Opco Debtors; and (b) Propco, or such other entity as may be designated by Propco and approved by the Bankruptcy Court to administer implementation of the Plan, as to Propco and the Mezzco Debtors.

135.         “Plan Supplement” means, collectively, the compilation of documents and forms of documents, and all exhibits, attachments, schedules, agreements, documents and instruments referred to therein, ancillary or otherwise, all of which hereby are incorporated by reference into, and are an integral part of, this Plan, as all of the same may be amended, modified, replaced and/or supplemented from time to time, all of which be Filed with the Bankruptcy Court ten (10) days before the Voting Deadline.

136.         “Prepetition Mezzanine Loans” means, collectively, the Mezz I Loan, Mezz II Loan, Mezz III Loan and Mezz IV Loan.

137.         “Prepetition Mezzanine Loan Guaranty Claims” means any and all claims arising under the guarantees of the obligations under the Prepetition Mezzanine Loans issued by each of the Parent Debtors.

138.         “Prepetition Mortgage Loan Agreement” means that certain Amended and Restated Loan and Security Agreement, dated as of March 19, 2008, among Propco, as Borrower, and German American Capital Corporation and JPMorgan Chase Bank N.A., as lenders.

139.         “Prepetition Mortgage Loan Claims” means any and all Claims arising under the Prepetition Mortgage Loan Agreement and the Propco Cash Collateral Order.

140.         “Prepetition Mortgage Loan Guaranty” means individually, each guaranty of the obligations arising under the Prepetition Mortgage Loan Agreement issued to the Mortgage Lenders by each of the Parent Debtors.

141.         “Prepetition Mortgage Loan Guaranty Claims” means any and all claims arising under Prepetition Mortgage Loan Guaranty.

142.         “Prepetition Opco Credit Agreement” means that certain Credit Agreement, dated as of November 7, 2007, among SCI, as borrower, Deutsche Bank Trust Company Americas, as Administrative Agent, the other lenders party thereto, Deutsche Bank Securities Inc. and J.P. Morgan Securities Inc., as joint lead arrangers and joint book runners, JPMorgan Chase Bank, N.A., as Syndication Agent, and Bank of Scotland plc, Bank of America, N.A., and Wachovia Bank, N.A., as Co-Documentation Agents, as amended, supplemented or otherwise modified from time to time.

143.         “Prepetition Opco Credit Agreement Claim” means any and all Claims arising under the Prepetition Opco Credit Agreement and the Opco Cash Collateral Order.

144.         “Prepetition Opco Credit Agreement Guaranty Claims” means any and all Claims arising under that certain Guaranty Agreement dated as of November 7, 2007 among SCI, certain specified Subsidiaries of SCI and the Administrative Agent.

145.         “Prepetition Opco Loan Documents” means, collectively, the Prepetition Opco Credit Agreement and each other loan document executed from time to time in connection therewith.

146.         “Prepetition Opco Secured Claim” means, collectively, the Prepetition Opco Credit Agreement Claim and the Prepetition Opco Swap Claim, to the extent of the value of the Collateral securing those claims.  Any amounts of Prepetition Opco Secured Claim in excess of the value of that Collateral shall be a General Unsecured Claim.

147.         “Prepetition Opco Secured Lenders” means the Administrative Agent and the other lenders party from time to time to the Prepetition Opco Credit Agreement.

148.         “Prepetition Opco Swap Agreement” means that certain Secured Hedge Agreement dated as of February 12, 2008, by and between JPMorgan Chase Bank, N.A. and SCI.

149.         “Prepetition Opco Swap Claim” means the secured termination claim under the Prepetition Opco Swap Agreement, together with all interest accrued and unpaid thereon as of the Effective Date, and all unpaid reasonable fees, costs, expenses and other charges required to be paid or reimbursed (as applicable) pursuant to the terms of the Prepetition Opco Swap Agreement.

150.         “Priority Tax Claim” means any Claim of a Governmental Unit of the kind specified in Bankruptcy Code section 507(a)(8).

151.         “Pro Rata” means the proportion that (a) the Allowed principal amount of a Claim in a particular Class (or several Classes taken as a whole) bears to (b) the aggregate Allowed principal amount of all Claims in such Class (or several Classes taken as a whole), unless this Plan provides otherwise.

152.         “Professional” means (a) any Person employed in the Chapter 11 Cases pursuant to Bankruptcy Code section 327, 363 or 1103 or otherwise and (b) any Person seeking compensation or reimbursement of expenses in connection with the Chapter 11 Cases pursuant to Bankruptcy Code section 503(b)(4).

153.         “Professional Fee Claim” means a Claim under Bankruptcy Code sections 328, 330(a), 331, 363, 503 or 1103 for Accrued Professional Compensation.  For the avoidance of doubt, the definition of Professional Fee Claim shall not include the fees and expense of the Put Parties and their legal advisors, which fees and expenses shall be paid in accordance with the NPH Term Sheet.

154.         “Professional Fees Bar Date” means the Business Day that is sixty (60) days after the Effective Date or such other date as approved by Final Order of the Bankruptcy Court.

155.         “Proof of Claim” means a proof of Claim or Equity Interest Filed against any Debtor in the Chapter 11 Cases.

156.         “Propco” means FCP Propco, LLC, a debtor and debtor in possession.

157.         “Propco Cash” means all Cash on hand at Propco as of the Effective Date, immediately prior to all the transfers and allocations pursuant to the Plan as of and following the Effective Date; provided, however, Propco Cash does not include, and shall not be deemed to include, any “cage cash” utilized at any of the Propco Properties.

158.         “Propco Cash Collateral Order” means the Final Order Pursuant to 11 U.S.C. §§ 361, 362 and 363 Approving Stipulation for (i) Adequate Protection and (ii) Use of Cash Collateral with Respect to Secured Loans to FCP Propco, LLC entered on September 9, 2009 [Docket No. 295].

159.         “Propco Commitment” means that certain firm and irrevocable put commitment of the Put Parties, in form and substance acceptable to the Put Parties, the Debtors, FG and the Mortgage Lenders, to purchase through Blockerco: (a) $35.3 million of NPH Equity, to the extent such NPH Equity is not otherwise purchased by Eligible Opco Unsecured Creditors or the Put Parties (pursuant to the proviso to the definition of Allocated Pro Rata Share of NPH Investment Rights herein) in accordance with the terms and conditions of the Propco Rights Offering; and (b) up to a maximum of $100 million (i.e., up to a maximum of $64.7 million in addition to the $35.3 million commitment specified in clause (a)) of NPH Equity in connection with any Equity Raises (as defined in the NPH Term Sheet) consummated during the Upsizing Commitment Period (as defined in the NPH Term Sheet), to the extent such NPH Equity is not otherwise purchased by Eligible Opco Unsecured Creditors (pursuant to the proviso to the definition of Allocated Pro Rata Share of NPH Investment Rights herein)  or the Put Parties in accordance with the terms and conditions of the NPH Term Sheet.

160.         “Propco Excess Effective Date Cash” means any Propco Cash in excess of the amount of New Propco Retained Available Cash, which Propco Excess Effective Date Cash shall be distributed as additional recovery to the Mortgage Lenders or their applicable designees on account of their Allowed Class P.2 Claims; provided, that, if the Stalking Horse Bidder is the Successful Bidder, such Propco Excess Effective Date Cash may, to the extent required under the Stalking Horse APA, be paid to the Prepetition Opco Secured Lenders and the Holders of the Prepetition Opco Swap Claim.

161.         “Propco Properties” means: (a) Palace Station Hotel & Casino; (b) Boulder Station Hotel & Casino; (c) Sunset Station Hotel & Casino; and (d) Red Rock Casino Resort Spa.

162.         “Propco Rights Offering” means the offering of the NPH Investment Rights to each Eligible Opco Unsecured Creditor that is an Accredited Investor pursuant to this Plan, on the terms and conditions set forth in the NPH Term Sheet.

163.         “Propco Security Agreement” means that certain Security Agreement (All Furniture, Fixtures and Equipment), dated as of November 7, 2007 by and among Propco and the Operating Subtenants.

164.         “Put Parties” means certain entities affiliated with Fidelity Management & Research Company, Oaktree Capital Management, L.P. and Serengeti Asset Management, L.P. that are reasonably acceptable to the Debtors, FG and Propco Lenders.

165.         “Put Parties Support Agreement” means that certain Support Agreement dated as of July       , 2010 (as amended, supplemented or modified from time to time) by and among the Put Parties, the Mortgage Lenders, FG, Frank J. Fertitta III and Lorenzo Fertitta, a copy of which is included in the Plan Supplement.

166.         “Put Premium” means $3,000,000 in cash to be paid to the Put Parties by New Propco Holdco on the Effective Date, on the terms and subject to the conditions set forth in the NPH Term Sheet.

167.         “Qualified Eligible Opco Unsecured Creditor” means any Eligible Opco Unsecured Creditor that (a) is an Accredited Investor, (b) owns indirectly (together with affiliated funds or other investment vehicles with a common investment manager) through Blockerco at least 0.5% of the outstanding NPH Equity and (c) participates in the Propco Rights Offering and purchases NPH Equity therein.  Qualified Eligible Opco Unsecured Creditors shall have the rights and obligations of “Qualifying Creditors” as that term is defined in the NPH Term Sheet.

168.         “Registered Record Owners” means, as of the applicable date of determination, the respective owners of the Senior Notes or Subordinated Notes, as applicable, whose holdings thereof are in their own name on the books and records of SCI.

169.         “Related Persons” means, with respect to any Person, such Person’s predecessors, successors, assigns and present and former Affiliates (whether by operation of law or otherwise) and Subsidiaries, and each of their respective current and former officers, directors, principals, employees, shareholders, members (including ex officio members), partners, agents, financial advisors, attorneys, accountants, investment bankers, investment advisors, consultants, representatives, and other professionals, and any Person claiming by or through any of them.

170.         “Release” means the release given by the Releasing Parties to the Released Parties as set forth in Article X.C hereof.

171.         “Released Party” means: (a) the Debtors and their respective Estates; (b) the Non-Debtor Affiliates; (c) FG; (d) Holdco; (e) the Mortgage Lenders, solely in their capacity as such; (f) Colony Capital, LLC; (g) New Propco; (h) the Stalking Horse Bidder; (i) the Successful Bidder; (j) New Opco; (k) the Administrative Agent; (l) the Consenting Opco Lenders, solely in their capacity as Prepetition Opco Secured Lenders; (m) the Land Loan Lenders, solely in their capacities as such; (n) the Plan Administrator; (o) Voteco; (p) the Swap Counterparty, solely in its capacity as such; (q) the Committee and its members, provided that the Committee Support Stipulation has not been terminated as of the Effective Date; (r) the Put Parties, provided that the Put Parties Support Agreement and the Propco Commitment have not been terminated as of the Effective Date; and (s) the respective Related Persons of each of the foregoing Entities.

172.         “Releasing Party” has the meaning set forth in Article X.C hereof.

173.         “Required Consenting Lenders” shall mean three or more Consenting Opco Lenders holding greater than 66.6% of the aggregate Claims (without including in such determination the termination value of the Prepetition Opco Swap Agreement prior to its termination; provided, that, all obligations under the Secured Hedge Agreement (whether or not terminated) remain pari passu with all other Prepetition Opco Secured Claims held by all Consenting Opco Lenders.

174.         “Rights Offering Record Date” means the date for determining which Holders of Claims are entitled to participate in the Propco Rights Offering, which date is July 15, 2010 at 5:00 p.m. prevailing Pacific Time, as set forth in the Disclosure Statement Order.

175.         “Schedule of Executory Contracts and Unexpired Leases To Be Assumed” means the Schedule to be Filed with the Bankruptcy Court that identifies each Executory Contract and Unexpired Lease that will be assumed in accordance with Article VI.A of this Plan.

176.         “Scheduled” means with respect to any Claim or Equity Interest, the status and amount, if any, of such Claim or Equity Interest as set forth in the Schedules.

177.         “Schedules” means the schedules of assets and liabilities, schedules of Executory Contracts, and statement of financial affairs filed by the Debtors pursuant to Bankruptcy Code section 521 and the applicable Bankruptcy Rules, as such Schedules they may be amended, modified, or supplemented from time to time.

178.         “SCI” means Station Casinos, Inc., debtor and debtor in possession.

179.         “SCI Retained Assets” means any assets of SCI or any of its Subsidiaries specified on Schedule 4 to this Plan and such other assets of SCI and its Subsidiaries that are designated in or pursuant to the New Opco Purchase Agreement as excluded assets (and are not Existing Propco Assets or New Propco Purchased Assets).

180.         “Second Amended MLCA” means that certain Second Amended and Restated Master Lease Compromise Agreement (2nd Revised) dated May 24, 2010, by and among SCI and certain of its affiliates, on the one hand, and Propco, on the other hand, as approved by the “Order Approving Revised Second Amended and Restated Master Lease Compromise Agreement Pursuant to U.S.C. §§ 105(a), 363(b)(1), 365(d)(3) and 365(d)(4)(B)(ii) and Fed. R. Bankr. P. 9019” entered by the Bankruptcy Court on July 14, 2010 [Docket No. 1778], a copy of which is included in the Plan Supplement.

181.         “Secured Cash Management Agreement” means one or more agreements among the Debtors or Non-Debtor Affiliates, on the one hand, and one or more Prepetition Opco Secured Lenders or Affiliates thereof, on the other than, in respect of any overdraft and related liabilities arising from treasury, depository and cash management services or any automated clearing house transfers of funds.

182.         “Secured Claim” means a Claim that is secured by a Lien on property in which any Debtor’s Estate has an interest or that is subject to setoff under Section 553 of the Bankruptcy Code, to the extent of the value of the Claim holder’s interest in such Estate’s interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to Bankruptcy Code section 506(a) or, in the case of setoff, pursuant to Bankruptcy Code section 553.

183.         “Senior Notes” means, collectively, the $450 million 6% Senior Notes due 2012 and the $400 million 7¾% Senior Notes due 2016, in each case issued by SCI.

184.         “Senior Notes Trustee” means Law Debenture Trust Company of New York, not in its individual capacity, but solely as Trustee under the Senior Notes Indentures.

185.         “Senior Notes Indentures” means, collectively: (a) that certain indenture dated as of March 17, 2004 providing for the issuance by SCI of 6% Senior Notes due 2012; and (b) that certain indenture dated as of August 1, 2006 providing for the issuance by SCI of 7¾% Senior Notes due 2016 (in each case, as supplemented or amended from time to time).

186.         “Stalking Horse APA” means that certain Asset Purchase Agreement dated June       , 2010, by and among the Opco Group Sellers and the Stalking Horse Bidder, as amended, supplemented or otherwise modified from time to time subject to the terms thereof, a form of which was filed with the Bankruptcy Court on May 25, 2010 [Docket No. 1526].

187.         “Stalking Horse Bid” means the agreement by the Stalking Horse Bidder to purchase the New Opco Acquired Assets on the terms and conditions set forth in the Stalking Horse APA, subject to the Opco Auction.

188.         “Stalking Horse Bidder” means FG Opco Acquisitions LLC, a Delaware limited liability company, or any of its assignees as permitted under the Stalking Horse APA.

189.         “Stamp or Similar Tax” means any stamp tax, recording tax, personal property tax, real estate transfer tax, sales tax, use tax, transaction privilege tax (including, without limitation, such taxes on prime contracting and owner-builder sales), privilege taxes (including, without limitation, privilege taxes on construction contracting with regard to speculative builders and owner builders), and other similar taxes imposed or assessed by any Governmental Unit.

190.         “Subordinated Notes” means, collectively, the $450 million 6½% Senior Subordinated Notes due 2014, the $700 million 6 7/8% Senior Subordinated Notes due 2016 and the $300 million 6 5/8% Senior Subordinated Notes due 2018, in each case issued by SCI.

191.         “Subordinated Notes Indentures” means, collectively: (a) that certain indenture dated as of January 29, 2004 providing for the issuance by SCI of 6½% Senior Subordinated Notes due 2014; (b) that certain indenture dated as of February 27, 2004 providing for the issuance by SCI of 6 7/8% Senior Subordinated Notes due 2016; and (c) that certain indenture dated March 13, 2006 providing for the issuance by SCI of 6 5/8% Senior Subordinated Notes due 2018 (in each case, as supplemented or amended from time to time).

192.         “Subordinated Notes Trustee” means Wilmington Trust Company, not in its individual capacity, but solely as Trustee under the Subordinated Notes Indentures.

193.         “Subsidiaries” means, with respect to any Person,  a wholly-owned or partially owned subsidiary of such Person.

194.         “Successful Bid” means the bid for the New Opco Acquired Assets that the Bankruptcy Court determines is the highest or otherwise best bid as of the conclusion of the Opco Auction, or any such alternate bid as the Bankruptcy Court may subsequently approve.(1)

195.         “Successful Bidder” means the Person or Persons that submits the Successful Bid.

196.         “Super Priority Notes Election” means the election available to the Stalking Horse Bidder under, and subject to the terms of, the Stalking Horse APA to elect to pay up to $43 million of the cash purchase price required under the Stalking Horse APA in the form of Super Priority Notes issued pursuant to the New Propco Credit Agreement.

(1)                                  The Plan contemplates the sale of the New Opco Acquired Assets pursuant to the Successful Bid that emerges from the Opco Auction.  The Successful Bid may differ in a variety of respects from the Stalking Horse Bid.  To the extent the Stalking Horse Bid is not the Successful Bid and the Successful Bid varies in terms or structure from the Stalking Horse Bid, the Debtors reserve the right to amend the Plan to reflect those variations as appropriate and to provide such supplemental disclosure of those amendments as the Bankruptcy Court may require.

197.         “Swap Counterparty” means Deutsche Bank AG, solely in its capacity as counterparty to Propco under that certain interest rate swap transaction dated as of November 29, 2007 with Reference Global No. N723525N between Propco and Deutsche Bank, A.G., as further modified by that certain Novation Confirmation dated as of March 5, 2008.

198.         “Unexpired Lease” means a lease to which any Debtor is a party that is subject to assumption or rejection under Bankruptcy Code section 365.

199.         “Unimpaired” means, with respect to a Class of Claims or Equity Interests, a Claim or an Equity Interest that is unimpaired within the meaning of Bankruptcy Code section 1124.

200.         “Voteco” means the Delaware limited liability company to be owned by certain individuals who, as of the Effective Date, will be licensed for gaming regulatory purposes that will serve, along with Holdco, as one of the equity interest holders in New Propco as of the Effective Date.

201.         “Voting and Claims Agent” means KCC, in its capacity as solicitation, notice, claims and balloting agent for the Debtors, pursuant to that certain order entered by the Bankruptcy Court on August 3, 2009 [Docket No. 35].

202.         “Voting Classes” means, collectively, Classes FHI.1, FP.1, VC.1, P.2, M.5.2, M.4.1, M.3.1, M.2.1, M.1.1, S.2, S.3, S.4, S.5, S.6, S.7, RC.2 and TS.2.

203.         “Voting Deadline” means August 20, 2010 at 5:00 p.m. prevailing Nevada Time for all Holders of Claims and Equity Interests, which is the date and time by which all Ballots, Beneficial Holder Ballots and Master Ballots, as applicable, must be received by the Voting and Claims Agent in accordance with the Disclosure Statement Order, or such other date and time as may be established by the Bankruptcy Court with respect to any Voting Class.

204.         “Voting Record Date” means the date for determining which Holders of Claims and Equity Interests are entitled to receive the Disclosure Statement and vote to accept or reject this Plan, as applicable, which date is July 15, 2010 at 5:00 p.m. prevailing Pacific Time, as set forth in the Disclosure Statement Order.

205.         “Wild Wild West Assemblage” means the parcels of real estate, options, leasehold interests and ground lease set forth in Section 14 of Annex 1 to the Second Amended MLCA.

ARTICLE II.

TREATMENT OF ADMINISTRATIVE CLAIMS,
PRIORITY TAX CLAIMS AND OTHER PRIORITY CLAIMS

Pursuant to Bankruptcy Code section 1123(a)(1), the Claims against each of the Debtors set forth in this Article 2 are not classified within any Classes.  The Holders of such Claims are not entitled to vote on this Plan.  The treatment of the Claims set forth below is consistent with the requirements of Bankruptcy Code section 1129(a)(9)(A).

The Chapter 11 Cases for each of the Debtors will not be substantively consolidated.  Accordingly, Holders of unclassified Claims again a particular Debtor shall have their Claim allowed and treated in such respective Debtor’s Estate.  As such, for each category of unclassified Claims, a sub-category shall be deemed to exist for each Debtor.

A.                                    Administrative Claims

Except as otherwise provided herein, on the later of the Effective Date or the date on which an Administrative Claim becomes an Allowed Administrative Claim, or, in each such case, as soon as practicable thereafter, each Holder of an Allowed Administrative Claim other than the Holder of the DIP Facility Claims will receive, in full satisfaction, settlement, discharge and release of, and in exchange for, such Claim either (i) payment in full in Cash from the Debtor(s) against which the Administrative Claim is Allowed for the unpaid portion of such Allowed Administrative Claim; or (ii) such other less favorable treatment as agreed to in writing by such Holder.

Notwithstanding anything herein to the contrary but subject to the immediately following paragraph, to the extent applicable, all Allowed Administrative Claims (including, without limitation, professional fees and expenses, whether incurred on an hourly, monthly, “success” or other basis) shall be subject to an allocation among SCI and the Other Opco Debtors, on the one hand, and Propco, the Parent Debtors and the Mezzco Debtors, on the other hand, to ensure that the Allowed Administrative Claims are being allocated to the Debtor(s) that incurred the obligations or received the benefit thereof.  Such allocation will be either acceptable to the Required Consenting Lenders and the Holders of the Prepetition Mortgage Loan Claims or ordered by the Bankruptcy Court following notice and a hearing; provided further that, any expense reimbursement payable pursuant to the Bid Procedures Order shall constitute an Allowed Administrative Claim against SCI and its Estate only.

Notwithstanding anything herein to the contrary, the Allowed Administrative Claim of Lazard Frères & Co. LLC (“Lazard”) for any “Restructuring Fee” (as that term is defined in the Order approving Lazard’s retention [Docket No. 326] (the “Lazard Retention Order”)) as Debtors’ financial advisor and investment banker shall be subject to the following allocation: (i) SCI and the Other Opco Debtors, shall be responsible for payment of half of the Restructuring Fee on the one hand, and (ii) Propco, the Parent Debtors and the Mezzco Debtors, shall be responsible for payment of the other half of the Restructuring Fee on the other hand.  For the avoidance of doubt, none of Lazard’s other fees, including without limitation its Monthly Fees (as that term is defined in the Lazard Retention Order), shall be allocated, and SCI and the Other Opco Debtors shall remain obligated to pay such fees to the extent Allowed.

All Superpriority Claims under, and as defined in the Opco Cash Collateral Order, and any other Administrative Claims relating to SCI’s adequate protection obligations arising under the Opco Cash Collateral Order shall be afforded the treatment set forth in Article III.B.4. under the heading “Prepetition Opco Secured Claims against SCI.”  All Administrative Claims relating to SCI’s and Propco’s respective adequate protection obligations arising under the Propco Cash Collateral Order shall be afforded the treatment set forth in Article III.B.2 under the hearing “Prepetition Mortgage Loan Claims against Propco.”

The DIP Facility Claims held by Vista Holdings, LLC and Past Enterprises, Inc. shall receive no distribution under the Plan and shall be extinguished and discharged upon the Effective Date, without payment of any consideration.

1.             Bar Date for Administrative Claims

Except as otherwise provided in this Article II.A hereof, unless previously Filed or paid, requests for payment of Administrative Claims must be Filed and served on the Debtors pursuant to the procedures specified in the Confirmation Order and the notice of entry of the Confirmation Order no later than the Administrative Claims Bar Date.  Holders of Administrative Claims that are required to File and serve a request for payment of such Administrative Claims but do not File and serve such a request by the Administrative Claims Bar Date shall be forever barred, estopped and enjoined from asserting such Administrative Claims and such Administrative Claims shall be deemed discharged as of the Effective Date.  All such Claims shall, as of the Effective Date, be subject to the permanent injunction set forth in Article X.F hereof.  Objections to such requests must be Filed by the later of (a) 120 days after the applicable Administrative Claims Bar Date and (b) 90 days after the Filing of the applicable request for payment of Administrative Claims, if applicable, as the same may be modified or extended from time to time by order of the Bankruptcy Court.

2.             Professional Compensation and Reimbursement Claims

Professionals or other Entities asserting a Professional Fee Claim for services rendered before the Effective Date must File an application for final allowance of such Professional Fee Claim against the applicable Debtor and its estate no later than the Professional Fees Bar Date; provided that any Professional who may receive compensation or reimbursement of expenses pursuant to the Ordinary Course Professionals Order may continue to receive such compensation and reimbursement of expenses for services rendered to the Debtors before the Effective Date in accordance with the terms of the Ordinary Course Professionals Order and without further Bankruptcy Court order.  Objections to any Professional Fee Claim must be Filed by the later of (a) 90 days after the Effective Date and (b) 30 days after the Filing of the applicable request for payment of the Professional Fee Claim.

B.                                    Priority Tax Claims

The legal, equitable and contractual rights of the Holders of Priority Tax Claims are unaltered by this Plan.  Subject to Article VIII hereof, on, or as soon as reasonably practicable after, the later of (i) the Effective Date or (ii) the date on which such Priority Tax Claim becomes an Allowed Priority Tax Claim, each Holder of an Allowed Priority Tax Claim shall receive in full satisfaction, settlement, discharge and release of, and in exchange for, such Allowed Priority Tax Claim, at the election of the Debtors:  (a) Cash in an amount equal to the amount of such Allowed Priority Tax Claim; (b) such other less favorable treatment as agreed to in writing by such Holder; or (c) pursuant to and in accordance with Bankruptcy Code sections 1129(a)(9)(C) and (D), Cash in an aggregate amount of such Allowed Priority Tax Claim payable in regular installment payments over a period ending not more than five years after the Petition Date; provided, further, that Priority Tax Claims incurred by the Debtors in the ordinary course of business may be paid in the ordinary course of business in accordance with such applicable terms and conditions relating thereto in the discretion of the Debtors without further notice to or order of the Bankruptcy Court.

C.                                    Other Priority Claims

Each Allowed Other Priority Claim, if any, shall, in full and final satisfaction of such Claim, be paid in full in Cash by the applicable Debtor upon the latest of:  (i) the Effective Date or as soon thereafter as practicable; (ii) such date as may be fixed by the Bankruptcy Court; (iii) the eleventh (11th) Business Day after such Claim is Allowed; and (iv) such date as agreed upon by the Holder of such Claim and the applicable Debtor.

ARTICLE III.

CLASSIFICATION AND TREATMENT
OF CLASSIFIED CLAIMS AND EQUITY INTERESTS

The categories of Claims and Equity Interests listed below classify Claims and Equity Interests for all purposes, including, without limitation, voting, confirmation and distribution pursuant hereto and pursuant to Bankruptcy Code sections 1122 and 1123(a)(1).  This Plan deems a Claim or Equity Interest to be classified in a particular Class only to the extent that the Claim or Equity Interest qualifies within the description of that Class and shall be deemed classified in a different Class to the extent that any remainder of such Claim or Equity Interest qualifies within the description of such different Class.  A Claim or Equity Interest is in a particular Class only to the extent that any such Claim or Equity Interest is Allowed in that Class and has not been paid, released or otherwise settled prior to the Effective Date.  If there are no Claims or Interests in a particular Class, then such Class of Claims or Interests shall not exist for all purposes of the Plan.

A.                                    Classification of Classified Claims and Equity Interests.

1.             Claims and Equity Interests Against Parent Debtors

(a)           FCP Holding, Inc.

Class	Claim	Status	Voting Rights

FHI.1	Prepetition Mortgage Loan Guaranty Claims	Impaired	Entitled to Vote

FHI.2	Prepetition Mezzanine Loan Guaranty Claims	Impaired	Deemed to Reject

FHI.3	Land Loan Guaranty Claims	Impaired	Deemed to Reject

FHI.4	General Unsecured Claims	Impaired	Deemed to Reject

FHI.5	Intercompany Claims	Impaired	Deemed to Reject

FHI.6	Equity Interests	Impaired	Deemed to Reject

(b)           Fertitta Partners LLC

Class	Claim	Status	Voting Rights

FP.1	Prepetition Mortgage Loan Guaranty Claims	Impaired	Entitled to Vote

FP.2	Prepetition Mezzanine Loan Guaranty Claims	Impaired	Deemed to Reject

FP.3	Land Loan Guaranty Claims	Impaired	Deemed to Reject

FP.4	General Unsecured Claims	Impaired	Deemed to Reject

FP.5	Intercompany Claims	Impaired	Deemed to Reject

FP.6	Equity Interests	Impaired	Deemed to Reject

(c)           FCP Voteco, LLC

Class	Claim	Status	Voting Rights

VC.1	Prepetition Mortgage Loan Guaranty Claims	Impaired	Entitled to Vote

VC.2	Prepetition Mezzanine Loan Guaranty Claims	Impaired	Deemed to Reject

VC.3	Land Loan Guaranty Claims	Impaired	Deemed to Reject

VC.4	General Unsecured Claims	Impaired	Deemed to Reject

VC.5	Intercompany Claims	Impaired	Deemed to Reject

VC.6	Equity Interests	Impaired	Deemed to Reject

2.             Claims and Equity Interests Against Propco

Class	Claim	Status	Voting Rights

P.1	Other Secured Claims	Unimpaired	Deemed to Accept

P.2	Prepetition Mortgage Loan Agreement Claims	Impaired	Entitled to Vote

P.3	General Unsecured Claims	Impaired	Deemed to Reject

P.4	Intercompany Claims	Impaired	Deemed to Reject

P.5	Equity Interests	Impaired	Deemed to Reject

3.             Claims and Equity Interests Against Mezzco Debtors

(a)           FCP MezzCo Parent, LLC

Class	Claim	Status	Voting Rights

MP.1	General Unsecured Claims	Impaired	Deemed to Reject

MP.2	Intercompany Claims	Impaired	Deemed to Reject

MP.3	Equity Interests	Impaired	Deemed to Reject

(b)           FCP MezzCo Parent Sub, LLC

Class	Claim	Status	Voting Rights

MS.1	General Unsecured Claims	Impaired	Deemed to Reject

MS.2	Intercompany Claims	Impaired	Deemed to Reject

MS.3	Equity Interests	Impaired	Deemed to Reject

(c)           FCP Mezzco Borrower VII, LLC

Class	Claim	Status	Voting Rights

M7.1	General Unsecured Claims	Impaired	Deemed to Reject

M7.2	Intercompany Claims	Impaired	Deemed to Reject

M7.3	Equity Interests	Impaired	Deemed to Reject

(d)           FCP Mezzco Borrower VI, LLC

Class	Claim	Status	Voting Rights

M6.1	General Unsecured Claims	Impaired	Deemed to Reject

M6.2	Intercompany Claims	Impaired	Deemed to Reject

M6.3	Equity Interests	Impaired	Deemed to Reject

(e)           FCP Mezzco Borrower V, LLC

Class	Claim	Status	Voting Rights

M5.1	General Unsecured Claims	Impaired	Deemed to Reject

M5.2	Mezz IV Pledge Claims	Impaired	Entitled to Vote

M5.3	Intercompany Claims	Impaired	Deemed to Reject

M5.4	Equity Interests	Impaired	Deemed to Reject

(f)            FCP Mezzco Borrower IV, LLC

Class	Claim	Status	Voting Rights

M4.1	Mezz IV Loan Claims	Impaired	Entitled to Vote

M4.2	General Unsecured Claims	Impaired	Deemed to Reject

M4.3	Intercompany Claims	Impaired	Deemed to Reject

M4.4	Equity Interests	Impaired	Deemed to Reject

(g)           FCP Mezzco Borrower III, LLC

Class	Claim	Status	Voting Rights

M3.1	Mezz III Loan Claims	Impaired	Entitled to Vote

M3.2	General Unsecured Claims	Impaired	Deemed to Reject

M3.3	Intercompany Claims	Impaired	Deemed to Reject

M3.4	Equity Interests	Impaired	Deemed to Reject

(h)           FCP Mezzco Borrower II, LLC

Class	Claim	Status	Voting Rights

M2.1	Mezz II Loan Claims	Impaired	Entitled to Vote

M2.2	General Unsecured Claims	Impaired	Deemed to Reject

M2.3	Intercompany Claims	Impaired	Deemed to Reject

M2.4	Equity Interests	Impaired	Deemed to Reject

(i)            FCP Mezzco Borrower I, LLC

Class	Claim	Status	Voting Rights

M1.1	Mezz I Loan Claims	Impaired	Entitled to Vote

M1.2	General Unsecured Claims	Impaired	Deemed to Reject

M1.3	Intercompany Claims	Impaired	Deemed to Reject

M1.4	Equity Interests	Impaired	Deemed to Reject

4.             Claims and Equity Interests Against SCI

Class	Claim	Status	Voting Rights

S.1	Other Secured Claims	Unimpaired	Deemed to Accept

S.2	Prepetition Opco Secured Claims	Impaired	Entitled to Vote

S.3	Master Lease Rejection Damage Claim	Impaired	Entitled to Vote

S.4	General Unsecured Claims	Impaired	Entitled to Vote

S.5	Senior Notes Claims	Impaired	Entitled to Vote

S.6	Subordinated Notes Claims	Impaired	Entitled to Vote

S.7	Mortgage Lender Claims Against SCI	Impaired	Entitled to Vote

S.8	Intercompany Claims	Impaired	Deemed to Reject

S.9	Equity Interests	Impaired	Deemed to Reject

5.             Claims and Equity Interests Against Other Opco Debtors

(a)           Northern NV Acquisitions, LLC

Class	Claim	Status	Voting Rights

NA.1	Other Secured Claims	Unimpaired	Deemed to Accept

NA.2	General Unsecured Claims	Impaired	Deemed to Reject

NA.3	Equity Interests	Impaired	Deemed to Reject

(b)           Reno Land Holdings, LLC

Class	Claim	Status	Voting Rights

RL.1	Other Secured Claims	Unimpaired	Deemed to Accept

RL.2	General Unsecured Claims	Impaired	Deemed to Reject

RL.3	Equity Interests	Impaired	Deemed to Reject

(c)           River Central, LLC

Class	Claim	Status	Voting Rights

RC.1	Other Secured Claims	Unimpaired	Deemed to Accept

RC.2	Prepetition Opco Credit Agreement Guaranty Claims	Impaired	Entitled to Vote

RC.3	General Unsecured Claims	Impaired	Deemed to Reject

RC.4	Equity Interests	Impaired	Deemed to Reject

(d)           Tropicana Station, LLC

Class	Claim	Status	Voting Rights

TS.1	Other Secured Claims	Unimpaired	Deemed to Accept

TS.2	Prepetition Opco Credit Agreement Guaranty Claims	Impaired	Entitled to Vote

TS.3	General Unsecured Claims	Impaired	Deemed to Reject

TS.4	Equity Interests	Impaired	Deemed to Reject

B.                                    Treatment of Claims and Equity Interests.

1.             Claims and Equity Interests Against Parent Debtors

(a)           FCP Holding, Inc.

Class FHI.1 — Prepetition Mortgage Loan Guaranty Claims against FCP Holding, Inc.

Treatment:  On the Effective Date, all outstanding obligations of any nature under the Prepetition Mortgage Loan Guaranty shall be terminated, and the Prepetition Mortgage Loan Guaranty shall be extinguished and discharged.  Holders of Class FH.1 Claims shall receive the treatment set forth for Holders of Class P.2 Claims in Section III.B.2 below.

Voting:  Class FHI.1 is Impaired, and the Holders of Class FHI.1 Claims are entitled to vote to accept or reject this Plan.

Class FHI.2 — Prepetition Mezzanine Loan Guaranty Claims against FCP Holding, Inc.

Treatment:  On the Effective Date, all outstanding obligations of any nature under the Prepetition Mezzanine Loan Guaranty shall be terminated, and the Prepetition Mezzanine Loan Guaranty shall be extinguished and discharged.  Holders of Class FHI.2 Claims shall not receive or retain any property on account of their Claims under this Plan.

Voting:  Class FHI.2 is Impaired.  The Holders of Class FHI.2 Claims will not receive any distributions from any of the Debtors’ Estates and therefore are conclusively deemed to have rejected this Plan pursuant to section 1126(g) of the Bankruptcy Code.  Consequently, the Holders of Class FHI.2 Claims are not entitled to vote to accept or reject this Plan.

Class FHI.3 — Land Loan Guaranty Claims Against FCP Holding, Inc.

Treatment:  On the Effective Date, all outstanding obligations of any nature under the Land Loan Agreement guaranty issued by FCP Holding, Inc. shall be extinguished and discharged.  Holders of Class FHI.3 Claims shall not receive or retain any property on account of their Claims under this Plan.

Voting:  Class FHI.3 is Impaired.  The Holders of Class FHI.3 Claims will not receive any distributions from any of the Debtors’ Estates and therefore are conclusively deemed to have rejected this Plan pursuant to section 1126(g) of the Bankruptcy Code.  Consequently, the Holders of Class FHI.3 Claims are not entitled to vote to accept or reject this Plan.

Class FHI.4 — General Unsecured Claims against FCP Holding, Inc.

Treatment:  Holders of Class FHI.4 Claims shall not receive or retain any property on account of their Claims under this Plan.

Voting:  Class FHI.4 Impaired.  The Holders of Class FHI.4 Claims will not receive any distributions from any of the Debtors’ Estates and therefore are conclusively deemed to have rejected this Plan pursuant to section 1126(g) of the Bankruptcy Code.  Consequently, the Holders of Class FHI.4 Claims are not entitled to vote to accept or reject this Plan.

Class FHI.5 — Intercompany Claims against FCP Holding, Inc.

Treatment:  Holders of Class FHI.5 Claims shall not receive or retain any property on account of their Claims under this Plan.

Voting:  Class FHI.5 Impaired.  The Holders of Class FHI.5 Claims will not receive any distributions from any of the Debtors’ Estates and therefore are conclusively deemed to have rejected this Plan pursuant to section 1126(g) of the Bankruptcy Code.  Consequently, the Holders of Class FHI.5 Claims are not entitled to vote to accept or reject this Plan.

Class FHI.6 — Equity Interests in FCP Holding, Inc.

Treatment:  On the Effective Date, all Equity Interests in FCP Holding, Inc. shall be cancelled and extinguished.  Holders of Class FHI.6 Equity Interests shall not receive or retain any property on account of their Claims under this Plan.

Voting:  Class FHI.6 Impaired.  The Holders of Class FHI.6 Equity Interests will not receive any distributions from any of the Debtors’ Estates and therefore are conclusively deemed to have rejected this Plan pursuant to section 1126(g) of the Bankruptcy Code.  Consequently, the Holders of Class FHI.6 Claims are not entitled to vote to accept or reject this Plan.

(b)           Fertitta Partners LLC

Class FP.1 — Prepetition Mortgage Loan Guaranty Claims against Fertitta Partners LLC.

Treatment:  On the Effective Date, all outstanding obligations of any nature under the Prepetition Mortgage Loan Guaranty shall be terminated, and the Prepetition Mortgage Loan Guaranty shall be extinguished and discharged.  Holders of Class FH.1 Claims shall receive the treatment set forth for Holders of Class P.2 Claims in Section III.B.2 below.

Voting:  Class FP.1 is Impaired, and the Holders of Class FP.1 Claims are entitled to vote to accept or reject this Plan.

Class FP.2 — Prepetition Mezzanine Loan Guaranty Claims against Fertitta Partners LLC

Treatment:  On the Effective Date, all outstanding obligations of any nature under the Prepetition Mezzanine Loan Guaranty shall be terminated, and the Prepetition Mezzanine Loan Guaranty shall be extinguished and discharged.  Holders of Class FP.2 Claims shall not receive or retain any property on account of their Claims under this Plan.

Voting:  Class FP.2 is Impaired.  The Holders of Class FP.2 Claims will not receive any distributions from any of the Debtors’ Estates and therefore are conclusively deemed to have rejected this Plan pursuant to section 1126(g) of the Bankruptcy Code.  Consequently, the Holders of Class FP.2 Claims are not entitled to vote to accept or reject this Plan.

Class FP.3 — Land Loan Guaranty Claims Against Fertitta Partners LLC

Treatment:  On the Effective Date, all outstanding obligations of any nature under the Land Loan Agreement guaranty issued by Fertitta Partners LLC shall be extinguished and discharged.  Holders of Class FP.3 Claims shall not receive or retain any property on account of their Claims under this Plan.

Voting:  Class FP.3 is Impaired.  The Holders of Class FP.3 Claims will not receive any distributions from any of the Debtors’ Estates and therefore are conclusively deemed to have rejected this Plan pursuant to section 1126(g) of the Bankruptcy Code.  Consequently, the Holders of Class FP.3 Claims are not entitled to vote to accept or reject this Plan.

Class FP.4 — General Unsecured Claims against Fertitta Partners LLC

Treatment:  Holders of Class FP.4 Claims shall not receive or retain any property on account of their Claims under this Plan.

Voting:  Class FP.4 Impaired.  The Holders of Class FP.4 Claims will not receive any distributions from any of the Debtors’ Estates and therefore are conclusively deemed to have rejected this Plan pursuant to section 1126(g) of the Bankruptcy Code.  Consequently, the Holders of Class FP.4 Claims are not entitled to vote to accept or reject this Plan.

Class FP.5 — Intercompany Claims against Fertitta Partners LLC

Treatment:  Holders of Class FP.5 Claims shall not receive or retain any property on account of their Claims under this Plan.

Voting:  Class FP.5 Impaired.  The Holders of Class FP.5 Claims will not receive any distributions from any of the Debtors’ Estates and therefore are conclusively deemed to have rejected this Plan pursuant to section 1126(g) of the Bankruptcy Code.  Consequently, the Holders of Class FP.5 Claims are not entitled to vote to accept or reject this Plan.

Class FP.6 — Equity Interests in Fertitta Partners LLC

Treatment:  On the Effective Date, all Equity Interests in Fertitta Partners LLC shall be cancelled and extinguished.  Holders of Class FP.6 Equity Interests shall not receive or retain any property on account of their Claims under this Plan.

Voting:  Class FP.6 Impaired.  The Holders of Class FP.6 Equity Interests will not receive any distributions from any of the Debtors’ Estates and therefore are conclusively deemed to have rejected this Plan pursuant to section 1126(g) of the Bankruptcy Code.  Consequently, the Holders of Class FP.6 Claims are not entitled to vote to accept or reject this Plan.

(c)           FCP Voteco, LLC

Class VC.1 — Prepetition Mortgage Loan Guaranty Claims against FCP Voteco, LLC

Treatment:  On the Effective Date, all outstanding obligations of any nature under the Prepetition Mortgage Loan Guaranty shall be terminated, and the Prepetition Mortgage Loan Guaranty shall be extinguished and discharged.  Holders of Class VC.1 Claims shall receive the treatment set forth for Holders of Class P.2 Claims in Section III.B.2 below.

Voting:  Class VC.1 is Impaired, and the Holders of Class VC.1 Claims are entitled to vote to accept or reject this Plan.

Class VC.2 — Prepetition Mezzanine Loan Guaranty Claims against FCP Voteco, LLC

Treatment:  On the Effective Date, all outstanding obligations of any nature under the Prepetition Mezzanine Loan Guaranty shall be terminated, and the Prepetition Mezzanine Loan Guaranty shall be extinguished and discharged.  Holders of Class VC.2 Claims shall not receive or retain any property on account of their Claims under this Plan.

Voting:  Class VC.2 is Impaired.  The Holders of Class VC.2 Claims will not receive any distributions from any of the Debtors’ Estates and therefore are conclusively deemed to have rejected this Plan pursuant to section 1126(g) of the Bankruptcy Code.  Consequently, the Holders of Class VC.2 Claims are not entitled to vote to accept or reject this Plan.

Class VC.3 — Land Loan Guaranty Claims Against FCP Voteco, LLC

Treatment:  On the Effective Date, all outstanding obligations of any nature under the Land Loan Agreement guaranty issued by FCP Voteco, LLC shall be extinguished and discharged.  Holders of Class VC.3 Claims shall not receive or retain any property on account of their Claims under this Plan.

Voting:  Class VC.3 is Impaired.  The Holders of Class VC.3 Claims will not receive any distributions from any of the Debtors’ Estates and therefore are conclusively deemed to have rejected this Plan pursuant to section 1126(g) of the Bankruptcy Code.  Consequently, the Holders of Class VC.3 Claims are not entitled to vote to accept or reject this Plan.

Class VC.4 — General Unsecured Claims against FCP Voteco, LLC

Treatment:  Holders of Class VC.4 Claims shall not receive or retain any property on account of their Claims under this Plan.

Voting:  Class VC.4 is Impaired.  The Holders of Class VC.4 Claims will not receive any distributions from any of the Debtors’ Estates and therefore are conclusively deemed to have rejected this Plan pursuant to section 1126(g) of the Bankruptcy Code.  Consequently, the Holders of Class VC.4 Claims are not entitled to vote to accept or reject this Plan.

Class VC.5 — Intercompany Claims against FCP Voteco, LLC

Treatment:  Holders of Class VC.5 Claims shall not receive or retain any property on account of their Claims under this Plan.

Voting:  Class VC.5 is Impaired.  The Holders of Class VC.5 Claims will not receive any distributions from any of the Debtors’ Estates and therefore are conclusively deemed to have rejected this Plan pursuant to section 1126(g) of the Bankruptcy Code.  Consequently, the Holders of Class VC.5 Claims are not entitled to vote to accept or reject this Plan.

Class VC.6 — Equity Interests in FCP Voteco, LLC

Treatment:  On the Effective Date, all Equity Interests in FCP Voteco, LLC shall be cancelled and extinguished.  Holders of Class VC.6 Equity Interests shall not receive or retain any property on account of their Claims under this Plan.

Voting:  Class VC.6 is Impaired.  The Holders of Class VC.6 Equity Interests will not receive any distributions from any of the Debtors’ Estates and therefore are conclusively deemed to have rejected this Plan pursuant to section 1126(g) of the Bankruptcy Code.  Consequently, the Holders of Class VC.6 Claims are not entitled to vote to accept or reject this Plan.

2.             Claims and Equity Interests Against Propco

Class P.1 — Other Secured Claims against Propco

Classification:  Each Class P.1 Claim, if any, is an Other Secured Claim.  This Class will be further divided into subclasses designated by letters of the alphabet (Class P.1A, Class P.1B and so on), so that each holder of any Other Secured Claim against this Debtor is in a Class by itself, except to the extent that there are Other Secured Claims that are substantially similar to each other and may be included within a single Class.

Treatment:  The legal, equitable and contractual rights of the Holders of Class P.1 Claims, if any, are unaltered by this Plan.  Subject to Article VIII hereof, on, or as soon as reasonably practicable after, the later of the Effective Date or the date on which such Class P.1 Claim becomes an Allowed Claim, each Holder of an Allowed Class P.1 Claim shall either (at the election of the Debtors):  (a) receive in full satisfaction, settlement, discharge and release of, and in exchange for, such Allowed Class P.1 Claim, payment in full in Cash; or (b) otherwise be left Unimpaired through assumption of such claim by New Propco and retention of all existing liens to secure such claim, in either case upon the latest of:  (i) the Effective Date or as soon thereafter as practicable; (ii) such date as may be fixed by the Bankruptcy Court; (iii) the eleventh (11th) Business Day after such Claim is Allowed; and (iv) such date as agreed upon by the Holder of such Claim and the applicable Debtor.

Voting:  Class P.1 is an Unimpaired Class, and the Holders of Class P.1 Claims are conclusively deemed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code.  Therefore, the Holders of Class P.1 Claims are not entitled to vote to accept or reject this Plan.

Class P.2 — Prepetition Mortgage Loan Claims against Propco

Allowance:  On the Effective Date, the Prepetition Mortgage Loan Claims shall be deemed Allowed in an aggregate amount equal to principal in the amount of not less than $1,800,000,000, plus all interest accrued and unpaid thereon as of the Effective Date, and all unpaid fees, costs, expenses and other charges required to be paid or reimbursed, as applicable, pursuant to the Prepetition Mortgage Loan Agreement and the Propco Cash Collateral Order.

Treatment:  On the Effective Date, Holders of Allowed Class P.2 Claims shall receive, on account, and in full satisfaction, of those Claims their respective Pro Rata shares of:

(a)                                  the New Propco Transferred Assets, which will be delivered to New Propco or one or more Subsidiaries thereof, as the designee(s) of the Mortgage Lenders for purposes of distribution of such assets; and

(b)                                 their respective Pro Rata shares of (i) Propco Excess Effective Date Cash; and (ii) any recoveries received by Propco on account of any claims Propco has against SCI, including the Master Lease Rejection Damage Claim, all or a portion of which the Mortgage Lenders may direct to be delivered to New Propco or one or more subsidiaries thereof as the designees of the Mortgage Lenders for purposes of distribution of such assets.  If the Stalking Horse Bid is the Successful Bid, then the distributions resulting from the Master Lease Rejection Damage Claim will be limited to the transfer of the Master Lease Collateral to Propco and then, in turn, to the Holders of Class P.2 Claims.

Voting:  Class P.2 is Impaired, and Holders of Class P.2 Claims are entitled to vote to accept or reject this Plan.

Class P.3 — General Unsecured Claims against Propco

Treatment:  Holders of Class P.3 Claims shall not receive or retain any property on account of their Claims under this Plan.

Voting:  Class P.3 is Impaired.  The Holders of Class P.3 Claims will not receive any distributions from any of the Debtors’ Estates and therefore are conclusively deemed to have rejected this Plan pursuant to section 1126(g) of the Bankruptcy Code.  Consequently, the Holders of Class P.3 Claims are not entitled to vote to accept or reject this Plan.

Class P.4 — Intercompany Claims against Propco

Treatment:  Holders of Class P.4 Claims shall not receive or retain any property on account of their Claims under this Plan.

Voting:  Class P.4 is Impaired.  The Holders of Class P.4 Claims will not receive any distributions from any of the Debtors’ Estates and therefore are conclusively deemed to have rejected this Plan pursuant to section 1126(g) of the Bankruptcy Code.  Consequently, the Holders of Class P.4 Claims are not entitled to vote to accept or reject this Plan.

Class P.5 — Equity Interests in Propco

Treatment:  On the Effective Date, all Equity Interests in Propco shall be deemed to be surrendered to the lenders under the Mezz I Loan to FCP MezzCo Borrower I, LLC in satisfaction of its pledge of those Equity Interests.  Immediately upon such surrender, those Equity Interests shall be cancelled and extinguished.  Holders of Class P.5 Equity Interests shall not receive or retain any other property from any Debtor on account of their Claims under this Plan.

Voting:  Class P.5 is Impaired, and Holders of Class P.5 Equity Interests are deemed to reject the Plan.

3.             Claims and Equity Interests Against Mezzco Debtors

(a)           FCP MezzCo Parent, LLC

Class MP.1 — General Unsecured Claims against FCP MezzCo Parent, LLC

Treatment:  Holders of Class MP.1 Claims shall not receive or retain any property on account of their Claims under this Plan.

Voting:  Class MP.1 is Impaired.  The Holders of Class MP.1 Claims will not receive any distributions from any of the Debtors’ Estates and therefore are conclusively deemed to have rejected this Plan pursuant to section 1126(g) of the Bankruptcy Code.  Consequently, the Holders of Class MP.1 Claims are not entitled to vote to accept or reject this Plan.

Class MP.2 — Intercompany Claims against FCP MezzCo Parent, LLC

Treatment:  Holders of Class MP.2 Claims shall not receive or retain any property on account of their Claims under this Plan.

Voting:  Class MP.2 is Impaired.  The Holders of Class MP.2 Claims will not receive any distributions from any of the Debtors’ Estates and therefore are conclusively deemed to have rejected this Plan pursuant to section 1126(g) of the Bankruptcy Code.  Consequently, the Holders of Class MP.2 Claims are not entitled to vote to accept or reject this Plan.

Class MP.3 — Equity Interests in FCP MezzCo Parent, LLC

Treatment:  On the Effective Date, all Class MP.3 Equity Interests shall be deemed canceled and shall be of no further force and effect, whether surrendered for cancellation or otherwise.

Voting:  Class MP.3 is Impaired, and the Holders of Class MP.3 Equity Interests are deemed to have rejected this Plan.

(b)           FCP MezzCo Parent Sub, LLC

Class MS.1 — General Unsecured Claims against FCP MezzCo Parent Sub, LLC

Treatment:  Holders of Class MS.1 Claims shall not receive or retain any property on account of their Claims under this Plan.

Voting:  Class MS.1 is Impaired.  The Holders of Class MS.1 Claims will not receive any distributions from any of the Debtors’ Estates and therefore are conclusively deemed to have rejected this Plan pursuant to section 1126(g) of the Bankruptcy Code.  Consequently, the Holders of Class MS.1 Claims are not entitled to vote to accept or reject this Plan.

Class MS.2 — Intercompany Claims against FCP MezzCo Parent Sub, LLC

Treatment:  Holders of Class MS.2 Claims shall not receive or retain any property on account of their Claims under this Plan.

Voting:  Class MS.2 is Impaired.  The Holders of Class MS.2 Claims will not receive any distributions from any of the Debtors’ Estates and therefore are conclusively deemed to have rejected this Plan pursuant to section 1126(g) of the Bankruptcy Code.  Consequently, the Holders of Class MS.2 Claims are not entitled to vote to accept or reject this Plan.

Class MS.3 — Equity Interests In FCB MezzCo Parent Sub, LLC

Treatment:  On the Effective Date, all Class MS.3 Equity Interests shall be deemed canceled and shall be of no further force and effect, whether surrendered for cancellation or otherwise.

Voting:  Class MS.3 is Impaired, and the Holders of Class MS.3 Equity Interests are deemed to have rejected this Plan.

(c)           FCP Mezzco Borrower VII, LLC

Class M7.1 — General Unsecured Claims against FCP MezzCo Borrower VII, LLC

Treatment:  Holders of Class M7.1 Claims shall not receive or retain any property on account of their Claims under this Plan.

Voting:  Class M7.1 is Impaired.  The Holders of Class M7.1 Claims will not receive any distributions from any of the Debtors’ Estates and therefore are conclusively deemed to have rejected this Plan pursuant to section 1126(g) of the Bankruptcy Code.  Consequently, the Holders of Class M7.1 Claims are not entitled to vote to accept or reject this Plan.

Class M7.2 — Intercompany Claims against FCP MezzCo Borrower VII, LLC

Treatment:  Holders of Class M7.2 Claims shall not receive or retain any property on account of their Claims under this Plan.

Voting:  Class M7.2 is Impaired.  The Holders of Class M7.2 Claims will not receive any distributions from any of the Debtors’ Estates and therefore are conclusively deemed to have rejected this Plan pursuant to section 1126(g) of the Bankruptcy Code.  Consequently, the Holders of Class M7.2 Claims are not entitled to vote to accept or reject this Plan.

Class M7.3 — Equity Interests In FCP MezzCo Borrower VII, LLC

Treatment:  On the Effective Date, all Class M7.3 Equity Interests shall be deemed canceled and shall be of no further force and effect, whether surrendered for cancellation or otherwise.

Voting:  Class M7.3 is Impaired, and the Holders of Class M7.3 Equity Interests are deemed to have rejected this Plan.

(d)           FCP Mezzco Borrower VI, LLC

Class M6.1 — General Unsecured Claims against FCP MezzCo Borrower VI, LLC

Treatment:  Holders of Class M6.1 Claims shall not receive or retain any property on account of their Claims under this Plan.

Voting:  Class M6.1 is Impaired.  The Holders of Class M6.1 Claims will not receive any distributions from any of the Debtors’ Estates and therefore are conclusively deemed to have rejected this Plan pursuant to section 1126(g) of the Bankruptcy Code.  Consequently, the Holders of Class M6.1 Claims are not entitled to vote to accept or reject this Plan.

Class M6.2 — Intercompany Claims against FCP MezzCo Borrower VI, LLC

Treatment:  Holders of Class M6.2 Claims shall not receive or retain any property on account of their Claims under this Plan.

Voting:  Class M6.2 is Impaired.  The Holders of Class M6.2 Claims will not receive any distributions from any of the Debtors’ Estates and therefore are conclusively deemed to have rejected this Plan pursuant to section 1126(g) of the

Bankruptcy Code.  Consequently, the Holders of Class M6.2 Claims are not entitled to vote to accept or reject this Plan.

Class M6.3 — Equity Interests In FCP MezzCo Borrower VI, LLC

Treatment:  On the Effective Date, all Class M6.3 Equity Interests shall be deemed canceled and shall be of no further force and effect, whether surrendered for cancellation or otherwise.

Voting:  Class M6.3 is Impaired, and the Holders of Class M6.3 Equity Interests are deemed to have rejected this Plan.

(e)           FCP Mezzco Borrower V, LLC

Class M5.1 — General Unsecured Claims against FCP MezzCo Borrower V, LLC

Treatment:  Holders of Class M5.1 Claims shall not receive or retain any property on account of their Claims under this Plan.

Voting:  Class M5.1 is Impaired.  The Holders of Class M5.1 Claims will not receive any distributions from any of the Debtors’ Estates and therefore are conclusively deemed to have rejected this Plan pursuant to section 1126(g) of the Bankruptcy Code.  Consequently, the Holders of Class M5.1 Claims are not entitled to vote to accept or reject this Plan.

Class M5.2 — Mezz IV Pledge Claims against FCP MezzCo Borrower V, LLC

Treatment:  Holders of Class M5.2 Claims will receive the Equity Interests in FCP Mezzco Borrower IV, LLC on account of their Claims under this Plan.  Immediately upon receipt, those Equity Interests shall be cancelled and extinguished.

Voting:  Class M5.2 is Impaired.  The Holders of Class M5.2 Claims are entitled to vote to accept or reject this Plan.

Class M5.3 — Intercompany Claims against FCP MezzCo Borrower V, LLC

Treatment:  Holders of Class M5.3 Claims shall not receive or retain any property on account of their Claims under this Plan.

Voting:  Class M5.3 is Impaired.  The Holders of Class M5.3 Claims will not receive any distributions from any of the Debtors’ Estates and therefore are conclusively deemed to have rejected this Plan pursuant to section 1126(g) of the Bankruptcy Code.  Consequently, the Holders of Class M5.3 Claims are not entitled to vote to accept or reject this Plan.

Class M5.4 — Equity Interests In FCP MezzCo Borrower V, LLC

Treatment:  On the Effective Date, all Class M5.4 Equity Interests shall be deemed canceled and shall be of no further force and effect, whether surrendered for cancellation or otherwise.

Voting:  Class M5.4 is Impaired, and the Holders of Class M5.4 Equity Interests are deemed to have rejected this Plan.

(f)            FCP Mezzco Borrower IV, LLC

Class M4.1 — Mezz IV Loan Claims against FCP MezzCo Borrower IV, LLC

Treatment:  Holders of Class M4.1 Claims will receive the Equity Interests in FCP Mezzco Borrower III, LLC on account of their Claims under this Plan.  Immediately upon receipt, those Equity Interests shall be cancelled and extinguished.

Voting:  Class M4.1 is Impaired.  The Holders of Class M4.1 Claims are entitled to vote to accept or reject this Plan.

Class M4.2 — General Unsecured Claims against FCP MezzCo Borrower IV, LLC

Treatment:  Holders of Class M4.2 Claims shall not receive or retain any property on account of their Claims under this Plan.

Voting:  Class M4.2 is Impaired.  The Holders of Class M4.2 Claims will not receive any distributions from any of the Debtors’ Estates and therefore are conclusively deemed to have rejected this Plan pursuant to section 1126(g) of the Bankruptcy Code.  Consequently, the Holders of Class M4.2 Claims are not entitled to vote to accept or reject this Plan.

Class M4.3 — Intercompany Claims against FCP MezzCo Borrower IV, LLC

Treatment:  Holders of Class M4.3 Claims shall not receive or retain any property on account of their Claims under this Plan.

Voting:  Class M4.3 is Impaired.  The Holders of Class M4.3 Claims will not receive any distributions from any of the Debtors’ Estates and therefore are conclusively deemed to have rejected this Plan pursuant to section 1126(g) of the Bankruptcy Code.  Consequently, the Holders of Class M4.3 Claims are not entitled to vote to accept or reject this Plan.

Class M4.4 — Equity Interests In FCP MezzCo Borrower IV, LLC

Treatment:  On the Effective Date, all Class M4.4 Equity Interests shall be deemed canceled and shall be of no further force and effect, whether surrendered for cancellation or otherwise.

Voting:  Class M4.4 is Impaired, and the Holders of Class M4.4 Equity Interests are deemed to have rejected this Plan.

(g)           FCP Mezzco Borrower III, LLC

Class M3.1 — Mezz III Loan Claims against FCP MezzCo Borrower III, LLC

Treatment:  Holders of Class M3.1 Claims shall receive the Equity Interests in FCP Mezzco Borrower II, LLC on account of their Claims under this Plan.  Immediately upon receipt, those Equity Interests shall be cancelled and extinguished.

Voting:  Class M3.1 is Impaired.  The Holders of Class M3.1 Claims are entitled to vote to accept or reject this Plan.

Class M3.2 — General Unsecured Claims against FCP MezzCo Borrower III, LLC

Treatment:  Holders of Class M3.2 Claims shall not receive or retain any property on account of their Claims under this Plan.

Voting:  Class M3.2 is Impaired.  The Holders of Class M3.2 Claims will not receive any distributions from any of the Debtors’ Estates and therefore are conclusively deemed to have rejected this Plan pursuant to section 1126(g) of the Bankruptcy Code.  Consequently, the Holders of Class M3.2 Claims are not entitled to vote to accept or reject this Plan.

Class M3.3 — Intercompany Claims against FCP MezzCo Borrower III, LLC

Treatment:  Holders of Class M3.3 Claims shall not receive or retain any property on account of their Claims under this Plan.

Voting:  Class M3.3 is Impaired.  The Holders of Class M3.3 Claims will not receive any distributions from any of the Debtors’ Estates and therefore are conclusively deemed to have rejected this Plan pursuant to section 1126(g) of the Bankruptcy Code.  Consequently, the Holders of Class M3.3 Claims are not entitled to vote to accept or reject this Plan.

Class M3.4 — Equity Interests In FCP MezzCo Borrower III, LLC

Treatment:  On the Effective Date, all Equity Interests in FCP MezzCo Borrower III, LLC shall be deemed to be surrendered to the Holders of Mezz IV Loan Claims in satisfaction of its pledge of those Equity Interests.  Immediately upon such surrender, those Equity Interests shall be cancelled and extinguished.  Holders of Class M3.4 Equity Interests shall not receive or retain any other property from any Debtor on account of their Claims under this Plan.

Voting:  Class M3.4 is Impaired, and the Holders of Class M3.4 Equity Interests are deemed to have rejected this Plan.

(h)           FCP Mezzco Borrower II, LLC

Class M2.1 — Mezz II Loan Claims against FCP MezzCo Borrower II, LLC

Treatment:  Holders of Class M2.1 Claims shall receive the Equity Interests in FCP Mezzco Borrower I, LLC on account of their Claims under this Plan.  Immediately upon receipt, those Equity Interests shall be cancelled and extinguished.

Voting:  Class M2.1 is Impaired.  The Holders of Class M2.1 Claims are entitled to vote to accept or reject this Plan.

Class M2.2 — General Unsecured Claims against FCP MezzCo Borrower II, LLC

Treatment:  Holders of Class M2.2 Claims shall not receive or retain any property on account of their Claims under this Plan.

Voting:  Class M2.2 is Impaired.  The Holders of Class M2.2 Claims will not receive any distributions from any of the Debtors’ Estates and therefore are conclusively deemed to have rejected this Plan pursuant to section 1126(g) of the Bankruptcy Code.  Consequently, the Holders of Class M2.2 Claims are not entitled to vote to accept or reject this Plan.

Class M2.3 — Intercompany Claims against FCP MezzCo Borrower II, LLC

Treatment:  Holders of Class M2.3 Claims shall not receive or retain any property on account of their Claims under this Plan.

Voting:  Class M2.3 is Impaired.  The Holders of Class M2.3 Claims will not receive any distributions from any of the Debtors’ Estates and therefore are conclusively deemed to have rejected this Plan pursuant to section 1126(g) of the Bankruptcy Code.  Consequently, the Holders of Class M2.3 Claims are not entitled to vote to accept or reject this Plan.

Class M2.4 — Equity Interests In FCP MezzCo Borrower II, LLC

Treatment:  On the Effective Date, all Equity Interests in FCP MezzCo Borrower II, LLC shall be deemed to be surrendered to the Holders of Mezz III Loan Claims in satisfaction of its pledge of those Equity Interests.  Immediately upon such surrender, those Equity Interests shall be cancelled and extinguished.  Holders of Class M2.4 Equity Interests shall not receive or retain any other property from any Debtor on account of their Claims under this Plan.

Voting:  Class M2.4 is Impaired, and the Holders of Class M2.4 Equity Interests are deemed to have rejected this Plan.

(i)            FCP Mezzco Borrower I, LLC

Class M1.1 — Mezz I Loan Claims against FCP MezzCo Borrower I, LLC

Treatment:  Holders of Class M1.1 Claims shall receive the Equity Interests in Propco on account of their Claims under this Plan.  Immediately upon receipt, those Equity Interests shall be cancelled and extinguished.

Voting:  Class M1.1 is Impaired.  The Holders of Class M1.1 Claims are entitled to vote to accept or reject this Plan.

Class M1.2 — General Unsecured Claims against FCP MezzCo Borrower I, LLC

Treatment:  Holders of Class M1.2 Claims shall not receive or retain any property on account of their Claims under this Plan.

Voting:  Class M1.2 is Impaired.  The Holders of Class M1.2 Claims will not receive any distributions from any of the Debtors’ Estates and therefore are conclusively deemed to have rejected this Plan pursuant to section 1126(g) of the Bankruptcy Code.  Consequently, the Holders of Class M1.2 Claims are not entitled to vote to accept or reject this Plan.

Class M1.3 — Intercompany Claims against FCP MezzCo Borrower I, LLC

Treatment:  Holders of Class M1.3 Claims shall not receive or retain any property on account of their Claims under this Plan.

Voting:  Class M1.3 is Impaired.  The Holders of Class M1.3 Claims will not receive any distributions from any of the Debtors’ Estates and therefore are conclusively deemed to have rejected this Plan pursuant to section 1126(g) of the Bankruptcy Code.  Consequently, the Holders of Class M1.3 Claims are not entitled to vote to accept or reject this Plan.

Class M1.4 — Equity Interests In FCP MezzCo Borrower I, LLC

Treatment:  On the Effective Date, all Equity Interests in FCP MezzCo Borrower I, LLC shall be deemed to be surrendered to the Holders of Mezz II Loan Claims in satisfaction of its pledge of those Equity Interests.  Immediately upon such surrender, those Equity Interests shall be cancelled and extinguished.  Holders of Class M1.4 Equity Interests shall not receive or retain any other property from any Debtor on account of their Claims under this Plan.

Voting:  Class M1.4 is Impaired, and the Holders of Class M1.4 Equity Interests are deemed to have rejected this Plan.

4.             Claims and Equity Interests Against SCI

Class S.1 — Other Secured Claims against SCI

Classification:  Each Class S.1 Claim is an Other Secured Claim.  This Class will be further divided into subclasses designated by letters of the alphabet (Class S.1A, Class S.1B and so on), so that each holder of any Other Secured Claim against this Debtor is in a Class by itself, except to the extent that there are Other Secured Claims that are substantially similar to each other and may be included within a single Class.  Any and all Claims arising under the Secured Cash Management Agreement shall be classified in this Class as an Other Secured Claim against SCI.

Treatment:  Unless otherwise agreed to by the Holders of any Class S.1 Claim, the legal, equitable and contractual rights of the Holders of Class S.1 Claims are unaltered by this Plan.  Subject to Article VIII hereof, on, or as soon as reasonably practicable after, the later of the Effective Date or the date on which such Class S.1 Claim becomes an Allowed Claim, each Holder of an Allowed Class S.1 Claim shall either (at the election of the Debtor):  (a) receive in full satisfaction, settlement, discharge and release of, and in exchange for, such Allowed Class S.1 Claim, payment in full in Cash; or (b) otherwise be left Unimpaired through assumption of such Claim and retention of all existing liens to secure such Claim, in either case upon the latest of:  (i) the Effective Date or as soon thereafter as practicable; (ii) such date as may be fixed by the Bankruptcy Court; (iii) the eleventh (11th) Business Day after such Claim is Allowed; and (iv) such date as agreed upon by the Holder of such Claim and the applicable Debtor.

Voting:  Class S.1 is an Unimpaired Class, and the Holders of Class S.1 Claims are conclusively deemed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code.  Therefore, the Holders of Class S.1 Claims are not entitled to vote to accept or reject this Plan.

Class S.2 — Prepetition Opco Secured Claims against SCI

Allowance:  On the Effective Date, and without limiting the Debtors’ rights under the heading “Reserved Claims,” the Prepetition Opco Secured Claims shall be deemed Allowed in the aggregate principal amount of not less than $882,015,849.96, plus all interest accrued and unpaid thereon as of the Effective Date, and all unpaid fees, costs, expenses and other charges, claims and obligations (including indemnification claims) required to be paid or reimbursed, as applicable, pursuant to the Prepetition Opco Credit Agreement and the Prepetition Opco Swap Agreement.  To the extent the value of the Collateral securing Prepetition Opco Secured Claims is less than the amount of those Claims, such deficiency shall be classified as a General Unsecured Claim in Class S.4.  Any Holder of a Class S.2 Claim that votes to accept the Plan, however, shall not be an Eligible Opco Unsecured Creditor and shall be deemed to have elected to waive any and all rights to receive any distributions on account of its Class S.4 deficiency claim and therefore shall not receive any NPH Warrants and shall not have any rights to participate in the Propco Rights Offering, any Equity Raise or in any NPH Post-Effective Investment Rights on account of its Class S.4 deficiency claim.

Treatment:  On the Effective Date, Holders of Allowed Claims arising under the Prepetition Opco Credit Agreement and the Prepetition Opco Swap Agreement shall receive on account, and in full satisfaction, of those Claims and their Superpriority Claims (as defined in the Opco Cash Collateral Order) and any other Administrative Claims arising under the Opco Cash Collateral Order, their respective Pro Rata shares of:

(a)  If the Stalking Horse Bidder is the Successful Bidder (subject in all respects to the terms of the Stalking Horse APA):

(1)          an amount in cash equal to $317 million, plus the Gun Lake Reimbursement proceeds in excess of $20 million, less the Excess AMT Amount, if any, less the Super Priority Principal Amount if the Stalking Horse Bidder has made the Super Priority Notes Election pursuant to the terms of the Stalking Horse APA;

(2)          $430 million in aggregate principal amount of term loans less the Gun Lake Reimbursement proceeds in excess of $20 million, which term loans shall be subject to the terms of the New Opco Credit Agreement; provided that notwithstanding anything herein to the contrary, letters of credit issued and that remain undrawn under the Prepetition Opco Credit Agreement shall be replaced or backstopped by letters of credit issued under the New Opco Credit Agreement on the Effective Date.

(3)          $25 million in aggregate principal amount of term loans, which shall be subject to the terms of the New Opco PIK Credit Agreement; and

(4)          If the Stalking Horse has made the Super Priority Notes Election pursuant to the terms of the Stalking Horse APA, then Deutsche Bank Trust Company Americas and JP Morgan Chase Bank, N.A., in their capacities as Prepetition Opco Secured Lenders, have consented to receive, and shall receive on the Effective Date, the Super Priority Notes in the Super Priority Principal Amount in lieu of a like amount of Cash that they would otherwise receive as part of their Pro Rata Share of Cash under clause (1) above.

(b) If the Successful Bidder is a Person other than the Stalking Horse Bidder:

[SUPPLEMENTAL DISCLOSURE TO COME FOLLOWING OPCO AUCTION]

Voting:  Class S.2 is Impaired, and Holders of Class S.2 Claims are entitled to vote to accept or reject this Plan.  Any Holder of a Class S.2 Claim that votes to accept the Plan, however, shall not be an Eligible Opco Unsecured Creditor and shall be deemed to have elected to waive any and all rights to receive any distributions on account of its Class S.4 deficiency claim and therefore shall not receive any NPH Warrants and shall not have any rights to participate in the Propco Rights Offering, any Equity Raise or in any NPH Post-Effective Investment Rights on account of its Class S.4 deficiency claim.

Reserved Claims:  Unless otherwise settled, SCI reserves the right to set off against distributions to be made under this Section III.B.4 to any Non-Funding Lender (as defined in the Opco Cash Collateral Order) any amounts recoverable by SCI on account of any Reserved Claims (as defined in the Opco Cash Collateral Order) against any such Non-Funding Lender.

Class S.3 — Master Lease Rejection Damage Claim against SCI

Treatment:  On the Effective Date, Propco, in its capacity as Holder of the Master Lease Rejection Damage Claim, shall receive from SCI and the Operating Subtenants a transfer of all of the Master Lease Collateral in full satisfaction of the secured portion of the Master Lease Rejection Damage Claim.  If the Stalking Horse Bid is the Successful Bid, Propco will not receive any other distributions on account of its Allowed Class S.3 Claim.  If the Stalking Horse Bid is not the Successful Bid, this Plan will be modified as appropriate to incorporate the terms of the Successful Bid.

Voting:  Class S.3 is Impaired and Holders of Class S.3 Claims are entitled to vote to accept or reject this Plan.

Class S.4 — General Unsecured Claims against SCI

Treatment:  On the Effective Date or promptly following any subsequent date on which an applicable claim becomes an Allowed Claim, Holders of Allowed General Unsecured Claims against SCI:

(a)  That are Eligible Opco Unsecured Creditors shall receive their Allocated Pro Rata Share of NPH Warrants;

(b)  That are Eligible Opco Unsecured Creditors and Accredited Investors shall receive their Allocated Pro Rata Share of NPH Investment Rights; and

(c)  That become Qualified Eligible Opco Unsecured Creditors through participation in the Propco Rights Offering and the purchase of NPH Equity therein shall be entitled to exercise NPH Post-Effective Investment Rights in the manner, on the terms and subject to the conditions set forth in the NPH Term Sheet.

Voting:  Class S.4 is Impaired, and Holders of Class S.4 Claims are entitled to vote to accept or reject this Plan.  In addition to voting to accept or reject the Plan, the Ballots distributed to Holders of Class S.4 Claims as of the Rights Offering Record Date will provide such Holders that are Accredited Investors with the opportunity to indicate whether they are interested in participating in the Propco Rights Offering.  Any Holder that is an Accredited Investor that indicates an interest in so participating will then be given the opportunity to subscribe in the Propco Rights Offering, provided that it subscribes for the purchase of at least $250,000 of NPH Equity.  Any Holder that does not indicate that it is interested in participating in the Propco Rights Offering by a properly completed Ballot received by the Voting and Claims Agent prior to the Voting Deadline shall not be given an opportunity to subscribe to the Propco Rights Offering.

Class S.5 — Senior Notes Claims against SCI

Treatment:  On the Effective Date, Holders of Allowed Senior Notes Claims against SCI:

(a)  That are Eligible Opco Unsecured Creditors shall receive their Allocated Pro Rata Share of NPH Warrants;

(b)  That are Eligible Opco Unsecured Creditors and Accredited Investors shall receive their Allocated Pro Rata Share of NPH Investment Rights; and

(c)  That become Qualified Eligible Opco Unsecured Creditors through participation in the Propco Rights Offering and the purchase of NPH Equity therein shall be entitled to exercise NPH Post-Effective Investment Rights in the manner, on the terms and subject to the conditions set forth in the NPH Term Sheet.

In addition, the reasonable and documented fees and expenses of the Senior Notes Trustee (including reasonable legal fees and expenses) in an amount to be mutually agreed by the Debtors, FG, the Mortgage Lenders and the Senior Notes Trustee or as otherwise determined by the Bankruptcy Court, shall be paid upon confirmation of the Plan (with respect to amounts then accrued), and with respect to fees and expenses incurred between confirmation of the Plan and the Effective Date, shall be paid on the Effective Date subject in each case to Bankruptcy Court approval to be included in the Confirmation Order (it being understood that such “reasonable” fees and expenses shall not include any legal fees or expenses incurred by the Senior Notes Trustee after July 27, 2010 in opposing implementation of the terms of the NPH Term Sheet (including confirmation of the Plan) or engaging in litigation activity against any of the Debtors, FG or the Mortgage Lenders, or any of their respective affiliates).

Voting:  Class S.5 is Impaired, and Holders of Class S.5 Claims are entitled to vote to accept or reject this Plan.  In addition to voting to accept or reject the Plan, the Ballots distributed to Holders of Class S.5 Claims as of the Rights Offering

Record Date will provide such Holders that are Accredited Investors with the opportunity to indicate whether they are interested in participating in the Propco Rights Offering.  Any Holder that is an Accredited Investor that indicates an interest in so participating will then be given the opportunity to subscribe in the Propco Rights Offering, provided that it subscribes for the purchase of at least $250,000 of NPH Equity.  Any Holder that does not indicate that it is interested in participating in the Propco Rights Offering by a properly completed Ballot received by the Voting and Claims Agent prior to the Voting Deadline shall not be given an opportunity to subscribe to the Propco Rights Offering.

Class S.6 — Subordinated Notes Claims against SCI

Treatment:  On the Effective Date and subject to the immediately following proviso, Holders of Allowed Subordinated Notes Claims against SCI:

(a)  That are Eligible Opco Unsecured Creditors shall be entitled to their Allocated Pro Rata Share of NPH Warrants;

(b)  That are Eligible Opco Unsecured Creditors and Accredited Investors shall be entitled to their Allocated Pro Rata Share of NPH Investment Rights; and

(c)  That become Qualified Eligible Opco Unsecured Creditors through participation in the Propco Rights Offering and the purchase of NPH Equity therein shall be entitled to exercise NPH Post-Effective Investment Rights in the manner, on the terms and subject to the conditions set forth in the NPH Term Sheet.

PROVIDED, HOWEVER, that the distributions described above to which the Holders of Subordinated Notes Claims otherwise may be entitled shall be subject, in each case, to any applicable contractual subordination arrangements or obligations, including any such arrangements or obligations with respect to (a) Holders of Allowed Class S.4 Claims that also hold Class S.2 Claims and that do not vote to accept the Plan on account of such Class S.2 Claims and (b) Holders of Allowed Senior Notes, except to the extent the parties otherwise agree and such agreement is reflected in the Plan and approved by the Bankruptcy Court.  Absent such agreement, the application of any such arrangement or obligations may result in Holders of Class S.6 Claims receiving no recovery under the Plan.  There can be no assurance that any such agreement will be reached that would result in Holders of Class S.6 Claims retaining a recovery under the Plan.

In addition, the reasonable and documented fees and expenses of the Subordinated Notes Trustee (including reasonable legal fees and expenses) in an amount to be mutually agreed by the Debtors, FG, the Mortgage Lenders and the Subordinated Notes Trustee or as otherwise determined by the Bankruptcy Court, shall be paid upon confirmation of the Plan (with respect to amounts then accrued), and with respect to fees and expenses incurred between confirmation of the Plan and the

Effective Date, shall be paid on the Effective Date subject in each case to Bankruptcy Court approval to be included in the Confirmation Order and such fees and expenses shall not be subject to the subordination or turn-over provisions of the Subordinated Notes Indentures (it being understood that such “reasonable” fees and expenses shall not include any legal fees or expenses incurred by the Subordinated Notes Trustee after July 27, 2010 in opposing implementation of the terms of the NPH Term Sheet (including confirmation of the Plan) or engaging in litigation activity against any of the Debtors, FG or the Mortgage Lenders, or any of their respective affiliates).

Voting:  Class S.6 is Impaired, and Holders of Class S.6 Claims are entitled to vote to accept or reject this Plan.  In addition to voting to accept or reject the Plan, the Ballots distributed to Holders of Class S.6 Claims as of the Rights Offering Record Date will provide such Holders that are Accredited Investors with the opportunity to indicate whether they are interested in participating in the Propco Rights Offering in the event the Plan results in NPH Investment Rights being distributed to such Holders.  Any Holder that is an Accredited Investor that indicates an interest in so participating may be given the opportunity to subscribe in the Propco Rights Offering in the event the Plan results in NPH Investment Rights being distributed to such Holders.  Any Holder that does not indicate that it is interested in participating in the Propco Rights Offering by a properly completed Ballot received by the Voting and Claims Agent prior to the Voting Deadline shall not be given an opportunity to subscribe to the Propco Rights Offering.

Class S.7 — Mortgage Lender Claims against SCI

Treatment:  If the Stalking Horse Bid is the Successful Bid, the Holders of Class S.7 Claims will be deemed to have their Class S.7 Claims satisfied by the distributions to Holders of Class S.3 and Class P.2 Claims described above.  If the Stalking Horse Bid is not the Successful Bid, this Plan will be modified as appropriate to incorporate the terms of the Successful Bid.

Voting:  Class 7 is Impaired and Holders of Class S.7 Claims are entitled to vote to accept or reject this Plan.

Class S.8 — Intercompany Claims against SCI

Treatment:  Holders of Class S.8 Claims shall not receive or retain any property on account of their Claims under this Plan.

Voting:  Class S.8 is Impaired.  The Holders of Class S.8 Claims will not receive any distributions from any of the Debtors’ Estates and therefore are conclusively deemed to have rejected this Plan pursuant to section 1126(g) of the Bankruptcy Code.  Consequently, the Holders of Class S.8 Claims are not entitled to vote to accept or reject this Plan.

Class S.9 — Equity Interests in SCI

Treatment:  On the Effective Date, all Class S.9 Equity Interests shall be deemed canceled and extinguished and shall be of no further force and effect, whether surrendered for cancellation or otherwise.  Upon the cancellation and extinguishment of the Class S.9 Equity Interests, the Parent Debtor Pledges shall be deemed to be cancelled and extinguished.

Voting:  Class S.9 is Impaired, and the Holders of Class S.9 Equity Interests are deemed to have rejected this Plan.

5.             Claims and Equity Interests Against Other Opco Debtors

(a)           Northern NV Acquisitions, LLC

Class NA.1 — Other Secured Claims against Northern NV Acquisitions, LLC

Classification:  Each Class NA.1 Claim is an Other Secured Claim.  This Class will be further divided into subclasses designated by letters of the alphabet (Class NA.1A, Class NA.1B and so on), so that each holder of any Other Secured Claim against this Debtor is in a Class by itself, except to the extent that there are Other Secured Claims that are substantially similar to each other and may be included within a single Class.

Treatment:  The legal, equitable and contractual rights of the Holders of Class NA.1 Claims are unaltered by this Plan.  Subject to Article VIII hereof, on, or as soon as reasonably practicable after, the later of the Effective Date or the date on which such Class NA.1 Claim becomes an Allowed Claim, each Holder of an Allowed Class NA.1 Claim shall either (at the election of the Debtor):  (a) receive in full satisfaction, settlement, discharge and release of, and in exchange for, such Allowed Class NA.1 Claim, payment in full in Cash; or (b) otherwise be left Unimpaired through assumption of such Claim and retention of all existing liens to secure such Claim, in either case upon the latest of:  (i) the Effective Date or as soon thereafter as practicable; (ii) such date as may be fixed by the Bankruptcy Court; (iii) the eleventh (11th) Business Day after such Claim is Allowed; and (iv) such date as agreed upon by the Holder of such Claim and the applicable Debtor.

Voting:  Class NA.1 is an Unimpaired Class, and the Holders of Class NA.1 Claims are conclusively deemed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code.  Therefore, the Holders of Class NA.1 Claims are not entitled to vote to accept or reject this Plan.

Class NA.2 — General Unsecured Claims against Northern NV Acquisitions, LLC

Treatment:  If the Stalking Horse Bid is the Successful Bid, the Holders of Class NA.2 Claims will not receive any distributions from any of the Debtors’ Estates on account of those Claims.  If the Stalking Horse Bid is not the Successful Bid, this Plan will be modified as appropriate to incorporate the terms of the Successful Bid.

Voting:  Holders of Class NA.2 Claims are not expected to receive or retain any property under the Plan.  Class NA.2 therefore is deemed to have rejected this Plan pursuant to Bankruptcy Code section 1126(g), and the Holders of Class NA.2 Claims are not entitled to vote to accept or reject this Plan.

Class NA.3 — Equity Interests in Northern NV Acquisitions, LLC

Treatment:  If the Stalking Horse Bid is the Successful Bid, the Holders of Class NA.3 Equity Interests will not receive any distributions from any of the Debtors’ Estates on account of those Equity Interests.  If the Stalking Horse Bid is not the Successful Bid, this Plan will be modified as appropriate to incorporate the terms of the Successful Bid.

Voting:  Class NA.3 is Impaired.  Holders of Allowed Class NA.3 Equity Interests are entitled to vote to accept or reject the Plan.

(b)           Reno Land Holdings, LLC

Class RL.1 — Other Secured Claims against Reno Land Holdings, LLC

Classification:  Each Class RL.1 Claim is an Other Secured Claim.  This Class will be further divided into subclasses designated by letters of the alphabet (Class RL.1A, Class RL.1B and so on), so that each holder of any Other Secured Claim against this Debtor is in a Class by itself, except to the extent that there are Other Secured Claims that are substantially similar to each other and may be included within a single Class.

Treatment:  The legal, equitable and contractual rights of the Holders of Class RL.1 Claims are unaltered by this Plan.  Subject to Article VIII hereof, on, or as soon as reasonably practicable after, the later of the Effective Date or the date on which such Class RL.1 Claim becomes an Allowed Claim, each Holder of an Allowed Class RL.1 Claim shall either (at the election of the Debtor):  (a) receive in full satisfaction, settlement, discharge and release of, and in exchange for, such Allowed Class RL.1 Claim, payment in full in Cash; or (b) otherwise be left Unimpaired through assumption of such Claim and retention of all existing liens to secure such Claim, in either case upon the latest of:  (i) the Effective Date or as soon thereafter as practicable; (ii) such date as may be fixed by the Bankruptcy Court; (iii) the eleventh (11th) Business Day after such Claim is Allowed; and (iv) such date as agreed upon by the Holder of such Claim and the applicable Debtor.

Voting:  Class RL.1 is an Unimpaired Class, and the Holders of Class RL.1 Claims are conclusively deemed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code.  Therefore, the Holders of Class RL.1 Claims are not entitled to vote to accept or reject this Plan.

Class RL.2 — General Unsecured Claims against Reno Land Holdings, LLC

Treatment:  If the Stalking Horse Bid is the Successful Bid, the Holders of Class RL.2 Claims will not receive any distributions from any of the Debtors’ Estates on account of those Claims.  If the Stalking Horse Bid is not the Successful Bid, this Plan will be modified as appropriate to incorporate the terms of the Successful Bid.

Voting:  Holders of Class RL.2 Claims are not expected to receive or retain any property under the Plan.  Class RL.2 therefore is deemed to have rejected this Plan pursuant to Bankruptcy Code section 1126(g), and the Holders of Class RL.2 Claims are not entitled to vote to accept or reject this Plan.

Class RL.3 — Equity Interests in Reno Land Holdings, LLC

Treatment:  If the Stalking Horse Bid is the Successful Bid, the Holders of Class RL.3 Equity Interests will not receive any distributions from any of the Debtors’ Estates on account of those Equity Interests.  If the Stalking Horse Bid is not the Successful Bid, this Plan will be modified as appropriate to incorporate the terms of the Successful Bid.

Voting:  Class RL.3 is Impaired.  Holders of Allowed Class RL.3 Equity Interests are entitled to vote to accept or reject the Plan.

(c)           River Central, LLC

Class RC.1 — Other Secured Claims against River Central, LLC

Classification:  Each Class RC.1 Claim is an Other Secured Claim.  This Class will be further divided into subclasses designated by letters of the alphabet (Class RC.1A, Class RC.1B and so on), so that each holder of any Other Secured Claim against this Debtor is in a Class by itself, except to the extent that there are Other Secured Claims that are substantially similar to each other and may be included within a single Class.

Treatment:  The legal, equitable and contractual rights of the Holders of Class RC.1 Claims are unaltered by this Plan.  Subject to Article VIII hereof, on, or as soon as reasonably practicable after, the later of the Effective Date or the date on which such Class RC.1 Claim becomes an Allowed Claim, each Holder of an Allowed Class RC.1 Claim shall either (at the election of the Debtor):  (a) receive in full satisfaction, settlement, discharge and release of, and in exchange for, such Allowed Class RC.1 Claim, payment in full in Cash; or (b) otherwise be left Unimpaired through assumption of such Claim and retention of all existing liens to secure such Claim, in either case upon the latest of:  (i) the Effective Date or as soon thereafter as practicable; (ii) such date as may be fixed by the Bankruptcy Court; (iii) the eleventh (11th) Business Day after such Claim is Allowed; and (iv) such date as agreed upon by the Holder of such Claim and the applicable Debtor.

Voting:  Class RC.1 is an Unimpaired Class, and the Holders of Class RC.1 Claims are conclusively deemed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code.  Therefore, the Holders of Class RC.1 Claims are not entitled to vote to accept or reject this Plan.

Class RC.2 — Prepetition Opco Credit Agreement Claims against River Central, LLC

Treatment:  Same treatment as that provided for Allowed Class S.2 Claim Holders under Section III.B.4 above.

Voting:  Class RC.2 is Impaired, and Holders of Class RC.2 Claims are entitled to vote to accept or reject this Plan.

Class RC.3 — General Unsecured Claims against River Central, LLC

Treatment:  If the Stalking Horse Bid is the Successful Bid, the Holders of Class RC.3 Claims will not receive any distributions from any of the Debtors’ Estates on account of those Claims.  If the Stalking Horse Bid is not the Successful Bid, this Plan will be modified as appropriate to incorporate the terms of the Successful Bid.

Voting:  Holders of Class RC.3 Claims are not expected to receive or retain any property under the Plan.  Class RC.3 therefore is deemed to have rejected this Plan pursuant to Bankruptcy Code section 1126(g), and the Holders of Class RC.3 Claims are not entitled to vote to accept or reject this Plan.

Class RC.4 — Equity Interests in River Central, LLC

Treatment: If the Stalking Horse Bid is the Successful Bid, the Holders of Class RC.4 Equity Interests will not receive any distributions from any of the Debtors’ Estates on account of those Equity Interests.  If the Stalking Horse Bid is not the Successful Bid, this Plan will be modified as appropriate to incorporate the terms of the Successful Bid.

Voting:  Class RC.4 is Impaired.  Holders of Allowed Class RC.4 Equity Interests are entitled to vote to accept or reject the Plan.

(d)           Tropicana Station, LLC

Class TS.1 — Other Secured Claims against Tropicana Station, LLC

Classification:  Each Class TS.1 Claim is an Other Secured Claim.  This Class will be further divided into subclasses designated by letters of the alphabet (Class TS.1A, Class TS.1B and so on), so that each holder of any Other Secured Claim against this Debtor is in a Class by itself, except to the extent that there are Other Secured Claims that are substantially similar to each other and may be included within a single Class.

Treatment:  The legal, equitable and contractual rights of the Holders of Class TS.1 Claims are unaltered by this Plan.  Subject to Article VIII hereof, on, or as soon as reasonably practicable after, the later of the Effective Date or the date on which such Class TS.1 Claim becomes an Allowed Claim, each Holder of an Allowed Class TS.1 Claim shall either (at the election of the Debtor):  (a) receive in full satisfaction, settlement, discharge and release of, and in exchange for, such Allowed Class TS.1 Claim, payment in full in Cash; or (b) otherwise be left Unimpaired through assumption of such Claim and retention of all existing liens to secure such Claim, in either case upon the latest of:  (i) the Effective Date or as soon thereafter as practicable; (ii) such date as may be fixed by the Bankruptcy Court; (iii) the eleventh (11th) Business Day after such Claim is Allowed; and (iv) such date as agreed upon by the Holder of such Claim and the applicable Debtor.

Voting:  Class TS.1 is an Unimpaired Class, and the Holders of Class TS.1 Claims are conclusively deemed to have accepted this Plan pursuant to section 1126(f) of the Bankruptcy Code.  Therefore, the Holders of Class TS.1 Claims are not entitled to vote to accept or reject this Plan.

Class TS.2 — Prepetition Opco Credit Agreement Claims against Tropicana Station, LLC

Treatment:  Same treatment as that provided for Allowed Class S.2 Claim Holders under Section III.B.4 above.

Voting:  Class TS.2 is Impaired, and Holders of Class TS.2 Claims are entitled to vote to accept or reject this Plan.

Class TS.3 — General Unsecured Claims against Tropicana Station, LLC

Treatment:  If the Stalking Horse Bid is the Successful Bid, the Holders of Class TS.3 Claims will not receive any distributions from any of the Debtors’ Estates on account of those Equity Interests.  If the Stalking Horse Bid is not the Successful Bid, this Plan will be modified as appropriate to incorporate the terms of the Successful Bid.

Voting:  Holders of Class TS.3 Claims are not expected to receive or retain any property under the Plan.  Class TS.3 therefore is deemed to have rejected this Plan pursuant to Bankruptcy Code section 1126(g), and the Holders of Class TS.3 Claims are not entitled to vote to accept or reject this Plan.

Class TS.4 — Equity Interests in Tropicana Station, LLC

Treatment:  If the Stalking Horse Bid is the Successful Bid, the Holders of Class TS.4 Equity Interests will not receive any distributions from any of the Debtors’ Estates on account of those Claims.  If the Stalking Horse Bid is not the Successful Bid, this Plan will be modified as appropriate to incorporate the terms of the Successful Bid.

Voting:  Class TS.4 is Impaired.  Holders of Allowed Class TS.4 Equity Interests are entitled to vote to accept or reject the Plan.

C.                                    Reservation of Rights Regarding Unimpaired Claims.

Except as otherwise provided herein, nothing under this Plan shall affect the Debtors’ rights in respect of any Unimpaired Claims, including, without limitation, all rights in respect of legal and equitable defenses to or setoffs or recoupments against any such Unimpaired Claims.

D.                                    Subordination Rights.

The classification and treatment of all Claims and Equity Interests under the Plan take into consideration all contractual, legal, and equitable subordination rights, whether arising under general principles of equitable subordination, sections 510(b) and 510(c) of the Bankruptcy Code or otherwise, that a holder of a Claim or Equity Interest may have against other Claim or Equity Interest holders with respect to any distribution made in accordance with the Plan.  As of the Effective Date and subject to full compliance with the respective treatment of the Senior Notes Claims and the Subordinated Notes Claims in accordance with this Plan, all contractual, legal, or equitable subordination rights that a holder of a Claim or Equity Interest may have with respect to any Distribution to be made in accordance with the Plan are discharged and terminated, and all actions related to the enforcement of such subordination rights are permanently enjoined.  Subject to full compliance with the respective treatment of the Senior Notes Claims and the Subordinated Notes Claims in accordance with this Plan, distributions under the Plan are not subject to payment to any beneficiaries of such terminated subordination rights, or to levy, garnishment, attachment, or other legal process by any beneficiary of such terminated subordination rights.

E.                                    Withholding Taxes.

The Debtors or the Plan Administrator, as the case may be, may deduct any applicable federal or state withholding taxes from any distributions made pursuant to the Plan.

F.                                    Set Offs.

The Debtors may, but shall not be required to, set off or recoup against any Claim and the payments or other distributions to be made pursuant to the Plan in respect of such Claim, claims of any nature whatsoever which the Debtors or the Estates may have against the holder of such Claim to the extent such claims may be set off or recouped under applicable law, but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors or the Plan Administrator of any such claim or counterclaim that they may have against such holder.

G.                                    Timing of Payments and Distributions.

Except (i) as to Class S.2, (ii) as to Class P.2, (iii) as otherwise provided in Article V, and (iv) as otherwise required or provided for under the New Opco Purchase Agreement, the New Propco Purchase Agreement, the New Propco Transfer Agreement or the Landco Assets Transfer Agreement or to effectuate the transactions contemplated by the New Opco Purchase Agreement, the New Propco Purchase Agreement, the New Propco Transfer Agreement or the Landco Assets Transfer Agreement, any payments or distributions to be made under the Plan shall be deemed to be timely made if made within twenty (20) days after the date specified in the Plan, or as soon thereafter as reasonably practicable.  Whenever any distribution to be made under the Plan shall be due on a day other than a Business Day, such distribution shall instead be made, without interest, on the immediately succeeding Business Day, but shall be deemed to have been made on the date due.  The value of any distributions received by Holders of Claims in satisfaction of interest-bearing obligations shall be allocated first to the full satisfaction of the principal of such interest-bearing obligations and second in satisfaction of any accrued and unpaid interest.

ARTICLE IV.

ACCEPTANCE OR REJECTION OF THE PLAN

A.                                    Voting Classes

Each Holder of an Allowed Claim or Allowed Equity Interest as of the applicable Voting Record Date in each of the Voting Classes shall be entitled to vote to accept or reject this Plan.

B.                                    Acceptance by Impaired Classes of Claims and Equity Interests

Pursuant to Section 1126(c) of the Bankruptcy Code and except as otherwise provided in Section 1126(e) of the Bankruptcy Code, an Impaired Class of Claims has accepted this Plan if the Holders of at least two-thirds in dollar amount and more than one-half in number of the Allowed Claims in such Class actually voting have voted to accept this Plan.  Pursuant to Section 1126(d) of the Bankruptcy Code and except as otherwise provided in Section 1126(e) of the Bankruptcy Code, a Class of Equity Interests has accepted this Plan if at least two-thirds in amount of the Allowed Equity Interests in such Class actually voting have voted to accept this Plan.

C.                                    Presumed Acceptance of Plan

Classes that are Unimpaired under this Plan are presumed to have accepted this Plan pursuant to Section 1126(f) of the Bankruptcy Code.

D.                                    Presumed Rejection of Plan

Classes FHI.2, FHI.3, FHI.4, FHI.5, FHI.6, FP.2, FP.3, FP.4, FP.5, FP.6, VC.2, VC.3, VC.4, VC.5, VC.6, P.3, P.4, P.5, MP.1, MP.2, MP.3, MS.1, MS.2, MS.3, M7.1, M7.2, M7.3, M6.1, M6.2, M6.3, M5.1, M5.3, M5.4, M4.2, M4.3, M4.4, M3.2, M3.3, M2.2, M2.3, M2.4, M1.2, M1.3, M1.4, S.8, S.9, NA.2, NA.3, RL.2, RL.3, RC.3, RC.4, TS.3 and TS.4 are Impaired and shall receive no distribution under this Plan on account of their Claims and are therefore presumed to have rejected this Plan pursuant to Section 1126(g) of the Bankruptcy Code.

E.                                    Non-Consensual Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code

With respect to any Class that does not accept this Plan pursuant to Section 1126 of the Bankruptcy Code, the Debtors will request confirmation of this Plan under Section 1129(b) of the Bankruptcy Code.  The Debtors reserve the right to modify this Plan in order to satisfy the requirements of Section 1129(b) of the Bankruptcy Code, if necessary.

ARTICLE V.

MEANS FOR IMPLEMENTATION OF THE PLAN

A.                                    Transfers Under the Plan, Generally.

As described in detail below, implementation of the Plan will include, among other things, numerous conveyances, assignments, transfers and deliveries among various parties.  All conveyances, assignments, transfers and deliveries to any transferee pursuant to the transactions described under Section V.B.3, Section V.B.4, Section V.B.5, Section V.B.7 and Section V.B.8 below shall be made, and such assets shall vest in the applicable transferee, free and clear of all Liens, Claims, Equity Interests, and any other interests asserted by the Debtors, any creditors of the Debtors, or other Persons (including, without limitation, any Liens, Claims, Equity Interests, or other interests, whether presently known or unknown, in any way relating to or arising from the operations of the Debtors prior to the Effective Date), in accordance with and as contemplated by, among others, sections 105(a), 363, 1123 and 1129 of the Bankruptcy Code, save and excepting any specific obligations expressly undertaken by such transferee or its designee in the Plan or in any document to which such transferee is a party (including the New Opco Purchase Agreement) and which is necessary for Consummation of the Plan.  No such transferee or any of its Subsidiaries, creditors or equity holders shall be or be deemed to be a successor of any of the Debtors or any of the Non-Debtor Affiliates by reason of any theory of law or equity and shall not have any successor or transferee liability of any kind, nature or character, including liabilities arising or resulting from or relating to the transactions contemplated hereby; provided that the Confirmation Order shall not provide that the sale of any property that constitutes New Opco Acquired Assets is free and clear of any environmental liability imposed by a Governmental Unit (as defined in the Stalking Horse APA) arising from or related to such property to the extent that the Bankruptcy Court determines that such property cannot be sold to the Successful Bidder free and clear of such liability pursuant to the Bankruptcy Code.

The transactions consummated pursuant to the Plan, the New Opco Purchase Agreement, the New Propco Purchase Agreement, the New Propco Transfer Agreement and the Landco Assets Transfer Agreement shall not constitute a de facto merger, or a merger, as between any Debtors or any of the Non-Debtor Affiliates and any transferee pursuant to the Plan, the New Opco Purchase Agreement, the New Propco Purchase Agreement, the New Propco Transfer Agreement and the Landco Assets Transfer Agreement under any applicable law (including Nevada law).

Except for any specific obligations expressly undertaken by such transferee or its designee(s) in the Plan or in any agreement or other document to which such transferee or designee is a party and which is entered into in connection with the Consummation of the Plan, none of such transferee, Holdco, Voteco, New Propco or its Subsidiaries, New Opco or its Subsidiaries, the Mortgage Lenders, the Landco Lenders, the Successful Bidder, any of the Subsidiaries of the Successful Bidder or any of their respective designees or affiliates shall have any liability, obligation or responsibility with respect to any Claims against or Equity Interests in any of the Debtors or any of the Non-Debtor Affiliates, including without limitation any amounts owed by the Debtors to holders of Claims or Equity Interests or any obligations of the Debtors pursuant to the Plan.

After the Effective Date, each such transferee and its designated subsidiaries will own the assets conveyed to it and operate its business and manage its affairs free of any restrictions contained in the Bankruptcy Code.  The terms, provisions and conditions of the agreements governing the transactions described in Section V.B.3, Section V.B.4, Section V.B.5, Section V.B.7 and Section V.B.8 below shall govern the obligations of the Debtors and the other parties thereto and to the extent inconsistent with the Plan, such agreements shall control.

Without further approvals or notice, the Debtors, the Administrative Agent and any other applicable Person shall have the power and authority to terminate and discharge (and to consent to terminate and discharge) Liens on any assets to effectuate the terms hereof and the terms of the New Opco Purchase Agreement, the New Propco Transfer Agreement, the Landco Assets Transfer Agreement and the New Propco Purchase Agreement on the Effective Date.

B.                                    Plan Transactions.

The following transactions shall be consummated as specified below in the order specified below or in such other order as is set forth in the Plan Supplement:

1.             Formation of New Propco Entities.

On or prior to the Effective Date, Holdco, Voteco, New Propco and the following direct or indirect Subsidiaries shall be formed for the purpose of acquiring all of New Propco Acquired Assets and all of the equity interests in CV Propco, LLC as owner of the Landco Assets.  New Boulder LLC, New Red Rock LLC, New Palace, LLC, New Sunset, LLC, New Tropicana, LLC, New Cactus Lessee, LLC and New Landco Holdco, LLC.  (The legal names of these entities may differ from the names specified herein.)

2.             Subsidiary Bankruptcy Filings

To the extent required under the New Opco Purchase Agreement, the New Propco Purchase Agreement, the New Propco Transfer Agreement, the Landco Assets Transfer Agreement or otherwise necessary to Consummate the Plan (including consummation of the transfers contemplated by Article V.A herein) and the sale of the New Opco Acquired Assets or the sale or transfer of the New Propco Acquired Assets hereunder, following the entry of the Confirmation Order, certain or all of the Non-Debtor Affiliates that are direct or indirect subsidiaries of SCI, may commence voluntary chapter 11 cases in the Bankruptcy Court for the purpose of effectuating the sale or transfer of all or a portion of their assets pursuant to and in accordance with the New Opco Purchase Agreement, the New Propco Purchase Agreement, the New Propco Transfer Agreement or the Landco Assets Transfer Agreement, as the case may be.

3.             Transfer of Master Lease Collateral to Propco.

On the Effective Date, pursuant to the New Propco Transfer Agreement, SCI and any Non-Debtor Affiliates (including the Operating Subtenants) that own assets that are included in the Master Lease Collateral shall convey, assign, transfer and deliver all such assets to Propco in satisfaction of Propco’s lien on such assets under the Master Lease and License and in partial satisfaction of the Master Lease Rejection Damage Claim.

4.             Landco Assets.

On or prior to the Effective Date, pursuant to the Landco Assets Transfer Agreement and the Second Amended MLCA: (a) all of the equity interests in CV Propco, LLC shall be conveyed, assigned, transferred and delivered by CV Holdco, LLC to the designee of the Landco Lenders, subject to the New Land Loan Agreement; (b) New Landco Holdco shall contribute all of the equity of New Tropicana, LLC and New Cactus Lessee, LLC to CV PropCo, LLC; and (c) all of the Landco Assets not then owned by CV Propco, LLC and not otherwise designated as excluded assets under the Landco Assets Transfer Agreement, shall be conveyed, assigned, transferred and delivered to CV Propco, LLC or to a subsidiary of New Propco, as determined by New Propco.

5.             Transfer of New Propco Transferred Assets from Propco to New Propco Entities.

On the Effective Date, in accordance with the Second Amended MLCA and pursuant to the New Propco Transfer Agreement and in implementation of the distributions to the Mortgage Lenders provided for in Section III.B.2 above on account of their Allowed Class P.2 Claims, all of the New Propco Transferred Assets shall be conveyed, assigned, transferred and delivered to New Propco or any of its designated Subsidiaries, each in their capacities as designee of the Mortgage Lenders.

6.             Mezzco Debtors.

On the Effective Date, the distributions to the holders of Class M5.2 Claims, Class M4.1 Claims, Class M3.1 Claims, Class M2.1 Claims and Class M1.1 Claims provided for in Section III.B.3(e) through Section III.B.3(h) shall be made, and the Equity Interests so distributed shall be cancelled and extinguished as provided for in such Sections.

7.             Transfer of New Propco Purchased Assets from Opco Entities to New Propco Entities.

On the Effective Date and subject to the receipt by the Holders of the Prepetition Opco Secured Claims of the consideration set forth in Section III.B.4, pursuant to the Second Amended MLCA and the New Opco Purchase Agreement (if the Stalking Horse Bidder is the Successful Bidder) or the New Propco Purchase Agreement (if the Stalking Horse Bidder is not the Successful Bidder), for good and valuable consideration set forth in the Second Amended MLCA, all of the New Propco Purchased Assets shall be sold, conveyed, assigned, transferred and delivered to New Propco or its applicable designated Subsidiaries.

8.             Transfer of New Opco Acquired Assets to New Opco.

On the Effective Date and subject to the Holders of the Prepetition Opco Secured Claims receipt of the consideration set forth in Section III.B.4, for good and valuable consideration, all of the New Opco Acquired Assets shall be sold, conveyed, assigned, transferred and delivered to the Successful Bidder or its designee(s) pursuant to and in accordance with the New Opco Purchase Agreement.

9.             License of IP Assets to New Propco.

If the Successful Bidder is any Person or Persons other than the Stalking Horse Bidder, to the extent required by the Second Amended MLCA, on the Effective Date the Successful Bidder shall license the IP Assets to New Propco and its designated subsidiaries pursuant to the IP License Agreement.

10.          New Propco Transactions in Connection with Receipt of New Propco Acquired Assets.

In connection with Consummation of the Plan and New Propco’s receipt of the New Propco Acquired Assets, Voteco, Holdco and New Propco will enter into or cause to be entered into a number of agreements and transactions designed to allow New Propco to operate the New Propco Acquired Assets as a going concern business.  Those agreements and transactions will include, without limitation, the following:

a.             The New Propco LLCA.

b.             The New FG Management Agreement.

c.             The New Propco Credit Agreement.

d.             The New Land Loan Agreement.

e.             The IP License Agreement.

f.              The New Propco Non-Compete Agreement.

11.          New Propco Employment Related Matters

Upon or promptly following the Effective Date of the Plan, New Propco contemplates taking steps to mitigate the impact on SCI employees of the restructuring process. Specifically, New Propco plans to make offers of employment to SCI’s hourly employees at the Propco Properties and, if the Stalking Horse Bidder is the Successful Bidder, to SCI’s hourly employees at all other SCI casinos:  (a) at not less than the same hourly wage rate and position in effect for the respective employee immediately prior to the Effective Date; (b) with substantially similar benefits as the current Section 401(k) plan of SCI; and (c) with health and welfare benefits that in the aggregate are substantially similar to those provided by SCI under its broad-based employee benefit plans in effect immediately prior to the Effective Date.

12.          The Propco Rights Offering

The NPH Term Sheet sets forth a detailed summary of the terms and conditions of the Propco Rights Offering and any additional Equity Raises (as defined in the NPH Term Sheet) that may occur.  Taken together, the Propco Rights Offering and the Upsizing Committed Amount (as defined in the NPH Term Sheet) are intended to provide New Propco Holdco with up to $100 million in equity investments, all on the terms of and subject to the conditions of the NPH Term Sheet.  As set forth in the NPH Term Sheet, the net proceeds from the Propco Rights Offering shall be contributed by New Propco Holdco as equity to New Propco and utilized by New Propco for general corporate purposes, including, without limitation, to reduce debt or for one or more Acquisitions (as defined in the NPH Term Sheet).  Pursuant to the terms and subject to the conditions of the Propco Commitment: (a) the Put Parties (so long as they hold at least 40% in aggregate principal amount of the Senior Notes) shall have the right to purchase at least one-half of the NPH Equity available in the Propco Rights Offering (with such portion of the NPH Equity to be allocated among the Put Parties as they mutually agree), (b) to the extent such NPH Equity is not otherwise purchased by Eligible Opco Unsecured Creditors, or the Put Parties (pursuant to the proviso to the definition of “Allocated Pro Rata Share of NPH Investment Rights”) in accordance with the terms and conditions of the Propco Rights Offering, the Put Parties shall purchase $35.3 million of NPH Equity, and (c) in connection with any Equity Raises (as defined in the NPH Term Sheet) consummated during the Upsizing Commitment Period (as defined in the NPH Term Sheet), to the extent such NPH Equity is not otherwise purchased by Eligible Opco Unsecured Creditors, or the Put Parties (pursuant to the proviso to the definition of “Allocated Pro Rata Share of NPH Investment Rights”) in accordance with the terms and conditions of the NPH Term Sheet, the Put Parties shall purchase such unpurchased portion of each such Equity Raise up to a maximum of $100 million (i.e., up to a maximum of $64.7 million in addition to the $35.3 million commitment specified in clause (b)) of NPH Equity.  In consideration for their agreement to the Propco Commitment, the Put Parties shall receive the Put Premium.  The payment of the Put Premium to the Put Parties on the Effective Date shall be effected in such manner (such as a deduction from the purchase price otherwise payable by the Put Parties for the NPH Equity being purchased by them through Blockerco) as the Debtors, FG, the Mortgage Lenders and the Put Parties shall reasonably determine.

13.          New Opco Transactions in Connection with Receipt of New Opco Acquired Assets.

In connection with Consummation of the Plan and New Opco’s receipt of the New Opco Acquired Assets, New Opco will enter into or cause to be entered into a number of agreements and transactions designed to allow New Opco to operate the New Opco Acquired Assets as a going concern business.  Those agreements and transactions will include, without limitation, the following:

a.             The New Opco Credit Agreement.

b.             The New Opco PIK Credit Agreement.

c.             The New FG Management Agreement.

d.             The IP License Agreement.

14.          The New Opco Credit Agreement and the New Opco PIK Credit Agreement

The collateral agent under the New Opco Credit Agreement and the New Opco PIK Credit Agreement shall have valid, binding and enforceable liens on the collateral specified in the relevant agreements executed by New Opco and its Subsidiaries in connection with the New Opco Credit Agreement and the New Opco PIK Credit Agreement.  The guarantees, mortgages, pledges, liens and other security interests granted pursuant to the New Opco Credit Agreement and the New Opco PIK Credit Agreement are granted in good faith as an inducement to the lenders to extend credit thereunder and shall be, and hereby are, deemed not to constitute a fraudulent conveyance or fraudulent transfer, shall not otherwise be subject to avoidance, and the priorities of such liens and security interests shall be as set forth in the definitive documentation executed in connection therewith.  The New Opco Credit Agreement and the New Opco PIK Credit Agreement together with all notes, documents or agreements delivered in connection therewith shall be valid, binding and enforceable in accordance with their terms on and after the Effective Date (it being understood and agreed that each Holder of an Allowed S.2 Claim shall be deemed a party to the New OpCo Credit Agreement and the New OpCo PIK Credit Agreement and bound by the terms thereof without the requirement of any such Holder to execute a signature page thereto).  Notwithstanding anything to the contrary in this Confirmation Order or the Plan, the Court’s retention of jurisdiction shall not govern the enforcement of the loan documentation executed in connection with the New Opco Credit Agreement and the New Opco PIK Credit Agreement or any rights or remedies related thereto.

C.                                    Second Amended MLCA

If the Stalking Horse Bidder is the Successful Bidder, and so long as the Stalking Horse APA has not terminated, then, notwithstanding anything to the contrary in the Second Amended MLCA, the entry of the Confirmation Order will not automatically trigger a Transition Event and the obligation of SCI and its Subsidiaries to provide transition services thereunder shall be suspended (other than such services as are required during the “Deferral Period” (as defined therein)) and the “Deferral Period” shall be deemed to continue for all purposes under the Second Amended MLCA, including with respect to the payment of Reduced Rent, and the Initial Transition Services Period shall not be deemed to commence, until the earlier of (i) the date on which a Transition Event (other than due solely to the occurrence of the Confirmation Date) occurs or (ii) the date designated in writing by the Mortgage Lenders and acceptable to the Required Consenting Lenders as the date on which transition services should commence.  Except as modified above, the Second Amended MLCA will remain in full force and effect and shall be enforceable pursuant to its terms.

D.                                    General Settlement of Claims

Pursuant to Section 1123 of the Bankruptcy Code and Bankruptcy Rule 9019, and in consideration for the classification, distributions, releases and other benefits provided under this Plan, upon the Effective Date, the provisions of this Plan shall constitute a good faith compromise and settlement of all Claims and Equity Interests and controversies resolved pursuant to this Plan.

E.                                    Release of Liens, Claims and Equity Interests

Except as otherwise provided herein or in any contract, instrument, release or other agreement or document entered into or delivered in connection with this Plan (including the New Opco Credit Agreement, the New Opco PIK Credit Agreement, the New Propco Credit Agreement, the New Land Loan Agreement and their respective related documents), on the Effective Date and concurrently with the applicable distributions made pursuant to this Plan, all Liens, Claims, Equity Interests, mortgages, deeds of trust, or other security interests against the property of the Estates shall be fully released, terminated, extinguished and discharged, in each case without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or the vote, consent, authorization or approval of any Entity.  Any Entity holding such Liens or interests shall, pursuant to Section 1142 of the Bankruptcy Code, promptly execute and deliver such instruments of termination, release, satisfaction and/or assignment (in recordable form) as may be reasonably requested by the applicable Debtor.

F.                                    Corporate Action

Each of the Debtors, as applicable, may, and may cause any of its Non-Debtor Affiliates to, take any and all actions to execute, deliver, File or record such contracts, instruments, releases and other agreements or documents and take such actions as may be necessary or appropriate to effectuate and implement the provisions of this Plan, and in each case without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or any requirement of further action, vote or other approval or authorization by the security holders, officers or directors of the Debtors (except for those expressly required pursuant hereto).

Prior to, on or after the Effective Date (as appropriate), all matters provided for pursuant to this Plan that would otherwise require approval of the stockholders, directors or members of any Debtor (as of prior to the Effective Date) shall be deemed to have been so approved and shall be in effect prior to, on or after the Effective Date (as appropriate) pursuant to applicable law and without any requirement of further action by the stockholders, directors, managers or partners of such Debtor, or the need for any approvals, authorizations, actions or consents of any Person.

All matters provided for in this Plan involving the legal or corporate structure of any Debtor and any legal or corporate action required by any Debtor in connection with this Plan, shall be deemed to have occurred and shall be in full force and effect in all respects, in each case without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or any requirement of further action, vote or other approval or authorization by the security holders, officers or directors of any Debtor, or by any other Person.  On the Effective Date, the appropriate officers of each Debtor are authorized to issue, execute, and deliver, and consummate the transactions contemplated by, the contracts, agreements, documents, guarantees, pledges, consents, securities, certificates, resolutions and instruments contemplated by or described in this Plan in the name of and on behalf of the Debtor, in each case without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or any requirement of further action, vote or other approval or authorization by any Person.  The secretary and any assistant secretary of each Debtor shall be authorized to certify or attest to any of the foregoing actions.

G.                                    Cancellation of Notes, Certificates and Instruments Without Further Action

Except as otherwise provided in this Plan or the Confirmation Order or for the purpose of evidencing a right to distribution hereunder or the exercise of the right of the Senior Notes Trustee or the Subordinated Notes Trustee, as applicable to assert any rights or charging liens for fees, costs and expenses in accordance with the terms of the applicable Indenture, on the Effective Date, all notes, stock, instruments, certificates, agreements and other documents evidencing Claims and Equity Interests shall be canceled, and the obligations of the Debtors thereunder or in any way related thereto shall be fully released, terminated, extinguished and discharged, in each case without further notice to or order of the Bankruptcy Court, act or action under applicable law, regulation, order, or rule or any requirement of further action, vote or other approval or authorization by any Person.

On the Effective Date, the Senior Notes Indentures and the Subordinated Notes Indentures each shall be deemed to be canceled, as permitted by Section 1123(a)(5)(F) of the Bankruptcy Code, and the obligations of the Debtors thereunder shall be fully released, terminated, extinguished and discharged; provided, however, that the Senior Notes Indentures and the Subordinated Notes Indentures shall remain in effect for the sole purpose of facilitating distributions by the respective trustee to the holders thereunder of any amounts received on account of Allowed Claims held by the applicable trustee, and to permit such trustee to perform such other necessary administrative tasks related thereto and to exercise any right under the applicable Indenture to assert any rights or charging liens for fees, costs and expenses.

H.                                   Dismissal of Officers and Directors, Dissolution of Debtors and Dissolution of the Boards of Directors of Each Debtor

Upon the Effective Date, (i) the existing boards of directors of each Debtor shall be dissolved without any further action required on the part of any such Debtors, the shareholders of any such Debtor, or the officers and directors of such Debtors, (ii) any and all remaining officers of each shall be dismissed without any further action required on the part of any such Debtors, the shareholders of such Debtors, or the officers and directors of such Debtors and (iii) each Debtor shall be deemed dissolved without any further action required on the part of any such Debtors, the shareholders of such Debtors, or the officers and directors of such Debtors.

ARTICLE VI.

TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

A.                                    Assumption of Executory Contracts and Unexpired Leases

1.             On the Effective Date, all Executory Contracts and Unexpired Leases identified on the Schedule of Executory Contracts and Unexpired Leases To Be Assumed will be deemed assumed by the applicable Debtor in accordance with, and subject to, the provisions and requirements of Sections 365 and 1123 of the Bankruptcy Code.

2.             On the Effective Date, any Executory Contract or Unexpired Lease will be deemed rejected if such Executory Contract or Unexpired Lease:

(i)                                     Is not listed on the Schedule of Executory Contracts and Unexpired Leases To Be Assumed;

(ii)                                  has been rejected by order of the Bankruptcy Court;

(iii)                               is the subject of a motion to reject pending on the Effective Date;

(iv)                              is identified in the Plan Supplement as a contract or lease to be rejected or in the New Opco Purchase Agreement as an Excluded Asset;

(v)                                 is rejected pursuant to the terms of this Plan;

(vi)                              expired by its own terms on or prior to the Effective Date; or

(vii)                           has not been assumed or is not the subject of a motion to assume pending on the Effective Date.

Without amending or altering any prior order of the Bankruptcy Court approving the assumption or rejection of any Executory Contract or Unexpired Lease, entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of such assumptions and rejections pursuant to Sections 365(a) and 1123 of the Bankruptcy Code.  To the extent any provision in any Executory Contract or Unexpired Lease assumed pursuant to this Plan (including, without limitation, any “change of control” provision) restricts or prevents, or purports to restrict or prevent, or is breached or deemed breached by, the assumption of such Executory Contract or Unexpired Lease, then such provision shall be deemed modified such that the transactions contemplated by this Plan shall not entitle the non-debtor party thereto to terminate such Executory Contract or Unexpired Lease or to exercise any other default-related rights with respect thereto.

B.                                    Assignment of Executory Contracts or Unexpired Leases

Unless and as otherwise provided by a prior order to the Bankruptcy Court, in the event any Debtor proposes to assign an Executory Contract or Unexpired Lease, at least twenty (20) days prior to the Confirmation Hearing, the Debtors shall serve upon counterparties to such Executory Contracts and Unexpired Leases, a notice of the proposed assumption and assignment, which will:  (a) list the applicable cure amount, if any; (b) identify the party to which the Executory Contract or Unexpired Lease will be assigned; (c) describe the procedures for filing objections thereto; and (d) explain the process by which related disputes will be resolved by the Bankruptcy Court.  Any applicable cure amounts shall be satisfied, pursuant to Section 365(b)(1) of the Bankruptcy Code, by payment of the cure amount in Cash on the Effective Date or on such other terms as the parties to such Executory Contracts or Unexpired Leases may otherwise agree.  Subject to the foregoing, any Executory Contract or Unexpired Lease that constitutes a New Propco Acquired Asset shall be assigned to New Propco or its designated Subsidiary in accordance with the terms of this Plan and pursuant to the New Propco Purchase Agreement or New Propco Transfer Agreement, as applicable, and any Executory Contract of Unexpired Lease that is to be assigned to New Opco or its designated Subsidiary in accordance with the terms of the New Opco Purchase Agreement shall be so assigned in accordance with the terms of this Plan.

Any objection by a counterparty to an Executory Contract or Unexpired Lease to a proposed assignment or any related cure amount must be filed, served and actually received by the Debtors at least five (5) days prior to the Confirmation Hearing.  Any counterparty to an Executory Contract and Unexpired Lease that fails to object timely to the proposed assignment or cure amount will be deemed to have consented to such assignment of its Executory Contract or Unexpired Lease.

The Confirmation Order shall constitute an order of the Bankruptcy Court approving any proposed assignments of Executory Contracts or Unexpired Leases pursuant to Sections 365 and 1123 of the Bankruptcy Code as of the Effective Date.

In the event of a dispute regarding (a) the amount of any cure payment, (b) the ability of any assignee to provide “adequate assurance of future performance” (within the meaning of Section 365 of the Bankruptcy Code) under the Executory Contract or Unexpired Lease to be assigned or (c) any other matter pertaining to assignment, the applicable cure payments required by Section 365(b)(1) of the Bankruptcy Code shall be made following the entry of a Final Order or orders resolving the dispute and approving the assignment.  If an objection to assignment or cure amount is sustained by the Bankruptcy Court, the Debtors, with the consent of New Propco and/or the Successful Bidder, as applicable, may elect to reject such Executory Contract or Unexpired Lease in lieu of assuming and assigning it.

C.                                    Claims on Account of the Rejection of Executory Contracts or Unexpired Leases

All Proofs of Claim with respect to Claims arising from the rejection of Executory Contracts or Unexpired Leases pursuant to this Plan or the Confirmation Order, if any, must be filed with the Bankruptcy Court within thirty (30) days after the date of entry of an order of the Bankruptcy Court (including the Confirmation Order) approving such rejection.

Any Entity that is required to file a Proof of Claim arising from the rejection of an Executory Contract or an Unexpired Lease that fails to timely do so shall be forever barred, estopped and enjoined from asserting such Claim, and such Claim shall not be enforceable, against the Debtors, the Estates or any of their respective property, and such Claim shall be forever discharged.  All such Claims shall, as of the Effective Date, be subject to the permanent injunction set forth in Article X.F hereof.

D.                                    Director and Officer Insurance Policies

The Debtors shall obtain (at market-based premiums) prior to the Effective Date insurance policies providing substantially similar coverage as the existing D&O Liability Insurance Policies coverage for claims (as defined in such policies) made for any wrongful acts (as defined in such policies) or other covered conduct, acts or omissions occurring prior to the Effective Date (also referred to as “tail coverage”) with coverage (in scope and substance) and on terms no less favorable to the current insureds than the Debtors’ insurance policies existing as of the date of entry of the Confirmation Order, which insurance policies shall be reasonably acceptable to the Mortgage Lenders (the “Tail Coverage Insurance Policies”).  The costs of the Tail Coverage Insurance Policies shall be allocated among the Debtors in a manner satisfactory to the Required Consenting Lenders and the Mortgage Lenders, or as otherwise ordered by the Bankruptcy Court after notice and a hearing, such that each Debtor bears the expense of its own coverage.

ARTICLE VII.

PROVISIONS GOVERNING DISTRIBUTIONS

A.                                    Distributions for Claims and Equity Interests Allowed as of the Effective Date

Except as otherwise provided in the “Treatment” sections in Article III hereof or as ordered by the Bankruptcy Court, distributions to be made on account of Claims and Equity Interests that are Allowed Claims or Equity Interests as of the Effective Date shall be made on the initial distribution date or as soon thereafter as is practicable.  Other than with respect to Classes P.2 and S.2, any distribution to be made on the Effective Date pursuant to this Plan shall be deemed as having been made on the Effective Date if such distribution is made on the Effective Date or as soon thereafter as is practicable.  Any payment or distribution required to be made under this Plan on a day other than a Business Day shall be made on the next succeeding Business Day.  Distributions on account of Disputed Claims and Equity Interests that first become Allowed Claims and Equity Interests after the Effective Date shall be made pursuant to Article VIII hereof.

B.                                    Post-Petition Interest on Claims

Unless otherwise specifically provided for in this Plan or the Confirmation Order or any other Final Order, or required by applicable bankruptcy law, post-petition interest shall not accrue or be paid on any Claims, and no Holder of a Claim shall be entitled to interest accruing on or after the Petition Date on any Claim.

C.                                    Distributions under the Plan

Other than as specifically set forth below or in the New Propco Purchase Agreement, the New Propco Transfer Agreement, the New Opco Purchase Agreement or the Landco Assets Transfer Agreement, the Plan Administrator or Distribution Agent shall make all distributions required to be distributed under this Plan; provided, however, that the Plan Administrator or Distribution Agent may employ or contract with other entities to assist in or make the distributions required by this Plan; provided, further, that SCI or the Successful Bidder shall make all cash distributions to Holders of Allowed Claims in Class S.2 and Propco shall make all cash distributions to Holders of Allowed Claims in Class P.2.  Neither New Propco nor New Opco shall have any obligation to fund the expenses incurred by the Plan Administrator from and after the Effective Date.  Distributions made on account of Allowed Senior Notes Claims shall be deemed complete when made to the Senior Notes Trustee for distribution pursuant to the terms of the Senior Notes Indentures.  Distributions on account of Allowed Subordinated Notes Claims shall be deemed complete when made to the Senior Notes Trustee until such time as the Allowed Senior Notes Claims are paid in full to effectuate the subordination provisions as provided for in the Subordinated Notes Indentures.  Thereafter, distributions made on account of Allowed Subordinated Notes Claims shall be deemed complete when made to the Subordinated Notes Trustee.

D.                                    Delivery and Distributions and Undeliverable or Unclaimed Distributions

1.             Record Date for Distributions

On the Distribution Record Date, the Claims Register shall be closed.  Accordingly, the Plan Administrator and Distribution Agent will have no obligation to recognize the transfer of, or the sale of any participation in, any Allowed Claim that occurs after the close of business on the Distribution Record Date, and will be entitled for all purposes herein to recognize and distribute securities, property, notices and other documents only to those Holders of Allowed Claims who are Holders of such Claims, or participants therein, as of the close of business on the Distribution Record Date.  The Plan Administrator or any other applicable Distribution Agent shall be entitled to recognize and deal for all purposes under this Plan with only those record holders stated on the Claims Register, or their books and records, as of the close of business on the Distribution Record Date.

2.             Delivery of Distributions in General

Except as otherwise provided herein, the Plan Administrator or Distribution Agent, as applicable, shall make distributions to Holders of Allowed Claims and Equity Interests, or in case of their authorized agents, as appropriate, at the address for each such Holder or agent as indicated on the Debtors’ books and records as of the date of any such distribution; provided, however, that if a Holder of an Allowed Claim or Equity Interest Files a Proof of Claim, the address for such Holder shall be deemed to be the address set forth in any Proof of Claim Filed by that Holder.

3.             Minimum Distributions

Notwithstanding anything herein to the contrary, no Debtor, Plan Administrator or Distribution Agent shall be required to make distributions or payments of less than Five Hundred ($500.00) Dollars (whether in Cash or otherwise) or to make partial distributions or payments of fractions of dollars.  Whenever any payment or distribution of a fraction of a dollar under this Plan would otherwise be called for, the actual payment or distribution will reflect a rounding of such fraction to the nearest whole dollar (up or down), with half dollars or less being rounded down.

4.             Undeliverable Distributions

(a)           Holding of Certain Undeliverable Distributions

If the distribution to any Holder of an Allowed Claim or Equity Interest is returned to the Distribution Agent as undeliverable or is otherwise unclaimed, no further distributions shall be made to such Holder unless and until the Distribution Agent is notified in writing of such Holder’s then current address, at which time all currently due missed distributions shall be made to such Holder on the next Subsequent Distribution Date.  Undeliverable distributions shall remain in the possession of the Distribution Agent, subject to Article VII.D.4(b) hereof, until such time as any such distributions become deliverable.  Undeliverable distributions shall not be entitled to any additional interest, dividends or other accruals of any kind on account of their distribution being undeliverable.

(b)           Failure to Claim Undeliverable Distributions

Any Holder of an Allowed Claim or Equity Interest (or any successor or assignee or other Person or Entity claiming by, through, or on behalf of, such Holder) that does not assert a right pursuant to this Plan for an undeliverable or unclaimed distribution within one (1) year after the later of the Effective Date or the date such distribution is due shall be deemed to have forfeited its rights for such undeliverable or unclaimed distribution and shall be forever barred and enjoined from asserting any such rights for an undeliverable or unclaimed distribution against the Debtors, their Estates or their property.  In such cases, any Cash for distribution on account of such rights for undeliverable or unclaimed distributions shall become the property of the Estates free of any restrictions thereon and notwithstanding any federal or state escheat laws to the contrary.  Nothing contained in this Plan shall require the Debtors or any Distribution Agent to attempt to locate any Holder of an Allowed Claim or Equity Interest.

(c)           Failure to Present Checks

Checks issued by the Distribution Agent on account of Allowed Claims shall be null and void if not negotiated within one hundred and eighty (180) days after the issuance of such check.  Requests for reissuance of any check shall be made directly to the Distribution Agent by the Holder of the relevant Allowed Claim or Equity Interest with respect to which such check originally was issued.  Any Holder of an Allowed Claim or Equity Interest holding an un-negotiated check that does not request reissuance of such un-negotiated check within one hundred eighty (180) days after the date of mailing or other delivery of such check shall have its Claim or Equity Interest for such un-negotiated check discharged and be discharged and forever barred, estopped and enjoined from asserting any such Claim or Equity Interest against the Debtors, the Debtors’ Estates or their property.

E.                                    Compliance with Tax Requirements/Allocations

In connection with this Plan and all distributions hereunder, the Debtors and any Distribution Agent shall comply with all withholding and reporting requirements imposed by any federal, state, local, or foreign taxing authority, and all distributions hereunder shall be subject to any such withholding and reporting requirements.  The Debtors or any Distribution Agent shall be authorized to take any and all actions that may be necessary or appropriate to comply with such withholding and reporting requirements.  All persons holding Claims shall be required to provide any information necessary to effect information reporting and the withholding of such taxes.  Notwithstanding any other provision of this Plan to the contrary, each Holder of an Allowed Claim or Equity Interest shall have the sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed by any governmental unit, including income, withholding, and other tax obligations, on account of such distribution.  Any Cash and Documents and/or other consideration or property to be distributed pursuant to this Plan shall, pending the implementation of such arrangements, be treated as an undeliverable distribution pursuant to Article VII.D.4 of this Plan.  To the extent that any Allowed Claim entitled to a distribution under the Plan consists of indebtedness and other amounts (such as accrued but unpaid interest thereon), such distribution shall be allocated first to the principal amount of the Claim (as determined for federal income tax purposes) and then, to the extent the consideration exceeds the principal amount of the Claim, to such other amounts.

F.                                    Means of Cash Payment

Payments of Cash made pursuant to this Plan shall be in U.S. dollars and shall be made, at the option and in the sole discretion of the Debtors, by (a) checks drawn on, or (b) wire transfer from, a domestic bank selected by the Debtors.  Cash payments to foreign creditors may be made, at the option of the Debtors, in such funds and by such means as are necessary or customary in a particular foreign jurisdiction.

G.                                    Timing and Calculation of Amounts to Be Distributed

On the Initial Distribution Date (or if a Claim or Equity Interest is not an Allowed Claim or Equity Interest on the Effective Date, on the Subsequent Distribution Date occurring after such Claim becomes an Allowed Claim or Equity Interest, or as soon as reasonably practicable thereafter), each Holder of an Allowed Claim or Equity Interest shall receive the full amount of the distributions that this Plan provides for Allowed Claims or Equity Interests in the applicable Class.  If and to the extent that there are Disputed Claims or Equity Interests, distributions on account of any such Disputed Claims or Equity Interests shall be made pursuant to the provisions set forth in the applicable class treatment or in Article VIII hereof.  Except as otherwise provided herein, Holders of Claims and Equity Interests shall not be entitled to interest, dividends or accruals on the distributions provided for herein, regardless of whether such distributions are delivered on or at any time after the Effective Date.

H.                                   Setoffs and Recoupments

Without altering or limiting any of the rights and remedies of the Debtors or any other party in interest under Section 502(d) of the Bankruptcy Code, all of which rights and remedies are hereby reserved, the Debtors may, but shall not be required to, withhold (but not setoff except as set forth below) from the distributions called for hereunder on account of any Allowed Claim an amount equal to any claims, Causes of Action and Litigation Claims of any nature that the Debtors may hold against the Holder of any such Allowed Claim.  In the event that any such claims, Causes of Action or Litigation Claims are adjudicated by Final Order or otherwise resolved against the applicable Holder, the Debtors may, pursuant to Section 553 of the Bankruptcy Code or applicable non-bankruptcy law, set off or exercise recoupment against any Allowed Claim and the distributions to be made pursuant hereto on account of such Allowed Claim (before any distribution is made on account of such Allowed Claim), the amount of such adjudicated or resolved claims, Causes of Action or Litigation Claims.  Neither the failure to effect such a setoff or exercise recoupment nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtors of any such claims, Causes of Action or Litigation Claims.

I.                                        Preservation of Subordination Rights

Except as otherwise provided herein, all subordination rights and claims relating to the subordination by the Debtors or either Plan Administrator of any Allowed Claim shall remain valid, enforceable and unimpaired in accordance with Section 510 of the Bankruptcy Code or otherwise.

ARTICLE VIII.

PROCEDURES FOR RESOLVING CONTINGENT,
UNLIQUIDATED AND DISPUTED CLAIMS AND EQUITY INTERESTS

A.                                    Authority to Prosecute Objections to Disputed Claims

Upon the Effective Date, the Plan Administrator shall be responsible for pursuing any objection to the allowance of all Disputed Claims and Equity Interests with respect to which an objection has been filed with the Bankruptcy Court and notice thereof has been given to the Holder of the Disputed Claim.  Prior to the Effective Date, the Debtors shall have the right to object to the allowance of Claims with respect to which they dispute liability or allowance in whole or in part.  The Plan Administrator shall have the authority to file, settle, compromise or withdraw any objections to Disputed Claims against Debtors without approval of the Bankruptcy Court.  However, the Bankruptcy Court may approve any compromises and settlements in accordance with Bankruptcy Rule 9019.

B.                                    Resolution of Disputed Claims and Equity Interests

1.             Allowance of Claims and Equity Interests

After the Effective Date, the Plan Administrator shall have and shall retain any and all rights and defenses that the Debtors had with respect to any Claim or Equity Interest, except with respect to any Claim or Equity Interest deemed Allowed under this Plan.  Except as expressly provided in this Plan or in any order entered in the Chapter 11 Cases prior to the Effective Date (including, without limitation, the Confirmation Order), no Claim or Equity Interest shall become an Allowed Claim unless and until such Claim or Equity Interest is deemed Allowed under this Plan or the Bankruptcy Code or the Bankruptcy Court has entered a Final Order, including, without limitation, the Confirmation Order, in the Chapter 11 Cases allowing such Claim or Equity Interest.

2.             Prosecution of Objections to Claims and Equity Interests

After the Confirmation Date but before the Effective Date, the Debtors, and after the Effective Date, the Plan Administrator, shall have the exclusive authority to File objections to Claims and settle, compromise, withdraw or litigate to judgment objections to any and all Claims, regardless of whether such Claims or Equity Interests are in an Unimpaired Class or otherwise; provided, however, this provision shall not apply to Professional Fee Claims; and provided further that (a) the Successful Bidder may object to the allowance of any Administrative Claim against SCI or any of the Other Opco Debtors, and (b) the Mortgage Lenders may object to the allowance of any Administrative Claim against Propco or any of the Mezzco Debtors.  Subject to the foregoing, from and after the Effective Date, the Plan Administrator may settle or compromise any Disputed Claim or Equity Interest without any further notice to or action, order or approval of the Bankruptcy Court.  The Plan Administrator shall have the sole authority to administer and adjust the Claims Register to reflect any such settlements or compromises without any further notice to or action, order or approval of the Bankruptcy Court.

3.             Estimation

After the Confirmation Date but before the Effective Date, the Debtors, and after the Effective Date, the Plan Administrator may, at any time, request that the Bankruptcy Court estimate (a) any Disputed Claim or Equity Interest pursuant to applicable law and (b) any contingent or unliquidated Claim or Equity Interest pursuant to applicable law, including, without limitation, Section 502(c) of the Bankruptcy Code, and the Bankruptcy Court shall retain jurisdiction under 28 U.S.C. §§ 157 and 1334 to estimate any Disputed Claim or Equity Interest, contingent Claim or Equity Interest or unliquidated Claim or Equity Interest, including during the litigation concerning any objection to any Claim or Equity Interest or during the pendency of any appeal relating to any such objection.  All of the aforementioned Claim or Equity Interests and objection, estimation and resolution procedures are cumulative and not exclusive of one another.  Claim or Equity Interests may be estimated and subsequently compromised, settled, withdrawn or resolved by any mechanism approved by the Bankruptcy Court.  The rights and objections of all parties are reserved in connection with any such estimation proceeding.

4.             Deadline to File Objections to Claims and Equity Interests

Any objections to Claims and Equity Interests shall be Filed no later than the Claims Objection Bar Date.  Moreover, notwithstanding the expiration of the Claims Objection Bar Date, the Debtors, and, after the Effective Date, the Plan Administrator, shall continue to have the right to amend any claims objections and to file and prosecute supplemental objections and counterclaims to a Disputed Claim or Equity Interest until such Disputed Claim or Equity Interest is Allowed.

C.                                    No Distributions Pending Allowance

Notwithstanding any other provision of this Plan to the contrary, no payments or distributions of any kind or nature shall be made with respect to all or any portion of a Disputed Claim or Equity Interest unless and until all objections to such Disputed Claim or Equity Interest have been settled or withdrawn or have been determined by Final Order, and the Disputed Claim or Equity Interest has become an Allowed Claim or Equity Interest.

D.                                    Reserves for Disputed Claims

To the extent necessary or appropriate for Classes entitled to receive distributions hereunder, each Debtor may separately maintain a reserve for any distributable amounts required to be set aside on account of Disputed Claims and shall distribute such amounts (net of any expenses, including any taxes relating thereto), as provided herein as, when and if such Disputed Claims are resolved by Final Order, and such amounts shall be distributable in respect of such Disputed Claims as such amounts would have been distributable had the Disputed Claims been Allowed Claims as of the Effective Date, provided that no interest shall be distributable or accrue with respect thereto.  No such reserves shall be necessary for any Classes that will not receive any distributions under the Plan.

E.                                    Distributions on Account of Disputed Claims and Equity Interests Once They Are Allowed and Additional Distributions on Account of Previously Allowed Claims and Equity Interests

On each subsequent distribution date (or such earlier date as determined by the Debtors or the Plan Administrator in their sole discretion, as applicable), the Debtors, the Plan Administrator or another applicable Distribution Agent will make distributions (a) on account of any Disputed Claim or Equity Interest that has become an Allowed Claim or Equity Interest during the preceding ninety (90) days, and (b) on account of previously Allowed Claims or Equity Interests of property that would have been distributed to the Holders of such Claim or Equity Interest on the dates distributions previously were made to Holders of Allowed Claims or Equity Interests in such Class had the Disputed Claims or Equity Interests that have become Allowed Claims or Equity Interests or disallowed by Final Order of the Bankruptcy Court been Allowed or disallowed, as applicable, on such dates.  Such distributions will be made pursuant to the applicable provisions of Article III of this Plan.

ARTICLE IX.

CONDITIONS PRECEDENT TO CONFIRMATION,
EFFECTIVE DATE AND CONSUMMATION OF THE PLAN

A.                                    Conditions Precedent to Confirmation

Confirmation of this Plan shall be conditioned upon the satisfaction or waiver pursuant to the provisions of Article IX.C hereof of the following:

1.             The Bankruptcy Court shall have entered a Final Order in form and in substance satisfactory to the Debtors, the Required Consenting Lenders and the Mortgage Lenders approving the Disclosure Statement with respect to this Plan as containing adequate information within the meaning of Section 1125 of the Bankruptcy Code.

2.             This Plan and all schedules, documents, supplements and exhibits relating to this Plan shall have been filed in form and substance acceptable to the Debtors.

3.             The proposed Confirmation Order shall be in form and substance acceptable to the Debtors, the Required Consenting Lenders and the Mortgage Lenders.

B.                                    Conditions Precedent to the Effective Date and Consummation of the Plan

Consummation of this Plan shall be conditioned upon, and the Effective Date shall not occur until, the satisfaction or waiver pursuant to the provisions of Article IX.C hereof of the following:

1.             The Confirmation Order shall have been entered (and in the event that the Stalking Horse Bidder is not the Successful Bidder, such order shall have become a Final Order in respect of Propco and New Propco) in a form and in substance satisfactory to the Debtors, the Successful Bidder, the Mortgage Lenders, FG and the Required Consenting Lenders and no stay of the Confirmation Order shall have been entered.  The Confirmation Order shall provide that, among other things, the Debtors or the Plan Administrator, as appropriate, is authorized and directed to take all actions necessary or appropriate to consummate this Plan, including, without limitation, entering into, implementing and consummating the contracts, instruments, releases, leases, indentures and other agreements or documents created in connection with or described in this Plan.

2.             The Bankruptcy Court shall have entered one or more orders (which may include the Confirmation Order and, in the event the Stalking Horse Bidder is not the Successful Bidder, such order(s) shall have become Final Order(s) in respect of Propco and New Propco) authorizing the assumption and rejection of Executory Contracts and Unexpired Leases by the Debtors as contemplated in this Plan and the Plan Supplement.

3.             All documents and agreements necessary to implement this Plan, including, without limitation, all documents included in the Plan Supplement, in each case in form and substance acceptable to the Debtors shall have (a) been tendered for delivery, and (b) been effected by executed by, or otherwise deemed binding upon, all Entities party thereto.  All conditions precedent to such documents and agreements shall have been satisfied or waived pursuant to the terms of such documents or agreements.

4.             All actions necessary to implement the Plan shall have been effected, including, without limitation, all actions specified in and in furtherance of the Mortgage Lender/FG Restructuring Agreement, the Opco Lender Restructuring Support Agreement, the Committee Plan Support Stipulation, the Put Parties Support Agreement and the New Opco Purchase Agreement.

5.             The Committee Plan Support Stipulation has not been terminated as of the Effective Date.

6.             Each of the Put Parties Support Agreement and the Propco Commitment has not been terminated as of the Effective Date.

7.             Upon or before the occurrence of the Effective Date, each of the New Propco Purchase Agreement, the Landco Assets Transfer Agreement, the New Propco Transfer Agreement and the New Opco Purchase Agreement shall close according to its terms.

8.             All material consents, actions, documents, certificates and agreements necessary to implement this Plan, including any required governmental or regulatory consents, shall have been obtained, effected or executed and delivered to the required parties and, to the extent required, Filed with the applicable governmental units in accordance with applicable laws.

9.             The Confirmation Date shall have occurred.

C.                                    Waiver of Conditions

The conditions to confirmation of this Plan and to Consummation of this Plan and the occurrence of the Effective Date set forth in this Article IX may be waived by the Debtors without notice, leave or order of the Bankruptcy Court or any formal action other than proceeding to confirm or consummate this Plan; provided, however, that (i) any waiver of the conditions specified in Article IX.B.5 or B.6 above shall be acceptable to the Debtors, the Mortgage Lenders and FG, and (ii) any such other waiver shall be reasonably acceptable to the Successful Bidder, the Mortgage Lenders, FG and the Required Consenting Lenders and shall not be inconsistent with the terms of the New Opco Purchase Agreement, the Mortgage Lender/FG Restructuring Agreement, the Opco Lender Restructuring Agreement, the Committee Plan Support Stipulation, the Put Parties Purchase Agreement, the New Propco Purchase Agreement, the New Propco Transfer Agreement, the Second Amended MLCA or the Landco Assets Transfer Agreement.  The failure to satisfy or waive a condition to the Effective Date or Consummation may be asserted by the Debtors regardless of the circumstances giving rise to the failure of such condition to be satisfied.  The failure of the Debtors to exercise any of the foregoing rights shall not be deemed a waiver of any other rights, and each right shall be deemed an ongoing right that may be asserted at any time.

D.                                    Effect of Non Occurrence of Conditions to Consummation

If the Effective Date or Consummation of this Plan does not occur, this Plan shall be null and void in all respects and nothing contained in this Plan or the Disclosure Statement shall:  (1) constitute a waiver or release of any claims by or Claims against or Equity Interests in the Debtors; (2) prejudice in any manner the rights of the Debtors, any Holders or any other Entity; (3) constitute an Allowance of any Claim or Equity Interest; or (4) constitute an admission, acknowledgment, offer or undertaking by the Debtors, any Holders or any other Entity in any respect.

ARTICLE X.

RELEASES, EXCULPATION, INJUNCTION, PRESERVATION OF CAUSES OF ACTION AND RELATED PROVISIONS

A.                                    General

Notwithstanding anything contained herein to the contrary, the allowance, classification and treatment of all Allowed Claims and Equity Interests and their respective distributions and treatments hereunder, takes into account the relative priority and rights of the Claims and the Equity Interests in each Class in connection with any contractual, legal and equitable subordination rights relating thereto whether arising under general principles of equitable subordination, Section 510 of the Bankruptcy Code or otherwise.

In accordance with the provisions of this Plan, including Article VIII hereof, and pursuant to Section 363 of the Bankruptcy Code and Bankruptcy Rule 9019, without any further notice to or action, order or approval of the Bankruptcy Court, after the Effective Date (1) the Plan Administrator may, in this sole and absolute discretion, compromise and settle Claims against the Debtors and (2) the Plan Administrator may, in its sole and absolute discretion, compromise and settle Causes of Action against other Entities.

B.                                    Comprehensive Settlement of Claims and Controversies.

1.             General.  Pursuant to Bankruptcy Rule 9019 and in consideration for the distributions and other benefits provided under this Plan, the provisions of this Plan, including the exculpation and release provisions contained in this Article X, constitute a good faith compromise and settlement of all Claims, Litigation Claims, Causes of Action or controversies relating to the rights that a Holder of a Claim or Interest may have with respect to any Claim or

Interest against any Debtor, any distribution to be made pursuant to these Plans on account of any such Claim or Interest, and any and all Claims or Causes of Action of any party arising out of or relating to the Going Private Transaction and all transactions relating thereto.  The entry of the Confirmation Order constitutes the Bankruptcy Court’s approval, as of the Effective Date, of the compromise or settlement of all such Claims, Interests or controversies and the Bankruptcy Court’s finding that all such compromises or settlements are in the best interests of (x) the Debtors, the Non-Debtor Affiliates and their respective Estates and property, and (y) the Holders of Claims and Interests, and are fair, equitable and reasonable.

2.             Global Settlement.  Pursuant to Bankruptcy Rule 9019 and in consideration of the distributions and other benefits provided under the Plan, the provisions of the Plan constitute a good faith compromise and settlement, and the Plan constitutes a request to authorize and approve such compromise and settlement, of all Going Private Transaction Causes of Action among the Debtors, the non-Debtor Affiliates of the Debtors, and the Debtors’ Estates, and any Person (the “Global Settlement”).  Any distributions to be made pursuant to the Plan shall be made on account of and in consideration of the Global Settlement, which, upon the Effective Date of the Plan, shall be binding on the Debtors and their Estates, the non-Debtor Affiliates of the Debtors, and all Holders of Claims or Interests (whether or not Allowed) that indicate on their Ballots their agreement to grant the releases provided for in Article X.C.2 of this Plan.  Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval, as of the Effective Date of the Plan, of the Global Settlement and the Bankruptcy Court’s finding that the Global Settlement is in the best interests of the Debtors, the Reorganized Debtors, their respective Estates, the Non-Debtor Affiliates, and the Holders of Claims and Interests providing such releases, and is fair, equitable and reasonable.

C.                                    Releases Among Releasing Parties and Released Parties

1.             RELEASES BY DEBTORS AND ESTATES.  EFFECTIVE AS OF THE EFFECTIVE DATE, FOR GOOD AND VALUABLE CONSIDERATION PROVIDED BY EACH OF THE RELEASED PARTIES, THE ADEQUACY OF WHICH IS HEREBY CONFIRMED, TO THE FULLEST EXTENT PERMISSIBLE UNDER APPLICABLE LAW, THE DEBTORS, IN THEIR INDIVIDUAL CAPACITIES AND AS DEBTORS-IN-POSSESSION, AS THE CASE MAY BE, THE DEBTORS’ ESTATES, THE NON-DEBTOR AFFILIATES, AND EACH OF THEIR RESPECTIVE RELATED PERSONS (COLLECTIVELY, THE “RELEASING PARTIES”) SHALL, AND SHALL BE DEEMED TO, COMPLETELY, CONCLUSIVELY, ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY, AND FOREVER RELEASE, WAIVE, VOID, EXTINGUISH AND DISCHARGE EACH AND ALL OF THE RELEASED PARTIES (AND EACH SUCH RELEASED PARTY SO RELEASED SHALL BE DEEMED FOREVER RELEASED, WAIVED AND DISCHARGED BY THE RELEASING PARTIES) AND THEIR RESPECTIVE PROPERTIES AND RELATED PERSONS OF AND FROM ANY AND ALL CLAIMS, CAUSES OF ACTION, LITIGATION CLAIMS, AVOIDANCE ACTIONS AND ANY OTHER DEBTS, OBLIGATIONS, RIGHTS, SUITS, DAMAGES, ACTIONS, REMEDIES, JUDGMENTS AND LIABILITIES WHATSOEVER (INCLUDING, WITHOUT LIMITATION, THE GOING PRIVATE TRANSACTION CAUSES OF ACTION), WHETHER KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, LIQUIDATED OR UNLIQUIDATED, FIXED OR CONTINGENT, MATURED OR UNMATURED, EXISTING

AS OF THE EFFECTIVE DATE OR THEREAFTER ARISING, IN LAW, AT EQUITY, WHETHER FOR TORT, CONTRACT, OR OTHERWISE, BASED IN WHOLE OR IN PART UPON ANY ACT OR OMISSION, TRANSACTION, EVENT OR OTHER OCCURRENCE OR CIRCUMSTANCES EXISTING OR TAKING PLACE PRIOR TO OR ON THE EFFECTIVE DATE ARISING FROM OR RELATED IN ANY WAY IN WHOLE OR IN PART TO THE DEBTORS, THE REORGANIZED DEBTORS OR THEIR RESPECTIVE ASSETS, PROPERTY AND ESTATES, THE CHAPTER 11 CASES, THE DISCLOSURE STATEMENT, THIS PLAN OR THE SOLICITATION OF VOTES ON THIS PLAN THAT SUCH RELEASING PARTY WOULD HAVE BEEN LEGALLY ENTITLED TO ASSERT (WHETHER INDIVIDUALLY OR COLLECTIVELY) OR THAT ANY HOLDER OF A CLAIM OR EQUITY INTEREST OR OTHER ENTITY WOULD HAVE BEEN LEGALLY ENTITLED TO ASSERT FOR OR ON BEHALF OF THE DEBTORS OR THEIR ESTATES (WHETHER DIRECTLY OR DERIVATIVELY) AGAINST ANY OF THE RELEASED PARTIES; PROVIDED, HOWEVER, THAT THE FOREGOING PROVISIONS OF THIS RELEASE SHALL NOT OPERATE TO WAIVE OR RELEASE (I) ANY CAUSES OF ACTION EXPRESSLY SET FORTH IN AND PRESERVED BY THIS PLAN OR ANY PLAN SUPPLEMENT; (II) WITH THE EXCEPTION OF THE GOING PRIVATE TRANSACTION CAUSES OF ACTION, ANY CAUSES OF ACTION ARISING FROM ACTUAL OR INTENTIONAL FRAUD OR WILLFUL MISCONDUCT AS DETERMINED BY FINAL ORDER OF THE BANKRUPTCY COURT OR ANY OTHER COURT OF COMPETENT JURISDICTION; AND/OR (III) THE RIGHTS OF SUCH RELEASING PARTY TO ENFORCE THIS PLAN AND THE CONTRACTS, INSTRUMENTS, RELEASES, AND OTHER AGREEMENTS OR DOCUMENTS DELIVERED UNDER OR IN CONNECTION WITH THIS PLAN OR ASSUMED PURSUANT TO THIS PLAN OR ASSUMED PURSUANT TO FINAL ORDER OF THE BANKRUPTCY COURT.  THE FOREGOING RELEASE SHALL BE EFFECTIVE AS OF THE EFFECTIVE DATE WITHOUT FURTHER NOTICE TO OR ORDER OF THE BANKRUPTCY COURT, ACT OR ACTION UNDER APPLICABLE LAW, REGULATION, ORDER, OR RULE OR THE VOTE, CONSENT, AUTHORIZATION OR APPROVAL OF ANY PERSON.

2.             Releases by Holders of Claims and Interests.  Effective as of the Effective Date, for good and valuable consideration, to the fullest extent permissible under applicable law, each holder of a Claim or Equity Interest that has indicated on its Ballot its agreement to grant the release contained in this Article X.C.2 shall, and shall be deemed to, completely, conclusively, absolutely, unconditionally, irrevocably, and forever release, waive, void, extinguish and discharge the Released Parties from any and all Claims, Causes of Action, Litigation Claims, Avoidance Actions and any other obligations, rights, suits, damages, judgments, debts, remedies and liabilities whatsoever (including, without limitation, the Going Private Transaction Causes of Action), including any Claims or Causes of Action that could be asserted on behalf of or against the Debtors, whether known or unknown, foreseen or unforeseen, liquidated or unliquidated, fixed or contingent, matured or unmatured, existing or hereafter arising, in law, equity or otherwise, that such holder of a Claim or Equity Interest would have been legally entitled to assert in its own right (whether individually, derivatively or collectively), based in whole or in part upon any act or omission, transaction, agreement, event or other occurrence taking place on or before the Effective Date, in any way relating or pertaining to (v) the purchase or sale, or the rescission of a purchase or sale, of any security of the Debtors, (w) the Debtors, the Reorganized Debtors or their respective assets, property and Estates, (x) the Chapter 11 Cases, (y) the negotiation, formulation and preparation of the Plan, the Disclosure Statement, or any related agreements, instruments or other document including, without limitation, all of the documents included in the Plan Supplement; and (z) the Going Private Transaction Causes of Action; provided, however, that, with the exception of the Going Private Transaction Causes of Action, these releases will have no effect on the liability of any Released Party arising from any act, omission, transaction, agreement, event or other occurrence, constituting willful misconduct, gross negligence, fraud or criminal conduct as determined by a Final Order; provided further, however, the foregoing shall not constitute a waiver or release of any right of the Holder of an Allowed Claim or Equity Interest, obligee under any Assumed Liability (whether assumed under this Plan or in accordance with a prior Bankruptcy Court Order), or party to an Assumed Contract to payment under this Plan or otherwise on account of such Allowed Claim or any of the rights of any parties in respect of Assumed Liabilities or Assumed Contracts under or in connection with this Plan or prior order of the Bankruptcy Court.  The Releases set forth in this Article X shall be binding upon and shall inure to the benefit of the any chapter 7 trustee in the event the Chapter 11 Cases are converted to chapter 7.

3.             Injunction Related to Releases.  Except as provided in the Plan or the Confirmation Order, as of the Effective Date, (i) all Persons that hold, have held, or may hold a Claim or any other Cause of Action, Litigation Claim, obligation, suit, judgment, damages, debt, right, remedy or liability of any nature whatsoever, relating to any of the Debtors or the Reorganized Debtors or any of their respective assets, property and Estates, that is released pursuant to this Article X.C of the Plan, (ii) all other parties in interest, and (iii) each of the Related Persons of each of the foregoing entities, are, and shall be, permanently, forever and completely stayed, restrained, prohibited, barred and enjoined from taking any of the following actions, whether directly or indirectly, derivatively or otherwise, on account of or based on the subject matter of such released Claims or other Causes of Action, Litigation Claims, obligations, suits, judgments, damages, debts, rights, remedies or liabilities, and of all Equity Interests or other rights of a Holder of an equity security or other ownership interest:  (a) commencing, conducting or continuing in any manner, directly or indirectly, any suit, action or other proceeding (including, without limitation, any judicial, arbitral, administrative or other proceeding) in any forum; (b) enforcing, attaching (including, without limitation, any prejudgment attachment), collecting, or in any way seeking to recover any judgment, award, decree, or other order; (c) creating, perfecting or in any way enforcing in any matter, directly or indirectly, any Lien; (d) setting off, seeking reimbursement or contributions from, or subrogation against, or otherwise recouping in any manner, directly or indirectly, any amount against any liability or obligation owed to any Person discharged under Article X.D; and (e) commencing or continuing in any manner, in any place of any judicial, arbitration or administrative proceeding in any forum, that does not comply with or is inconsistent with the provisions of the Plan or the Confirmation Order.

D.                                    Exculpation

The Exculpated Parties shall neither have nor incur any liability to any Person for any Claims or Causes of Action arising on or after the Petition Date and prior to or on the Effective Date for any act taken or omitted to be taken in connection with, or related to formulating, negotiating, preparing, disseminating, implementing, administering, soliciting, confirming or effecting the Consummation of this Plan, the Disclosure Statement or any sale, contract, instrument, release or other agreement or document created or entered into in connection with this Plan or any other prepetition or postpetition act taken or omitted to be taken in connection with or in contemplation of the restructuring of the Debtor, the approval of the Disclosure Statement, confirmation or Consummation of this Plan; provided, however, that the foregoing provisions shall have no effect on the liability of any Entity that results from any such act or omission that is determined in a Final Order of the Bankruptcy Court or other court of competent jurisdiction to have constituted gross negligence or willful misconduct; provided, further, that each Exculpated Party shall be entitled to rely upon the advice of counsel concerning its duties pursuant to, or in connection with, the above referenced documents, actions or inactions; provided, further, however that the foregoing provisions shall not apply to any acts, omissions, Claims, Causes of Action or other obligations expressly set forth in and preserved by this Plan or the Plan Supplement.

E.                                    Preservation of Causes of Action

1.             Maintenance of Causes of Action

Except as otherwise provided in this Article X or elsewhere in this Plan or the Confirmation Order, after the Effective Date, the Plan Administrator shall retain all rights to commence, pursue, litigate or settle, as appropriate, any and all Causes of Action and Litigation Claims, whether existing as of the Petition Date or thereafter arising, in any court or other tribunal including, without limitation, in an adversary proceeding Filed in the Chapter 11 Case.  The Plan Administrator, as the successor in interest to the Debtors and their Estates, may, and shall have the exclusive right to, enforce, sue on, settle, compromise, transfer or assign (or decline to do any of the foregoing) any or all of the Litigation Claims without notice to or approval from the Bankruptcy Court.  To the extent any such Causes of Action or Litigation Claims exist as of the Effective Date, they may be assigned to a liquidating trust, distributions from which will be in accordance with this Plan.

2.             Preservation of All Causes of Action Not Expressly Settled or Released

(a)           Unless a Cause of Action or Litigation Claim against a Holder of a Claim or an Equity Interest or other Entity is expressly waived, relinquished, released, compromised or settled in this Plan or any Final Order (including, without limitation, the Confirmation Order), the Debtors expressly reserve such Cause of Action or Litigation Claim for later adjudication by the Debtors or by the Plan Administrator (including, without limitation, Causes of Action and Litigation Claims not specifically identified or of which the Debtors may presently be unaware or which may arise or exist by reason of additional facts or circumstances unknown to the Debtors at this time or facts or circumstances that may change or be different from those the Debtors now believe to exist) and, therefore, no preclusion doctrine, including, without limitation, the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, waiver, estoppel (judicial, equitable or otherwise) or laches shall apply to such Causes of Action or Litigation Claims upon or after the confirmation of this Plan or Consummation of this Plan based on the Disclosure Statement, this Plan or the Confirmation Order, except where such Causes of Action or Litigation Claims have been expressly released in this Plan (including, without limitation, and for the avoidance of doubt, the Release contained in Article X.C hereof) or any other Final Order (including, without limitation, the Confirmation Order).  In addition, the

Debtors and the Plan Administrator expressly reserve the right to pursue or adopt any claims alleged in any lawsuit in which any Debtor or Propco Debtor, respectively, is a plaintiff, defendant or an interested party, against any Entity, including, without limitation, the plaintiffs or co-defendants in such lawsuits.  For the avoidance of doubt, any litigation with respect to the Going Private Transaction is not preserved by any provision of this Plan including this section X.E.2.a.

(b)           Unless a Cause of Action or Litigation Claim against a Holder of a Claim or an Equity Interest or other Entity is expressly waived, relinquished, released, compromised or settled in this Plan or any Final Order (including, without limitation, the Confirmation Order), the Debtors and the Plan Administrator reserve all rights to pursue:

(i)            Any other Causes of Action, whether legal, equitable or statutory in nature;

(ii)           Any and all actions arising under or actionable pursuant to the Bankruptcy Code, including, without limitation, sections 544, 545, 547 (except as provided below), 548, 549, 550, 551, 553(b) and/or 724(a) of the Bankruptcy Code; and

(iii)          Any other Causes of Action that currently exist or may subsequently arise and which have not been otherwise set forth herein or in any schedule of Causes of Action, because the facts upon which such Causes of Action are based are not currently or fully known by the Debtors, (collectively, the “Unknown Causes of Action”).  The failure to list or describe any such Unknown Cause of Action herein is not intended to limit the rights of the Debtors or the Plan Administrator to pursue any Unknown Cause of Action.

F.                                    Supplemental Injunction

The Confirmation Order shall provide for the following injunctions to take effect as of the Effective Date.

1.             Terms.  In order to preserve and promote the settlements contemplated by and provided for in the Plan and as described in this Article, except as otherwise expressly provided in the Plan or the Confirmation Order, all Persons and any Person claiming by or through them, which have held or asserted, which currently hold or assert or which may hold or assert any Claims or any other Causes of Action, obligations, suits, judgments, damages, debts, rights, remedies or liabilities of any nature whatsoever, and all Interests, or other rights of a Holder of an equity security or other ownership interest, against any of the Released Parties based upon, attributable to, arising out of or relating to any Claim against or Interest in any of the Debtors, whenever and wherever arising or asserted, whether in the U.S. or anywhere else in the world, whether sounding in tort, contract, warranty or any other theory of law, equity or admiralty, shall be, and shall be deemed to be, permanently stayed, restrained and enjoined from taking any action against any of the Released Parties for the purpose of directly or indirectly collecting, recovering or receiving any payment or recovery with respect to any such Claims or other Causes of Action, Litigation Claims, obligations, suits, judgments, damages, debts, rights, remedies or liabilities, and all Interests or other rights of a Holder of an equity security or other ownership interest, arising prior to the Effective Date (including prior to the Petition Date), including, but not limited to:

(a)           commencing or continuing in any manner any action or other proceeding of any kind with respect to any such Claims or other Causes of Action, Litigation Claims, obligations, suits, judgments, damages, debts, rights, remedies or liabilities, and all Interests, or other rights of a Holder of an equity security or other ownership interest, against any of the Released Parties or the assets or property of any Released Party;

(b)           enforcing, attaching, collecting or recovering, by any manner or means, any judgment, award, decree or order against any of the Released Parties or the assets or property of any Released Party with respect to any such Claims or other Causes of Action, Litigation Claims, obligations, suits, judgments, damages, debts, rights, remedies or liabilities, and all Interests or other rights of a Holder of an equity security or other ownership interest;

(c)           creating, perfecting or enforcing any Lien of any kind against any of the Released Parties or the assets or property of any Released Party with respect to any such Claims or other Causes of Action, Litigation Claims, obligations, suits, judgments, damages, debts, rights, remedies or liabilities, and all Interests or other rights of a Holder of an equity security or other ownership interest;

(d)           except as otherwise expressly provided in the Plan or the Confirmation Order, asserting, implementing or effectuating any setoff, right of subrogation, indemnity, contribution or recoupment of any kind against any obligation due to any of the Released Parties or against the property of any Released Party with respect to any such Claims or other Causes of Action, Litigation Claims, obligations, suits, judgments, damages, debts, rights, remedies or liabilities, and all Equity Interests or other rights of a Holder of an equity security or other ownership interest; and

(e)           taking any act, in any manner, in any place whatsoever, that does not conform to, or comply with, the provisions of the Plan or the Confirmation Order relating to such Claims or other Causes of Action, Litigation Claims, obligations, suits, judgments, damages, debts, rights, remedies or liabilities, and all Interests or other rights of a Holder of an equity security or other ownership interest.

2.             Bankruptcy Rule 3016 Compliance.  The Debtors’ compliance with the formal requirements of Bankruptcy Rule 3016(c) shall not constitute an admission that the Plan provides for an injunction against conduct not otherwise enjoined under the Bankruptcy Code.

G.                                    Integral to Plan

Each of the releases and injunctions provided in this Article X of the Plan is an integral part of the Plan and is essential to its implementation.  Each of the Released Parties, the Debtors and the Reorganized Debtors and any other Person protected thereby, as applicable, shall have the right to seek independently the enforcement of such releases, discharges and injunctions.

H.                                   Binding Nature Of Plan

ON THE EFFECTIVE DATE, AND EFFECTIVE AS OF THE EFFECTIVE DATE, THIS PLAN SHALL BIND, AND SHALL BE DEEMED BINDING UPON, ALL HOLDERS

OF CLAIMS AGAINST AND EQUITY INTERESTS IN THE DEBTORS, AND SUCH HOLDER’S RESPECTIVE SUCCESSORS AND ASSIGNS, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, NOTWITHSTANDING WHETHER OR NOT SUCH HOLDER (I) WILL RECEIVE OR RETAIN ANY PROPERTY OR INTEREST IN PROPERTY UNDER THIS PLAN, (II) HAS FILED A PROOF OF CLAIM OR INTEREST IN THE CHAPTER 11 CASE OR (III) FAILED TO VOTE TO ACCEPT OR REJECT THIS PLAN OR AFFIRMATIVELY VOTED TO REJECT THIS PLAN.

ARTICLE XI.

RETENTION OF JURISDICTION

A.            Pursuant to Sections 105(c) and 1142 of the Bankruptcy Code and notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court shall, after the Effective Date, retain such jurisdiction over the Chapter 11 Cases and all Entities with respect to all matters related to the Chapter 11 Cases, the Debtors and this Plan as legally permissible, including, without limitation, jurisdiction to:

1.             allow, disallow, determine, liquidate, classify, estimate or establish the priority or secured or unsecured status of any Claim or Equity Interest, including, without limitation, the resolution of any request for payment of any Administrative Claim, the resolution of any and all objections to the allowance or priority of any Claim or Equity Interest, and the resolution of any claim for taxes of any kind arising prior to the Effective Date or as a result of any transactions occurring on or before the Effective Date in accordance with this Plan and the rights of the Debtors or the Plan Administrator to apply tax attributes in satisfaction or offset of any such claims;

2.             grant or deny any applications for allowance of compensation or reimbursement of expenses authorized pursuant to the Bankruptcy Code or this Plan, for periods ending on or before the Confirmation Date;

3.             resolve any matters related to the assumption, assignment or rejection of any Executory Contract or Unexpired Lease to which any Debtor is party or with respect to which any Debtor may be liable and to adjudicate and, if necessary, liquidate, any Claims arising therefrom, including, without limitation, those matters related to any amendment to this Plan after the Effective Date to add Executory Contracts or Unexpired Leases to the list of Executory Contracts and Unexpired Leases to be assumed;

4.             resolve any issues related to any matters adjudicated in the Chapter 11 Cases;

5.             ensure that distributions to Holders of Allowed Claims are accomplished pursuant to the provisions of this Plan;

6.             decide or resolve any motions, adversary proceedings, contested or litigated matters and any other Causes of Action that are pending as of the Effective Date or that may be commenced in the future, and grant or deny any applications involving the Debtors that may be pending on the Effective Date or instituted after the Effective Date;

7.             enter such orders as may be necessary or appropriate to implement or consummate the provisions of this Plan and all other contracts, instruments, releases, indentures and other agreements or documents adopted in connection with this Plan, the Plan Supplement or the Disclosure Statement;

8.             resolve any cases, controversies, suits or disputes that may arise in connection with the Consummation, interpretation or enforcement of this Plan or any Entity’s obligations incurred in connection with this Plan; provided, however, that any dispute arising under or in connection with the New Opco Credit Agreement, the New Opco PIK Credit Agreement and the New Propco Credit Agreement shall be addressed and resolved in accordance with the provisions of the applicable document;

9.             hear and determine all Causes of Action that are pending as of the Effective Date or that may be commenced in the future;

10.           issue injunctions and enforce them, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any Entity with Consummation or enforcement of this Plan, except as otherwise provided in this Plan;

11.           enforce the terms and condition of this Plan and the Confirmation Order;

12.           resolve any cases, controversies, suits or disputes with respect to the Release, the Exculpation, and other provisions contained in Article X hereof and enter such orders or take such others actions as may be necessary or appropriate to implement or enforce all such releases, injunctions and other provisions;

13.           hear and determine the Litigation Claims by or on behalf of the Debtors or The Plan Administrator;

14.           enter and implement such orders or take such others actions as may be necessary or appropriate if the Confirmation Order is modified, stayed, reversed, revoked or vacated;

15.           resolve any other matters that may arise in connection with or relate to this Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release, indenture or other agreement or document adopted in connection with this Plan or the Disclosure Statement; provided, however, that any dispute arising under or in connection with the New Opco Credit Agreement, the New Opco PIK Credit Agreement or the New Propco Credit Agreement shall be addressed and resolved in accordance with the provisions of the applicable document; and

16.           enter an order concluding or closing the Chapter 11 Cases.

ARTICLE XII.

MISCELLANEOUS PROVISIONS

A.                                    Dissolution of the Committee

On the Effective Date, the Committee shall dissolve automatically and its members shall be released and discharged from all rights, duties and responsibilities arising from, or related to, the Chapter 11 Cases.

B.                                    Payment of Statutory Fees

All outstanding fees payable pursuant to Section 1930 of title 28, United States Code shall be paid on the Effective Date.  All such fees payable after the Effective Date shall be paid prior to the closing of the Chapter 11 Cases when due or as soon thereafter as practicable.

C.                                    Modification of Plan

Effective as of the date hereof and subject to the limitations and rights contained in this Plan:  (a) the Debtors reserve the right, in accordance with the Bankruptcy Code and the Bankruptcy Rules, to amend or modify this Plan prior to the entry of the Confirmation Order; and (b) after the entry of the Confirmation Order, the Debtors or the Plan Administrator, as applicable, may, upon order of the Bankruptcy Court, amend or modify this Plan, in accordance with Section 1127(b) of the Bankruptcy Code or remedy any defect or omission or reconcile any inconsistency in this Plan in such manner as may be necessary to carry out the purpose and intent of this Plan, provided, however, that any amendment, modification or supplement to the Plan shall be reasonably acceptable to the Successful Bidder, the Mortgage Lenders, FG and the Required Consenting Lenders and shall not be inconsistent with the terms of the New Opco Purchase Agreement, the Mortgage Lender/FG Restructuring Agreement, the Opco Lender Restructuring Support Agreement, the Committee Plan Support Stipulation or the Put Parties Support Agreement.  A Holder of a Claim or Equity Interest that has accepted this Plan shall be deemed to have accepted this Plan, as altered, amended or modified, if the proposed alteration, amendment or modification does not materially and adversely change the treatment of such Claim or Equity Interest of such Holder.

D.                                    Revocation of Plan

The Debtors reserve the right to revoke or withdraw this Plan in its entirety for all Debtors, or in respect of any Debtor, prior to the Confirmation Date and, if applicable, to File subsequent chapter 11 plans or to amend this Plan to reflect such revocation or withdrawal of this Plan as to specific Debtor(s).  If the Debtors revoke or withdraw this Plan or if confirmation of this Plan or Consummation of this Plan or the Effective Date does not occur, then (as it pertains to any Debtor for which the Plan has been revoked or withdrawn):  (1) this Plan shall be null and void in all respects; (2) any settlement or compromise embodied in this Plan, assumption or rejection of Executory Contracts or Unexpired Leases effected by this Plan and any document or agreement executed pursuant hereto shall be deemed null and void except as may be set forth in a separate order entered by the Bankruptcy Court; and (3) nothing contained in this Plan shall:  (a) constitute a waiver or release of any Claims by or against, or any Equity Interests in, the Debtors or any other Entity; (b) prejudice in any manner the rights of the Debtors or any other Entity; or (c) constitute an admission, acknowledgement, offer or undertaking of any sort by the Debtors or any other Entity.

E.                                    Successors and Assigns

This Plan shall be binding upon and inure to the benefit of the Debtors, and their respective successors and assigns.  The rights, benefits, and obligations of any Person or Entity named or referred to in this Plan shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor, or assign of such Person or Entity.

F.                                    Reservation of Rights

Except as expressly set forth herein, this Plan shall have no force or effect unless and until the Bankruptcy Court enters the Confirmation Order, the Effective Date occurs and this Plan is Consummated.  Neither the filing of this Plan, any statement or provision contained herein, nor the taking of any action by the Debtors or any other Entity with respect to this Plan shall be or shall be deemed to be an admission or waiver of any rights of:  (1) the Debtors with respect to the Holders of Claims or Equity Interests or other Entity; or (2) any Holder of a Claim or an Equity Interest or other Entity prior to the Effective Date.

G.                                    Further Assurances

The Debtors or the Plan Administrator, as applicable, all Holders of Claims and Equity Interests receiving distributions hereunder and all other Entities shall, from time to time, prepare, execute and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of this Plan or the Confirmation Order.  On or before the Effective Date, the Debtors shall File with the Bankruptcy Court all agreements and other documents that may be necessary or appropriate to effectuate and further evidence the terms and conditions hereof.

H.                                   Severability

If, prior to the Confirmation Date, any term or provision of this Plan is determined by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court will have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision will then be applicable as altered or interpreted.  Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of this Plan will remain in full force and effect and will in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation.  The Confirmation Order will constitute a judicial determination and will provide that each term and provision of this Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

I.                                        Service of Documents

All notices, requests, and demands to or upon the Debtors or the Plan Administrator to be effective shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

To the Debtors:

Richard Haskins

Executive Vice President,

General Counsel & Secretary

Station Casinos, Inc.

1505 South Pavilion Center Drive

Las Vegas, NV 89135

Tel:  702-495-3000

Fax:  702-495-3000

with copies to:

Milbank, Tweed, Hadley & McCloy LLP
601 South Figueroa Street, 30th Floor
Los Angeles, California 90017
Tel:  213-892-4000
Fax:  213-629-5063

Attention:              Paul S. Aronzon, Esq.
 Thomas R. Kreller, Esq.

J.                                       Exemption from Registration Pursuant To Section 1145 of the Bankruptcy Code

Pursuant to section 1145 of the Bankruptcy Code, and except as provided in subsection (b) thereof, the issuance of any securities or interests on account of, and in exchange for the Claims against the Debtors shall be exempt from registration pursuant to section 5 of the Securities Act of 1933, as amended, and any other applicable non-bankruptcy law or regulation.

K.                                    Exemption from Certain Transfer Taxes Pursuant to Section 1146(a) of the Bankruptcy Code

Pursuant to Section 1146(a) of the Bankruptcy Code, any transfers of property pursuant hereto shall not be subject to any Stamp or Similar Tax or governmental assessment in the United States, and the Confirmation Order shall direct the appropriate federal, state or local governmental officials or agents to forgo the collection of any such Stamp or Similar Tax or governmental assessment and to accept for filing and recordation instruments or other documents pursuant to such transfers of property without the payment of any such Stamp or Similar Tax or governmental assessment.  Such exemption specifically applies, without limitation, to all actions, agreements and documents necessary to evidence and implement the provisions of and the distributions to be made under this Plan, including without limitation the recordation of any mortgage pursuant to the New Propco Credit Agreement.

L.                                     Governing Law

Except to the extent that the Bankruptcy Code, the Bankruptcy Rules, the Local Rules or other federal law is applicable, or to the extent that an exhibit or schedule to this Plan provides otherwise, the rights and obligations arising under this Plan shall be governed by, and construed and enforced in accordance with, the laws of Nevada, without giving effect to the principles of conflicts of law of such jurisdiction.

M.                                 Tax Reporting and Compliance

The Debtors are hereby authorized to request an expedited determination under section 505(b) of the Bankruptcy Code of the tax liability of the Debtors are for all taxable periods ending after the Petition Date through, and including, the Effective Date.

Schedule 1

(IP Assets)

Capitalized terms used but not defined in this schedule shall have the meanings assigned to such term in the Stalking Horse APA.

All of the right, title and interest of Sellers in the Assets and Properties of Sellers set forth on this schedule as of the Closing Date, except for Assets and Properties defined as “Excluded Assets”:

1.     All trademarks used non-exclusively by one or more of the Included Properties, on the one hand, and one or more of the Propco Properties, on the other, and any trademark containing the term “Station,” together with matching corporate names, trade names, d/b/a names and domain names, and including trademark rights in Internet key words, social networks and new media, including without limitation the trademark registrations below.  Inclusion of these trademarks refers to the trademarks as a whole, and not to variations that do not contain the word “Station,” including:

A.            U.S. Trademark Registrations

Mark	Class(es)	Reg. No.	Reg. Date
$100,000 BONUS COUNTDOWN COVERALL 5 95 (and design)	41	3534904	11/18/2008
ALWAYS YOUR BEST BET	41	2927333	02/22/2005
BET BETTER	41	3626342	05/26/2009
BET BETTER	41	3626438	05/26/2009
BOARDING PASS	41	2083905	07/29/1997
BOARDING PASS REWARDS	41	2617317	09/10/2002
BOULDER STATION	42	166118	10/15/1991
BOULDER STATION	41	1634453	02/05/1991
BOUNCE BACK BONUS!	41	3746828	08/05/2003
CABO	41	2579020	06/11/2002
DAILY SUPER SWIPE GIVEAWAY	41	3736395	01/12/2010
DURANGO STATION	41	2851133	06/08/2004
FEAST BUFFET	43	3555873	01/06/2009
FEAST BUFFET (and design)	43	3555901	01/06/2009
FOOTBALL FRENZY	41	2746368	08/05/2003
JUMBO BINGO	41	2848825	06/01/2004
JUMBO BLACKJACK	41	3382302	02/12/2008
JUMBO HOLD`EM POKER PROGRESSIVE	41	3001950	09/27/2005
JUMBO HOLD `EM POKER PROGRESSIVE (and design)	41	3456662	07/01/2008
JUMBO JACKPOT	41	3618956	05/12/2009
JUMBO JACKPOT MY CARD BONUS (and design)	41	3610004	04/21/2009
JUMBO JACKPOT BOARDING PASS	41	3053536	01/31/2006

1

BONUS (and design)
JUMBO KENO	41	3029709	12/13/2005
JUMBO PENNY	41	2889937	09/28/2004
JUMBO RACE JACKPOT	41	3267998	07/24/2007
LOCALS FAVORITE	41	2901067	11/09/2004
MILLION $ BINGO (and design)	41	3506777	09/23/2008
MY CARD	41	3597437	03/31/2009
MY REWARDS	41	3597438	03/31/2009
MY REWARDS MY WAY	41	3660807	07/28/2009
MY WAY	41	3654710	07/14/2009
PALACE STATION HOTEL-CASINO (and design)	41	1494589	6/28/1988
PALACE STATION HOTEL-CASINO (and design)	42	1494641	6/28/1988
PALACE STATION HOTEL-CASINO (and design)	35	1494471	6/28/1988
PALACE STATION (stylized)	35	1479936	3/8/1988
PALACE STATION (stylized)	41	1480097	3/8/1988
PALACE STATION (stylized)	42	1491647	6/7/1988
PLAY CASH	41	2901942	11/09/2004
RAINING REWARDS	41	2746827	08/05/2003
RED ROCK STATION	25	2931043	3/8/2005
RED ROCK STATION	35	2976428	7/26/2005
RED ROCK STATION	41	2845193	5/25/2004
RED ROCK STATION	42	3076981	4/4/2006
SANTA FE STATION	41	2592683	07/09/2002
SANTA FE STATION	41	2568347	05/07/2002
SPORTS CONNECTION	41	3626090	05/26/2009
STATION CASINOS SPORTS CONNECTION (and design)	41	3626343	05/26/2009
STATION CASINOS	42	1863360	11/15/1994
STATION CASINOS	41	1864405	11/22/1994
STATION CASINOS	25	2224338	02/16/1999
STATION REWARDS	41	3029595	12/13/2005
SUNSET STATION	21	2087587	8/12/1997
SUNSET STATION	25	2106796	10/21/1997
SUNSET STATION	41	2793353	12/16/2003
SUNSET STATION	42	2793354	12/16/2003
TEXAS STATION	41	2085735	08/05/1997
TEXAS STATION	35, 42	2129911	01/20/1998
TEXAS STATION GAMBLING HALL & HOTEL	41	2097143	09/16/1997
TEXAS STATION GAMBLING HALL & HOTEL	42	2121064	12/16/1997
THE FEAST	42	1920433	09/19/1995
THE FEAST (and design)	42	1661178	10/15/1991
THE GREAT GIVEAWAY	41	2266731	08/03/1999
WIN WITHOUT WINNING	41	2827502	03/30/2004

2

XTRA “PLAY CASH”	41	2660649	12/10/2002

B.            U.S. Trademark Applications

Mark	Class(es)	Application No.	Filing Date
DURANGO STATION	35	77/481,768	05/22/2008
DURANGO STATION	43	77/499,076	06/13/2008
FAMOUS FOR WINNERS	41	77/905,514	01/05/2010
JUMBO CASH WHEEL	41	77/919,502	01/25/2010
JUMBO POKER	41	77/170,824	05/02/2007
JUMBO REEL	41	77/767,553	06/24/2009
JUMBO REEL CASH BONUS (and design)	41	77/776,855	07/08/2009
JUMBO ROYALS	41	77/930,909	02/08/2010
JUMBO WIN FOR ALL JACKPOT	41	77/589,913	10/09/2008
MOUNT ROSE STATION	41	78/929,792	07/14/2006
MOUNT ROSE STATION	37	78/929,784	07/14/2006
MOUNT ROSE STATION	25	78/929,720	07/14/2006
MOUNT ROSE STATION	35	78/929,739	07/14/2006
MOUNT ROSE STATION	36	78/929,744	07/14/2006
MOUNT ROSE STATION	43	78/929,798	07/14/2006
MY PLAY	41	77/381,463	01/26/2008
MY STATION	41	77/640,989	12/29/2008
MY VACATION	41	77/918,716	01/23/2010
MY VACATION	43	77/918,713	01/23/2010
MY VACATION	44	77/918,718	01/23/2010
SOCIAL CLICK	45	77/893,782	12/15/2009

C.            Foreign Trademark Registrations

None.

D.            Foreign Trademark Applications

None.

E.             State Trademark Registrations

Mark	State	Reg. No.	Reg. Date
$1.6 MILLION WINFALL OF CASH	NV	E0649812009-3	12/11/2009
$100,000 BINGO COUNTDOWN COVERALL (and design)	NV	SM00360895	12/07/2004
$100,000 BINGO COUNTDOWN COVERALL	NV	SM00360896	12/07/2004

3

Mark	State	Reg. No.	Reg. Date
(and design)
$100,000 BINGO COUNTDOWN COVERALL (and design)	NV	SM00360897	12/07/2004
$100 GET-IT-BACK GUARANTEE	NV	E0421292008-4	06/30/2008
BET BETTER	NV	E0629602008-3	10/03/2008
BOARDING PASS	NV	SM00290326	08/21/1996
BOARDING PASS REWARDS	NV	SM00330730	03/13/2001
BOULDER STATION	NV	SM00230433	03/09/1990
BOULDER STATION	NV	SM00230432	03/09/1990
BOUNCE BACK BONUS!	NV	SM00350134	12/02/2002
CABO (and design)	NV	SM00300793	03/09/1998
CABO (and design)	NV	TM00300791	03/09/1998
CABO & DESIGN	NV	TM00300792	03/09/1998
EVERYONE WINS!	NV	E0348062007-6	05/15/2007
FAMOUS FOR WINNERS!	NV	SM00290463	10/23/1996
FEAST BUFFET	NV	E0343702006-8	05/08/2006
FEAST BUFFET	NV	E0346122006-1	05/08/2006
FEAST BUFFET	NV	E0346632006-2	05/08/2006
FOOTBALL FRENZY	NV	SM0034056	09/21/2001
JUMBO BINGO	NV	SM00350484	04/30/2003
JUMBO BINGO PROGRESSIVE	NV	SM00340072	07/17/2001
JUMBO HOLD’EM POKER PROGRESSIVE	NV	SM00350522	05/07/2003
JUMBO JACKPOT	NV	SM00350467	04/18/2003
JUMBO KENO	NV	E0879832005-9	12/20/2005
JUMBO KENO	NV	E0879862005-2	12/20/2005
JUMBO KENO	NV	E0880022005-5	12/20/2005
JUMBO PENNY	NV	SM00360499	06/25/2004
LOCAL’S FAVORITE	NV	SM00340686	04/16/2002
LOCAL’S FAVORITE	NV	SM00340687	04/16/2002
MARCH MAYHEM	NV	E0275532005-3	05/10/2005
MARCH MAYHEM	NV	E0275602005-2	05/10/2005
MARCH MAYHEM	NV	E0275642005-6	05/10/2005
MILLION $ BINGO	NV	E0042512008-3	01/17/2008
MY CARD	NV	E0129702008-0	02/25/2008
MY REWARDS	NV	E0129682008-6	02/25/2008
ONE CARD DOES IT ALL!	NV	SM00330188	08/21/2000
PALACE STATION	NV	SM00210229	07/28/1987
PALACE STATION	NV	TN00180796	12/05/1983

4

Mark	State	Reg. No.	Reg. Date
PALACE STATION (logo)	NV	SM00210230	07/28/1987
PALACE STATION CASINO	NV	TN00180795	12/05/1983
PALACE STATION CASINO (and design)	NV	SM00190042	04/16/1984
PAYCHECK BONANZA PLUS	NV	SM00330359	10/18/2000
PUT YOUR MONEY ON THE SPORTS THAT MATTER	NV	E0629572008-8	10/03/2008
RED ROCK STATION	NV	SM00360831	10/21/2004
RED ROCK STATION	NV	SM00360832	10/21/2004
RED ROCK STATION	NV	SM00360833	10/21/2004
SANTA FE STATION	NV	TN00280408	09/18/1995
SPORTS CONNECTION	NV	E0601942008-1	09/10/2008
STATION CASINOS	NV	SM00260089	03/22/1993
STATION CASINOS	NV	SM00260090	03/22/1993
SUNSET STATION	NV	SM00290407	09/23/1996
SUNSET STATION	NV	SM00290408	09/23/1996
THE FEAST	NV	SM00240184	01/14/1991
SANTA FE STATION	NV	SM00330325	10/11/2000
TEXAS STATION	NV	SM00290164	07/16/1996
TEXAS STATION	NV	SM00290165	07/16/1996
TEXAS STATION GAMBLING H ALL & HOTEL	NV	SM00290162	07/16/1996
TEXAS STATION GAMBLING H ALL & HOTEL	NV	SM00290163	07/16/1996
WIN WITHOUT WINNING	NV	SM00350538	05/14/2003
WINNERS EXPRESS	NV	E0025182006-9	01/13/2006
WINNERS EXPRESS	NV	E0025222006-5	01/13/2006
WINNERS EXPRESS	NV	E0025242006-7	01/13/2006

F.             Top Level Domain Names

palacestationhotelandcasino.net	palacestationbingo.com
palacestationhotelandcasino.com	palacestationandcasino.com
palacestationgiftshop.net	palacestation.us
palacestationgiftshop.com	palacestation.org
palacestationcasinos.com	palacestation.net
palacestationcasinolasvegas.net	palacestation.info
palacestationcasinolasvegas.com	palacestation.com
palacestationcasinoandhotel.com	palacestation.biz
palacestationcasino.net	palacestaion.com
palacestationcasino.info	palaceestation.com
palacecasinoresort.mobi

5

wwwpalacestation.com	redrockstationresort.net
thepalacestationcasino.com	redrockstationresort.com
pokerpalacestation.com	redrockstationlasvegas.com
placestationcasino.com	redrockstationhotel.net
palcestationcasino.com	redrockstationhotel.com
palasstation.com	redrockstationgiftshop.net
palacstation.com	redrockstationgiftshop.com
palacestationvegas.com	redrockstationcasinosucks.net
palacestationpoker.com	redrockstationcasinosucks.com
palacestationplayersclub.com	redrockstationcasinos.com
palacestationlasvegas.com	redrockstationcasino.net
palacestationhotelcasino.com	redrockstationcasino.com
bulderstation.com	redrockstation.net
bouldrestation.com	redrockstation.com
boulderststion.com	redrock-stationsresort.net
boulderstationtheaters.com	redrock-stationsresort.com
boulderstationscasionevada.com	redrock-stationsportsbook.net
boulderstations.com	redrock-stationsportsbook.com
boulderstationresortandcasino.com	redrock-stationspa.net
boulderstationpoker.com	redrock-stationspa.com
boulderstationlv.com	redrock-stationscasino.net
boulderstationjobs.com	redrock-stationscasino.com
boulderstationhotelcasino.com	redrock-stations-resort.net
boulderstationhotelandcasino.com	redrock-stations-resort.com
boulderstationgiftshop.net	redrock-stations-casino.net
boulderstationgiftshop.com	redrock-stations-casino.com
boulderstationcasinos.com	redrock-stationresort.net
boulderstationcasino.org	redrock-stationresort.com
boulderstation.us	redrock-stationhotel.net
boulderstation.net	redrock-stationhotel.com
boulderstation.info	redrock-stationcasino.net
boulderstation.com	redrock-stationcasino.com
bouderstation.com	redrock-station.net
boluderstation.com	redrock-station.com
bolderstation.com	redrock-station-sucks.net
redrockstationsucks.net	redrock-station-sucks.com
redrockstationsucks.com	redrock-station-sportsbook.net
redrockstationsresort.net	redrock-station-sportsbook.com
redrockstationsresort.com	redrock-station-spa.net
redrockstationsportsbook.net	redrock-station-spa.com
redrockstationsportsbook.com	redrock-station-resort.net
redrockstationspa.net	redrock-station-resort.com
redrockstationspa.com	redrock-station-hotel.net
redrockstationscasino.net	redrock-station-hotel.com
redrockstationscasino.com	redrock-station-casino.net

6

redrock-station-casino.com	vivastationcasino.com
redrock-station-casino-sucks.net	vivastationcasino-lasvegas.com
redrock-station-casino-sucks.com	vivastation-casino.com
charlestonstationcasino.com	viva-stationcasino.com
wwwsunsetstation.com	viva-station-spa.com
thesunsetstation.net	viva-station-spa-casino.com
thesunsetstation.info	viva-station-resort.com
susnsetstation.com	viva-station-resort-casino.com
susetstation.com	viva-station-hotel.com
sunstationcasino.com	viva-station-hotel-casino.com
sunsetstationsa.com	viva-station-casino.com
sunsetstationpokerroom.com	viva-station-casino-resort.com
sunsetstationlv.com	viva-station-casino-hotel.com
sunsetstationjobs.com	thevivastationspa.com
sunsetstationhotelandcasino.com	thevivastationcasinolasvegas.com
sunsetstationhotel.com	thevivastationcasino.com
sunsetstationgiftshop.net	the-viva-station-spa.com
sunsetstationgiftshop.com	the-viva-station-casino.com
sunsetstationevents.com	the-viva-station-casino-lasvegas.com
sunsetstationconcerts.com	wwwstationscasinos.com
sunsetstationcasinos.com	wwwstations.com
sunsetstationcasino.net	wwwstationcasinosgp.com
sunsetstationcasino.com	wwwstationcasinos.com
sunsetstation.us	wwwstationcasino.com
sunsetstation.net	vegas-station.com
sunsetstation.info	vegas-station-casion.com
sunsetstation.com	twudealersstationcasinos.org
sunsetstaion.com	tstationcasino.com
sunset-station.net	the-station-casinos-sucks.net
sunset-station.info	the-station-casinos-sucks.com
wwstation.com	thisisstations.com
wildwildweststationlasvegas.com	thestationcasinossucks.net
wildwildweststationcasino.com	thestationcasinossucks.com
vivastationspacasino.com	thestationcasinoschannel.com
vivastationspa.com	thestationcasinochannel.com
vivastationresortcasino.com	tationcasinos.com
vivastationresortandcasino.com	tationcasino.com
vivastationresort.com	sttioncasino.com
vivastationhotelcasino.com	ststioncasinos.com
vivastationhotelandcasino.com	ststioncasino.com
vivastationhotel.com	stnjobs.net
vivastationcasinoresort.com	stnjobs.com
vivastationcasinolasvegas.com	stnboardingpass.net
vivastationcasinohotel.com	stnboardingpass.com
vivastationcasinoandhotel.com	stattioncasinos.com

7

stattioncasino.com	stationscasinossportsconnection.net
statonscasino.com	stationscasinossportsconnection.com
statoncasinos.com	stationscasinossportsconection.net
statoncasino.com	stationscasinossportsconection.com
statoinscasino.com	stationscasinossportsbook.net
statoincasinos.com	stationscasinossportsbook.com
statoincasino.com	stationscasinossports.net
statioscasino.com	stationscasinossports.com
stationvip.com	stationscasinosreservations.com
stationtostationtravel.info	stationscasinosraceandsports.net
stationssucks.net	stationscasinosraceandsports.com
stationssucks.com	stationscasinosportsnetwork.net
stationssportsconnection.net	stationscasinosportsnetwork.com
stationssportsconnection.com	stationscasinosportsnet.net
stationssportsconection.net	stationscasinosportsnet.com
stationssportsconection.com	stationscasinosportsconnection.net
stationssportconnection.net	stationscasinosportsconnection.com
stationssportconnection.com	stationscasinosportsconection.net
stationssportconection.net	stationscasinosportsconection.com
stationssportconection.com	stationscasinosportsbook.net
stationsreservations.com	stationscasinosportsbook.com
stationsportsconnection.net	stationscasinosports.net
stationsportsconnection.com	stationscasinosports.com
stationsportsconection.net	stationscasinosportnetwork.net
stationsportsconection.com	stationscasinosportnetwork.com
stationsportconnection.net	stationscasinosportnet.net
stationsportconnection.com	stationscasinosportnet.com
stationsportconection.net	stationscasinosportconnection.net
stationsportconection.com	stationscasinosportconnection.com
stationspoker.com	stationscasinosportconection.net
stationshotelslasvegas.com	stationscasinosportconection.com
stationshotels.com	stationscasinosportbook.net
stationshotelreservations.com	stationscasinosportbook.com
stationshotel.com	stationscasinosport.net
stationsgiftcards.com	stationscasinosport.com
stationsgiftcard.com	stationscasinosjob.com
stationscassinos.com	stationscasinosgp.com
stationscasionos.com	stationscasinosgiftcards.com
stationscasion.com	stationscasinoscareeres.com
stationscasinossucks.net	stationscasinosbingo.com
stationscasinossucks.com	stationscasinos.com
stationscasinossportsnetwork.net	stationscasinoraceandsports.net
stationscasinossportsnetwork.com	stationscasinoraceandsports.com
stationscasinossportsnet.net	stationscasinoemployment.com
stationscasinossportsnet.com	stationscasino.org

8

stationscasino.net	stationcasinossportsbook.net
stationscasino.info	stationcasinossportsbook.com
stationscasino.com	stationcasinossports.net
stationsbingo.com	stationcasinossports.com
stations-sucks.net	stationcasinossportnetwork.net
stations-sucks.com	stationcasinossportnetwork.com
stations-casinos-sucks.net	stationcasinosspa.com
stations-casinos-sucks.com	stationcasinosrewards.com
stations-casino.com	stationcasinosreservations.com
stationpokerrooms.com	stationcasinosraceandsports.net
stationinfo.com	stationcasinosraceandsports.com
stationhotelsandcasinos.com	stationcasinosportsnetwork.net
stationgroup.net	stationcasinosportsnetwork.com
stationgiftcards.com	stationcasinosportsnet.net
stationgiftcard.com	stationcasinosportsnet.com
stationfiesta.com	stationcasinosportsconnection.net
stationcsino.com	stationcasinosportsconnection.com
stationcsaino.com	stationcasinosportsconection.net
stationcosinos.com	stationcasinosportsconection.com
stationcassinos.com	stationcasinosportscenter.net
stationcassino.com	stationcasinosportscenter.com
stationcasonos.com	stationcasinosportsbook.net
stationcasoins.com	stationcasinosportsbook.com
stationcasoin.com	stationcasinosports.net
stationcasnois.com	stationcasinosports.com
stationcasios.com	stationcasinosportnetwork.net
stationcasions.com	stationcasinosportnetwork.com
stationcasionos.com	stationcasinospoker.com
stationcasiono.com	stationcasinosplayersclub.com
stationcasion.com	stationcasinospas.com
stationcasins.com	stationcasinospa.com
stationcasinoweddings.com	stationcasinosmobile.com
stationcasinotickets.com	stationcasinosmeetings.com
stationcasinosweddings.com	stationcasinoslv.com
stationcasinostv.com	stationcasinoslasvegas.com
stationcasinossucks.net	stationcasinosl.com
stationcasinossucks.com	stationcasinosjumbobingo.com
stationcasinossportsnetwork.net	stationcasinosjobs.net
stationcasinossportsnetwork.com	stationcasinosjobs.com
stationcasinossportsnet.net	stationcasinosinc.com
stationcasinossportsnet.com	stationcasinoshotels.com
stationcasinossportsconnection.net	stationcasinoshotelrooms.com
stationcasinossportsconnection.com	stationcasinoshotelreservations.com
stationcasinossportsconection.net	stationcasinosgvr.com
stationcasinossportsconection.com	stationcasinosgp.com

9

stationcasinosgiftcards.com
stationcasinosgiftcard.com
stationcasinosemail.com
stationcasinosboardingpass.com
stationcasinosbingo.net
stationcasinosbingo.com
stationcasinosbenefit.com
stationcasinos.us
stationcasinos.net
stationcasinos.mobi
stationcasinos.info
stationcasinos.com
stationcasinos.biz
stationcasinoresort.com
stationcasinoreservations.com
stationcasinoraceandsports.net
stationcasinoraceandsports.com
stationcasinopoker.com
stationcasinons.com
stationcasinon.com
stationcasinolasvegas.com
stationcasinojobs.com
stationcasinoinlasvegas.com
stationcasinohotel.com
stationcasinogrp.com
stationcasinogreatgiveaway.com
stationcasinogiftcard.com
stationcasinoes.com
stationcasinoemployment.com
stationcasinoe.com
stationcasinodealers.org
stationcasinodealers.net
stationcasinodealers.com
stationcasinochannel.com
stationcasinoc.com
stationcasinobingo.com
stationcasino.org
stationcasino.net
stationcasino.info
stationcasino.com
stationcasinnos.com
stationcasinios.com
stationcasini.com
stationcasin.com
stationcasiinos.com

stationcaseno.com
stationcasdinos.com
stationcascinos.com
stationcaisno.com
stationcainos.com
stationcaasinos.com
stationasinos.com
stationasino.com
stationacsino.com
station-play.net
station-play.com
station-casinos.com
station-casinos-sucks.net
station-casinos-sucks.com
station-casino.net
station-casino.com
statiomcasinos.com
statiocasinos.com
statiocasino.com
statinocasinos.com
statinocasino.com
statincasinos.com
statincasino.com
stastionscasinos.com
stastioncasinos.com
staionscasinos.com
staioncasinoemployment.com
secretsofstatoncasinos.com
secretsofstationscasinos.com
secretsofstationcasinos.org
secretsofstationcasinos.net
secretsofstationcasinos.info
secretsofstationcasinos.com
secretsofstationcasinos.biz
secretsofstaioncasinos.com
secretofstationcasinos.com
secretofstationcasino.com
scruggsstationcasino.com
scorestationcasinos.com
sattioncasino.com
sationcasino.com
myvacation-station.com
mystationscasino.org
mystationscasino.net
mystationscasino.info

10

mystationscasino.com
mystationcasinos.org
mystationcasinos.net
mystationcasinos.info
mystationcasinos.com
mystation.us
mystation.com
mysportsconnection.net
mysportconnection.net
mygreatgiveaway.com
myfootballfrenzy.com
myfiestafootball.com
myboardingpass.com
lvstation.com
lasvegasstations.com
lasvegasstationcasinos.com
lasvegasstationcasino.com
jumboslotchampionsip.org
jumboslotchampionsip.net
jumboslotchampionsip.com
jumboslotchampionship.org
jumboslotchampionship.net
jumboslotchampionship.com
jumboracejackpots.net
jumboracejackpots.com
jumboracejackpot.net
jumboracejackpot.com
jumborace.net
jumborace.com
jumbokeno.net
jumbokeno.com
estationcasinos.com
employmentstationcasinos.com
casinostations.com
casinostationonline.com
casinostation.net
casinostation.info
casinostation.biz
casinosstation.org
casinosstation.net
casinosstation.info
casino-station.net
casino-station.info
casino-station.com
casino-station.biz

stationcasinosreno.us
stationcasinosreno.org
stationcasinosreno.net
stationcasinosreno.com
stationcasinosreno.biz
xtraplaycash.org
xtraplaycash.com
xtraplaycash.net
wildfirestationlasvegas.com
wildfirestationcasino.com
wwwtexasstationcasino.com
thetexasstation.com
texastationhotel.com
texastationcasino.com
texasstationscasino.com
texasstationpokerroom.com
texasstationpoker.com
texasstationmovies.com
texasstationhotellasvegas.com
texasstationhotelcasino.com
texasstationhotelandcasino.com
texasstationgiftshop.net
texasstationgiftshop.com
texasstationgamblinghallhotel.com
texasstationgamblinghallandhotel.com
texasstationgamblinghall.com
texasstationcasinos.com
texasstationcasino.com
texasstation.us
texasstation.org
texasstation.net
texasstation.info
texasstation.com
silverstationcasino.com
stantafestation.com
santefestationcasino.com
santefestation.us
santefestation.com
santefehotelcasino.com
santafestationvegas.com
santafestationscasino.com
santafestations.com
santafestationonline.com
santafestationlasvegas.com
santafestationhotelcasino.com

11

santafestationhotelandcasino.com
santafestationgiftshop.net
santafestationgiftshop.com
santafestationcasinos.com
santafestationcasino.com
santaferrstation.com
racejumbojackpot.net
racejumbojackpot.com
racejackpots.net
racejackpots.com
racejackpot.net
racejackpot.com
playstationbook.com
nightlifestation.com
mechoo-station-casino.com
jackpotsrace.net
jackpotsrace.com
hendersonstationcasino.com
greensstationcasino.com
goldrushstationlasvegas.com
gameingstation.net
fiestastationcasino.com
fiestastation.us
fiestaranchostationlasvegas.com
fiestahendersonstationlasvegas.com
feistastationcasino.com
cool-casinostation.com
coloradocentralstationcasino.com
centralstationcasino.com
carnivalofslotsbslog.net
carnivalofslotsbslog.com
carnivalofslots.org
carnivalofslots.net
carnivalofslots.com
boardingpassrewardsclub.com
boardingpassrewardscenter.com
boardingpassrewardscard.com
boardingpassrewards.com
boardingpasscard.com
boardingpass.info
barleysstationlasvegas.com
barleysstationcasino.com
adventurespa.com
2millionslotchampionship.org
2millionslotchampionship.net

2millionslotchampionship.com
wwwdurangostation.net
wwwdurangostation.com
wwdurangostation.net
wwdurangostation.com
durangostationweddingchapel.net
durangostationweddingchapel.com
durangostationvegas.net
durangostationvegas.com
durangostationsportsbook.net
durangostationsportsbook.com
durangostationsports.net
durangostationsports.com
durangostationspa.net
durangostationspa.com
durangostationslots.net
durangostationslots.com
durangostationresortvegas.net
durangostationresortvegas.com
durangostationresortsvegas.net
durangostationresortsvegas.com
durangostationresortslv.net
durangostationresortslv.com
durangostationresortslasvegas.net
durangostationresortslasvegas.com
durangostationresorts.net
durangostationresorts.com
durangostationresortlv.net
durangostationresortlv.com
durangostationresortlasvegas.net
durangostationresortlasvegas.com
durangostationresorthotellasvegas.net
durangostationresorthotellasvegas.com
durangostationresorthotelcasino.net
durangostationresorthotelcasino.com
durangostationresorthotel.net
durangostationresorthotel.com
durangostationresortcasino.net
durangostationresortcasino.com
durangostationresortandhotel.net
durangostationresortandhotel.com
durangostationresortandcasino.net
durangostationresortandcasino.com
durangostationresort.net
durangostationresort.com

12

durangostationresort-lv.net
durangostationresort-lv.com
durangostationlv.net
durangostationlv.com
durangostationlasvegassportsbook.net
durangostationlasvegassportsbook.com
durangostationlasvegasresortandhotel.net
durangostationlasvegasresortandhotel.com
durangostationlasvegasresort.net
durangostationlasvegasresort.com
durangostationlasvegasonline.net
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13

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durangostation-lasvegas-hotel-andcasino.com
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14

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durangostation-casino-hotel-lasvegas.com
santa-fe-station-hotel.com
boulder-station-hotel.com
texas-station-gambling-hall.com

G.            Foreign Domain Names

stationcasino.cn	stationcasinoresort.hk
stationcasino.hk	stationcasinoresort.jp
stationcasino.jp	stationcasinoresort.sg
stationcasino.sg	stationcasinoresort.tw
stationcasino.tw	stationcasinos.hk
stationcasinolasvegas.cn	stationcasinos.jp
stationcasinolasvegas.jp	stationcasinos.sg
stationcasinolasvegas.sg	stationcasinos.tw
stationcasinolasvegas.tw	stationcasinoslasvegas.cn
stationcasinoresort.cn	stationcasinoslasvegas.hk

15

stationcasinoslasvegas.jp
stationcasinoslasvegas.sg
stationcasinoslasvegas.tw
stationcasinosresort.cn
stationcasinosresort.hk
stationcasinosresort.jp
stationcasinosresort.sg
stationcasinosresort.tw
stationscasinos.cn
stationscasinos.hk
stationscasinos.jp
stationscasinos.sg
stationscasinos.tw
stationscasinoslasvegas.cn
stationscasinoslasvegas.jp
stationscasinoslasvegas.sg
stationscasinoslasvegas.tw
stationscasinosresort.cn
stationscasinosresort.hk
stationscasinosresort.jp
stationscasinosresort.sg
stationscasinosresort.tw

16

2.               The following Patents:

Title	Pat. No./ App. No.
Method and devices for operating a modified Bingo game	11/999,544
Method and devices for playing a modified Baccarat game	11/820,686
Method and System for Remote Gaming	12/077,440
Method and system for operating a linked casino activity	12/082,879
Paging system and location verification for remote access to wagering systems	7,690,995
Player tracking system for gaming tables	7,018,291
Player tracking system for gaming tables	6,672,589
Multi-property player tracking system	6,302,793

3.               The following Copyrights:

Title	Reg. No.
Barley’s Casino & Brewing Company	VAu000348243
Screen displays of Station Casinos Sports Connection Website	VA0001660925
Wildfire (logo and design)	VAu000522784

4.               All intellectual property rights in copyrighted works (including Software) and all materials embodying same (including source code) used non-exclusively by one or more of the Included Properties, on the one hand, and one or more of the Propco Properties, on the other, including the following items:

•                  Website content (graphics, photography, creative promotional text for hotels)

•                  Hard-copy advertising and promotional materials

•                  On-premises textual or artistic materials and graphics

•                  Proprietary Software

•                  All macros, templates and similar items for organizing or presenting Business Information in digital, computerized or electronic form.

5.               Business Information exclusively related to the IP Assets.

Schedule 2

New Propco Purchased Assets

Capitalized terms used but not defined in this schedule shall have the meanings assigned to such term in the Stalking Horse APA.

1.     All Marks and other branding elements exclusive to the Propco Properties (other than trademarks listed on Schedule 1), but excluding any OpCo Elements contained therein, including the trademarks and domain names on Annex 1 to this Schedule 2, together with matching corporate names, trade names, d/b/a names and domain names and including trademark rights in internet key words, social networks and new media.

2.     All of Sellers’ right, title and interest, if any, in and to the terms RED ROCK, BOULDER, SUNSET and PALACE not otherwise constituting or included in the trademarks described on Schedule 1.

3.     All vehicles allocated to the Propco Properties, concession contracts, space leases and similar contract rights relating to the retail vendors at the Propco Properties, and construction in progress relating to the Propco Properties.

4.     All Gaming Equipment and other Furniture and Equipment (including all hardware and wires located at any Propco Property) (i) physically located on or otherwise allocated to one or more Propco Properties based on ownership (e.g., warehoused equipment belonging to the subtenants operating a Propco Property), and (ii) not allocated to any Property which Sellers allocate to the Propco Properties according to a pro rata equitable allocation between the Included Properties, on the one hand, and the Propco Properties and the Wild Wild West Assemblage, on the other hand.

5.     Slot machine licenses and parts, to the extent permitted by applicable Law, not allocated to any Property which Sellers allocate to the Propco Properties according to a pro rata equitable allocation between the Included Properties, on the one hand, and the Propco Properties and the Wild Wild West Assemblage, on the other hand.

6.     All inventory and other tangible personal property at or to be delivered to the Propco Properties, including all inventory located or dedicated to the Propco Properties.

7.     All accounts receivable, prepaid expenses, deposits (including customer deposits and security deposits for rent, electricity, telephone or otherwise), prepaid charges and expenses and other current assets of Sellers allocated to the Propco Properties.

8.     All rights, claims, rebates, discounts and credits (including all indemnities, warranties and similar rights), security and other deposits (excluding bank deposits), refunds, causes of action, rights of recovery, rights of set off, rights of recoupment (other than Tax refunds), and rights to insurance proceeds to the extent relating to the Propco Properties.

1

9.     All Business Information of Sellers exclusively related to one or more of the Propco Properties, but excluding (i) personnel files for Employees of any Seller who are Transferred Employees, (ii) such files as Sellers are not permitted to transfer under applicable Laws regarding privacy, and (iii) Business Information described in Schedule 1.

10.   All Permits of or used by Sellers in the operation of the Propco Properties, to the extent transferable under applicable Law.

11.   All supplies owned by Sellers and allocated to the Propco Properties.

12.   All rights of any Seller under non-disclosure or confidentiality, non-compete, or non-solicitation agreements with employees hired by the purchaser of the New Propco Purchased Assets (as defined in the Plan) or its Affiliates and agents of such Seller exclusively employed in respect of the Propco Properties or with third parties or agents in connection with the Propco Properties, except for such agreements that include obligations that constitute Excluded Liabilities.

13.   All rights of Sellers under or pursuant to all warranties, representations and guarantees made by suppliers, manufacturers and contractors in Contracts exclusively related to the Propco Properties.

14.   All of Sellers’ gaming chips and tokens related to the Propco Properties.

15.   All of Sellers’ rights to customer lists, databases, history and other information related to the “Propco Primary Customers.”  The Propco Primary Customers shall be:  (i) the top 25% of customers assigned to each Propco Property, which assignment shall be determined by Sellers in accordance with the following:  (A) the casino player database will be segmented into active and inactive groups; (B) the assignment of active player accounts will be determined by the customer having rated play of any gaming type excluding Keno during the 24-month period immediately preceding the month in which the date of the entry by the Bankruptcy Court of the Bidding Procedures Order; and (C) each customer qualifying as active will then be assigned to a Property by determining the Property of greatest combined gaming theoretical play for such customer within such 24-month period; and (ii) customers assigned to a Propco Property in accordance with the following:  five Business Days prior to the Closing Date, each customer not assigned to a Property in accordance with the preceding clause (i) shall be assigned by Sellers to the Property at which such customer has the greatest rated play of any gaming type excluding Keno during the period beginning on the month in which the date of the entry by the Bankruptcy Court of the Bidding Procedures Order and ending on the Business Day immediately preceding such date of determination.

16.   An undivided, equal joint ownership interest with the Purchasing Entities that acquire the Exhibit A Purchased Assets in all customer lists, databases, history and other information related to customers of the Propco Properties other than the Propco Primary Customers and the Opco Primary Customers (as defined in Item 20 on Exhibit A-1 of the Stalking Horse APA).

2

17.     An undivided, equal joint ownership interest with the Purchasing Entities that acquire the Exhibit A Purchased Assets in all company-wide Business Information (whether in print, digital computerized or electronic form) that is not confidential as between one or more of the Included Properties and the Propco Properties (e.g., Propco would receive a human resources manual used by all properties of Sellers but confidential from the public).

18.     That certain Office Lease, dated as of November 1, 2007, by and between Cole SO Las Vegas NV, LLC, as landlord, and Station Casinos, Inc., as tenant, unless designated as an Excluded Asset pursuant to Section 2.6 of the Stalking Horse APA.

19.     Furniture and Equipment and other tangible personal property (other than physical books and records that constitute Exhibit A Purchased Assets) located in the space subject to that certain Office Lease, dated as of November 1, 2007, by and between Cole SO Las Vegas NV, LLC, as landlord, and Station Casinos, Inc., as tenant.

20.     All Assets and Properties identified by Purchaser as New Propco Purchased Assets (as defined in the Plan).

3

Annex 1 to Schedule 2

A.            U.S. Trademark Registrations

Mark	Class(es)	Reg. No.	Reg. Date
A3	45	3333612	11/13/2007
ACTION BUFFET	42	1565241	11/07/1989
COSTA DEL SOL	42	2184884	08/25/1998
FISHERMANS BROILER (and design)	42	1484814	04/12/1998
GAUDI BAR	42	2207672	12/01/1998
HACHI	43	3321554	10/23/2007
KENO-TO-GO	41	3391916	03/04/2008
KENOMANIA	41	1634451	05/05/1991
LUCKY BAR	41, 43	3204545	01/30/2007
PASTA PALACE	42	1634536	02/05/1991
PLUNGE	35	3500799	09/16/2008
RED ROCK	16	3339158	11/20/2007
RED ROCK	41	3424069	05/06/2008
RED ROCK	43	3552181	12/23/2008
RED ROCK CASINO RESORT SPA	43	3674651	08/25/2009
RED ROCK CASINO, RESORT & SPA	41	3424068	05/06/2008
RED ROCK CASINO RESORT SPA	35	3757660	03/09/2010
RED ROCK CASINO RESORT SPA	25	3754790	03/02/2010
RED ROCK LANES	41	3447885	06/17/2008
RED ROCK SPA	44	3298840	09/25/2007
RED ROCK SPA ESSENTIALS (and design)	3	3533012	11/18/2008
REVERSIBLE ROYALS	41	1634452	02/05/1991
ROCKS LOUNGE	41	3458072	07/01/2008
ROCKSLOUNGE (and design)	43	3467902	07/15/2008
ROYAL COURT	41	1788563	08/17/1993
SAND BAR	41	3563154	01/20/2009
SANDBAR RED ROCK RESORT (and design)	43	3448576	06/17/2008
TERRA ROSSA	43	3149992	09/26/2006
WICKED 21	41	3717829	12/01/2009

B.            U.S. Trademark Applications

Mark	Class(es)	Application No.	Filing Date
DETOX/RETOX	43	77/624,741	12/02/2008

1

Mark	Class(es)	Application No.	Filing Date
DETOX/RETOX	41	77/624,819	12/02/2008
DETOX/RETOX	44	77/624,749	12/02/2008
THE RESIDENCES AT RED ROCK (and Design)	36, 37	78/849,420	03/29/2006

C.            Foreign Trademark Registrations

None.

D.            Foreign Trademark Applications

None.

E.             Nevada State Trademark Registrations

Mark	Reg. No.	Reg. Date
A3	E0272172007-8	04/17/2007
ADVENTURE SPA	E0542782007-8	07/31/2007
BINGO PALACE	SM00310027	06/15/1998
BULLFIGHTER’S BAR	SM00300771	03/06/1998
CAPRI	SM00300769	03/06/1998
CLUB MADRID	SM00300768	03/06/1998
DETOX/RETOX	E0031512010-4	01/22/2010
DETOX/RETOX	E0042582010-4	01/22/2010
DETOX/RETOX	E0651682009-0	12/17/2009
ENDLESS PASTABILITIES!	SM0030616	08/10/2004
FROM THE PEOPLE WHO CREATED LOCAL CASINOS	SM00340511	02/21/2002
FROM THE PEOPLE WHO CREATED LOCAL CASINOS	SM00340512	02/21/2002
KENOMANIA	SM00230436	03/09/1990
LUCKY BAR	E0326522005-4	05/26/2005
LUCKY BAR	E0326562005-8	05/26/2005
LUCKY BAR	E0326572005-9	05/24/2005
ONYX BAR	E0346712006-2	05/08/2006
ONYX BAR	E0346732006-4	05/08/2006
ONYX BAR	E0346752006-6	05/08/2006
PASTA PALACE	SM00230434	03/09/1990
RED ROCK	SM00360797	10/07/2004

2

Mark	Reg. No.	Reg. Date
RED ROCK	SM00360798	10/07/2004
RED ROCK	SM00360799	10/07/2004
RED ROCK	TM00280867	03/05/1996
RED ROCK LANES	E0320942007-0	05/02/2007
RED ROCK RESORT CASINO	SM00360800	10/07/2004
RED ROCK RESORT CASINO	SM00360801	10/07/2004
RED ROCK RESORT CASINO	SM00360802	10/07/2004
REVERSIBLE ROYALS	SM00230437	03/09/1990
ROSALITA’S	SM00300772	03/06/1998
ROYAL COURT	SM00250801	12/17/1992
SANDBAR	E0346372006-0	05/08/2006
SANDBAR	E0346582006-5	05/08/2006
SANDBAR	E0346592006-6	05/08/2006
SANDBAR (and design)	E0343602006-6	05/08/2006
SANDBAR (and design)	E0346192006-8	05/08/2006
SANDBAR (and design)	E0346262006-7	05/08/2006
SEVILLE BAR	SM00300767	03/06/1998
STIMULUS FRIDAYS	E0673372008-8	10/24/2008
STIMULUS FRIDAYS	E0673322008-3	10/24/2008
STRIKE ZONE	E0275772005-1	05/10/2005
STRIKE ZONE	E0275852005-1	05/10/2005
STRIKE ZONE	E0275862005-2	05/10/2005
SUNSET CAFÉ	SM00300770	03/06/1998
SUNSET LANES	TN00320481	11/05/1999
SUNSET LANES BOWLING CENTER	TN00260598	09/17/1993
T BONES CHOPHOUSE & LOUNGE	E0343362006-6	05/08/2006
T BONES CHOPHOUSE & LOUNGE	E0345562006-2	05/09/2006
T BONES CHOPHOUSE & LOUNGE	E0345582006-4	05/09/2006
TERRA ROSSA	E0345802006-2	05/08/2006
TERRA ROSSA	E0346912006-6	05/09/2006
TERRA ROSSA	E0346952006-0	05/09/2006
THE BROILER	E234162008-2	04/03/2008
THE GRAND CAFÉ	E0293212005-7	05/16/2005
THE GRAND CAFÉ	E0293252005-1	05/16/2005
THE GRAND CAFE	SM00360395	05/11/2004
THE RESIDENCES AT RED ROCK	E0339772006-9	05/04/2006
THE RESIDENCES AT RED ROCK	E0339782006-0	05/04/2006
THE RESIDENCES AT RED ROCK	E0339822006-6	05/04/2006

3

Mark	Reg. No.	Reg. Date
THE SPA AT RED ROCK	E0346652006-4	05/08/2006
THE SPA AT RED ROCK	E0346672006-6	05/08/2006
THE SPA AT RED ROCK	E0346692006-8	05/08/2006

F.             Top Level Domain Names

vegassunsetcasino.com	redrockresortsucks.net
thesunsetcasinoclub.com	redrockresortsucks.com
thesunsetcasino.com	redrockresortspacasino.com
sunsethotelncasino.com	redrockresortspa.com
sunsetcasino.net	redrockresortslv.com
sunset-casino.com	redrockresortslv.net
wwwredrockcasino.com	redrockresortslasvegas.net
wwwredrock.net	redrockresortslasvegas.com
wwredrock.net	redrockresorts.net
wwredrock.com	redrockresortlv.net
theredrockcasino.com	redrockresortlv.com
rerocklasvegas.com	redrockresortlasvegas.net
redrocllasvegas.com	redrockresortlasvegas.com
redrockweddingchapel.net	redrockresorthotellasvegas.net
redrockweddingchapel.com	redrockresorthotellasvegas.com
redrockvips.net	redrockresorthotelcasino.net
redrockvip.net	redrockresorthotelcasino.com
redrockvegascasino.com	redrockresorthotel.net
redrockvegas.net	redrockresorthotel.com
redrocksucks.net	redrockresortcasinosucks.net
redrocksucks.com	redrockresortcasinosucks.com
redrockstyle.com	redrockresortcasino.net
redrocksportsbook.net	redrockresortcasino.com
redrocksportsbook.com	redrockresortandhotel.net
redrocksports.net	redrockresortandhotel.com
redrockspacasino.com	redrockresortandcasino.net
redrockspaandcasino.com	redrockresortandcasino.com
redrockspa.net	redrockresort.us
redrockslots.net	redrockresort.net
redrockslots.com	redrockresort-lv.net
redrockroom.com	redrockresort-lv.com
redrockresortvegas.net	redrockpoker.net
redrockresortvegas.com	redrockplayersclub.com
redrockresortsvegas.net	redrockonlinecasino.com
redrockresortsvegas.com	redrocklv.net

4

redrocklasvegassportsbook.net	redrockcasinoresortspa.org
redrocklasvegassportsbook.com	redrockcasinoresortspa.net
redrocklasvegasresortandhotel.net	redrockcasinoresortspa.com
redrocklasvegasresortandhotel.com	redrockcasinoresortspa.biz
redrocklasvegasresort.net	redrockcasinoresortandspa.com
redrocklasvegasresort.com	redrockcasinoresort.net
redrocklasvegasresidences.com	redrockcasinoresort.com
redrocklasvegasonline.net	redrockcasinoonline.com
redrocklasvegasonline.com	redrockcasinolasvegas.net
redrocklasvegashotelandcasino.net	redrockcasinolasvegas.com
redrocklasvegashotelandcasino.com	redrockcasinohotellasvegas.net
redrocklasvegashotel.net	redrockcasinohotellasvegas.com
redrocklasvegashotel.com	redrockcasinohotel.net
redrocklasvegasgaming.net	redrockcasinohotel.com
redrocklasvegasgaming.com	redrockcasino.us
redrocklasvegascasino.net	redrockcasino.org
redrocklasvegascasino.com	redrockcasino.net
redrocklasvegas.us	redrockcasino.mobi
redrocklasvegas.net	redrockcasino.info
redrocklasvegas.mobi	redrockcasino.biz
redrocklasvegas.info	redrockcasino-resort.net
redrocklasvegas.com	redrockcasino-resort.com
redrocklanes.com	redrockcasino-lasvegas.net
redrockhotels.net	redrockcasino-lasvegas.com
redrockhotellasvegas.net	redrockcasino-hotel.net
redrockhotellasvegas.com	redrockcasino-hotel.com
redrockhotelcasinolasvegas.net	redrockbingo.com
redrockhotelcasinolasvegas.com	redrock.biz
redrockhotelcasino.net	redrock-weddingchapel.net
redrockhotelcasino.com	redrock-weddingchapel.com
redrockhotelandcasino.com	redrock-wedding-chapel.net
redrockgaminglasvegas.net	redrock-wedding-chapel.com
redrockgaminglasvegas.com	redrock-vegas.net
redrockgaming.net	redrock-vegas.com
redrockgaming.com	redrock-sucks.net
redrockdealers.org	redrock-sucks.com
redrockdealers.com	redrock-sportsbook.net
redrockconvention.info	redrock-sportsbook.com
redrockcinemas.com	redrock-sports.net
redrockcasionvegas.com	redrock-sports.com
redrockcasinosucks.net	redrock-spa.net
redrockcasinosucks.com	redrock-spa.com
redrockcasinos.net	redrock-slots.net
redrockcasinos.com	redrock-slots.com

5

redrock-resortvegas.net	redrock-resort-hotelcasino.net
redrock-resortvegas.com	redrock-resort-hotelcasino.com
redrock-resortsvegas.net	redrock-resort-hotel.net
redrock-resortsvegas.com	redrock-resort-hotel.com
redrock-resortslv.net	redrock-resort-hotel-lasvegas.net
redrock-resortslv.com	redrock-resort-hotel-lasvegas.com
redrock-resortslasvegas.net	redrock-resort-hotel-casino.net
redrock-resortslasvegas.com	redrock-resort-hotel-casino.com
redrock-resorts.net	redrock-resort-casino.net
redrock-resorts.com	redrock-resort-casino.com
redrock-resorts-vegas.net	redrock-resort-casino-sucks.net
redrock-resorts-vegas.com	redrock-resort-casino-sucks.com
redrock-resorts-lv.net	redrock-resort-andhotel.net
redrock-resorts-lv.com	redrock-resort-andhotel.com
redrock-resorts-lasvegas.net	redrock-resort-andcasino.net
redrock-resorts-lasvegas.com	redrock-resort-andcasino.com
redrock-resortlv.net	redrock-resort-and-hotel.net
redrock-resortlv.com	redrock-resort-and-hotel.com
redrock-resortlasvegas.net	redrock-resort-and-casino.net
redrock-resortlasvegas.com	redrock-resort-and-casino.com
redrock-resorthotellasvegas.net	redrock-lv.net
redrock-resorthotellasvegas.com	redrock-lv.com
redrock-resorthotelcasino.net	redrock-lasvegassportsbook.net
redrock-resorthotelcasino.com	redrock-lasvegassportsbook.com
redrock-resorthotel.net	redrock-lasvegasresortandhotel.net
redrock-resorthotel.com	redrock-lasvegasresortandhotel.com
redrock-resortcasino.net	redrock-lasvegasresort.net
redrock-resortcasino.com	redrock-lasvegasresort.com
redrock-resortandhotel.net	redrock-lasvegasonline.net
redrock-resortandhotel.com	redrock-lasvegasonline.com
redrock-resortandcasino.net	redrock-lasvegashotelandcasino.net
redrock-resortandcasino.com	redrock-lasvegashotelandcasino.com
redrock-resort.net	redrock-lasvegashotel.net
redrock-resort.com	redrock-lasvegashotel.com
redrock-resort-vegas.net	redrock-lasvegasgaming.net
redrock-resort-vegas.com	redrock-lasvegasgaming.com
redrock-resort-sucks.net	redrock-lasvegascasino.net
redrock-resort-sucks.com	redrock-lasvegascasino.com
redrock-resort-lv.net	redrock-lasvegas.net
redrock-resort-lv.com	redrock-lasvegas.com
redrock-resort-lasvegas.net	redrock-lasvegas-sportsbook.net
redrock-resort-lasvegas.com	redrock-lasvegas-sportsbook.com
redrock-resort-hotellasvegas.net	redrock-lasvegas-resortandhotel.net
redrock-resort-hotellasvegas.com	redrock-lasvegas-resortandhotel.com

6

redrock-lasvegas-resort.net	redrock-hotel-casino-lasvegas.net
redrock-lasvegas-resort.com	redrock-hotel-casino-lasvegas.com
redrock-lasvegas-resort-andhotel.net	redrock-gaminglasvegas.net
redrock-lasvegas-resort-andhotel.com	redrock-gaminglasvegas.com
redrock-lasvegas-resort-and-hotel.net	redrock-gaming.net
redrock-lasvegas-resort-and-hotel.com	redrock-gaming.com
redrock-lasvegas-online.net	redrock-gaming-lasvegas.net
redrock-lasvegas-online.com	redrock-gaming-lasvegas.com
redrock-lasvegas-hotelandcasino.net	redrock-casinos.net
redrock-lasvegas-hotelandcasino.com	redrock-casinos.com
redrock-lasvegas-hotel.net	redrock-casinoresort.net
redrock-lasvegas-hotel.com	redrock-casinoresort.com
redrock-lasvegas-hotel-andcasino.net	redrock-casinolasvegas.net
redrock-lasvegas-hotel-andcasino.com	redrock-casinolasvegas.com
redrock-lasvegas-hotel-and-casino.net	redrock-casinohotellasvegas.net
redrock-lasvegas-hotel-and-casino.com	redrock-casinohotellasvegas.com
redrock-lasvegas-gaming.net	redrock-casinohotel.net
redrock-lasvegas-gaming.com	redrock-casinohotel.com
redrock-lasvegas-casino.net	redrock-casino.net
redrock-lasvegas-casino.com	redrock-casino.com
redrock-las-vegas.net	redrock-casino-sucks.net
redrock-las-vegas.com	redrock-casino-sucks.com
redrock-hotels.net	redrock-casino-resort.net
redrock-hotels.com	redrock-casino-resort.com
redrock-hotellasvegas.net	redrock-casino-lasvegas.net
redrock-hotellasvegas.com	redrock-casino-lasvegas.com
redrock-hotelcasinolasvegas.net	redrock-casino-hotellasvegas.net
redrock-hotelcasinolasvegas.com	redrock-casino-hotellasvegas.com
redrock-hotelcasino.net	redrock-casino-hotel.net
redrock-hotelcasino.com	redrock-casino-hotel.com
redrock-hotel.net	redrock-casino-hotel-lasvegas.net
redrock-hotel.com	redrock-casino-hotel-lasvegas.com
redrock-hotel-lasvegas.net	redrckcasino.com
redrock-hotel-lasvegas.com	red-rock-casino.com
redrock-hotel-casinolasvegas.net	lasvegasredrockhotelandcasino.com
redrock-hotel-casinolasvegas.com	lasvegasredrock.com
redrock-hotel-casino.net
redrock-hotel-casino.com

G.            Foreign Domain Names

redrockcasino.hk	redrockcasino.tw
redrockcasino.jp	redrockhotel.cn
redrockcasino.sg	redrockhotel.hk

7

redrockhotel.jp
redrockhotel.sg
redrockhotel.tw
redrocklasvegas.hk
redrocklasvegas.jp
redrocklasvegas.sg
redrocklasvegas.tw
redrockresort.cn
redrockresort.hk
redrockresort.jp
redrockresort.sg
redrockresort.tw
redrockspa.cn
redrockspa.hk
redrockspa.jp
redrockspa.sg
redrockspa.tw
redrockvegas.cn
redrockvegas.hk
redrockvegas.jp
redrockvegas.sg
redrockvegas.tw

8

Schedule 3

(Opco Group Sellers)

Auburn Development, LLC

Boulder Station, Inc.*

Centerline Holdings, LLC

Charleston Station, LLC*

CV HoldCo, LLC*

Durango Station, Inc.

Fiesta Station, Inc.

Fresno Land Acquisitions, LLC

Gold Rush Station, LLC

Green Valley Station, Inc.

Inspirada Station, LLC

Lake Mead Station, Inc.

LML Station, LLC

Magic Star Station, LLC

Northern NV Acquisitions, LLC

Palace Station Hotel & Casino, Inc.*

Past Enterprises, Inc.

Rancho Station, LLC

Reno Land Holdings, LLC

River Central, LLC

Santa Fe Station, Inc.

Sonoma Land Holdings, LLC

Station Casinos, Inc.

Station Construction, LLC

Station Holdings, Inc.

STN Aviation, Inc.

Sunset Station, Inc.*

Texas Station, LLC

Town Center Station, LLC

Tropicana Acquisitions, LLC*

Tropicana Station, Inc.*

Tropicana Station, LLC

Vista Holdings, LLC

* An Opco Group Seller solely if the Stalking Horse Bidder is the Successful Bidder.

Schedule 4

SCI Retained Assets

Capitalized terms used but not defined in this schedule shall have the meanings assigned to such term in the Stalking Horse APA.

1.               All equity or other ownership interest in any Person which equity is owned by any Seller, other than the Transferred Equity Interests set forth on Exhibit A-1 of the Stalking Horse APA (as defined in the Plan).

2.               All Assets and Properties identified by Purchaser as Excluded Assets pursuant to Section 2.6 of the Stalking Horse APA, including (i) any accounts receivable primarily arising out of or in connection with any such Assets or Properties and (ii) any Sellers’ deposits or prepaid charges and expenses paid primarily in connection with and relating to such Assets and Properties.

3.               Cash of Sellers in an amount equal to the accrued and unpaid administrative expenses of Debtors accrued through Closing.

4.               All employment agreements between any Seller and any Person

5.               All incentive compensation arrangements between any Seller and any person (including all Long-Term Stay-On Performance Incentive Payment Agreements) and all Confidentiality and Non-Compete Agreements between any Seller and any Person.

6.               All Employee Benefit Plans of Sellers.

7.               Cash and cash equivalents, other than restricted cash, of Vista Holdings, LLC sufficient to pay (i) the success fee, and (ii) the supplemental fee, if any, not in excess of $2,000,000 in the aggregate, pursuant to that certain Consulting Agreement, dated as of July 15, 2009, between Warner Gaming LLC and Vista Holdings LLC.

Schedule 5

Landco Assets

Capitalized terms used but not defined in this schedule shall have the meanings assigned to such term in the Stalking Horse APA.

1.

All Marks and other branding elements exclusive to the “Wild Wild West Assemblage” (as defined in the Credit Agreement, dated February 7, 2008, as amended, entered into by CV Propco, LLC) (including VIVA and the trademarks and domain names on Annex 1 to this Schedule 5), including any matching domain names, corporate names, trade names, d/b/a names and including trademark rights in internet key words, social networks and new media.

2.

All Assets and Properties of Tropicana Station, Inc. (as used herein below, the “Wild Wild West Assemblage”), including its leasehold interest in and option to purchase a portion of the “Wild Wild West Assemblage” (defined in item 1 above).

3.

That certain Option to Acquire Property and Escrow Instructions, dated as of December 30, 2008, by and among The Tiberti Company, a Nevada general partnership, SCI and Chicago Title Agency of Nevada, Inc., a Nevada corporation, as amended on December 31, 2008 (the “SCI WWW Option”).

4.

All of Sellers’ right, title and interest in, to and under that certain Ground Lease and Option Agreement, dated as of September 15, 2004, by and between The Robert Cohen Foundation, a Nevada non-profit corporation, and Vista Holdings, LLC, a Nevada limited liability company.

5.

All fee owned parcels and leasehold interests (and the rents, issues and profits thereof) owned by Tropicana Acquisitions, LLC that are partially or fully within the Wild Wild West Assemblage or adjacent thereto.

6.

All Gaming Equipment and other Furniture and Equipment (including all hardware and wires located at the Wild Wild West Assemblage) (i) physically located on or otherwise allocated to the Wild Wild West Assemblage based on ownership (e.g., warehoused equipment belonging to the entities operating the Wild Wild West Assemblage), and (ii) not allocated to any Property which Sellers allocate to the Wild Wild West Assemblage according to a pro rata equitable allocation between the Included Properties, on the one hand, and the Propco Properties and the Wild Wild West Assemblage, on the other hand.

7.

Slot machine licenses and parts, to the extent permitted by applicable Law, not allocated to any Property which Sellers allocate to the Wild Wild West Assemblage according to a pro rata equitable allocation between the Included Properties, on the one hand, and the Propco Properties and the Wild Wild West Assemblage, on the other hand.

1

8.	All inventory and other tangible personal property at or to be delivered to the Wild Wild West Assemblage, including all inventory located or dedicated to the Wild Wild West Assemblage.

9.

All accounts receivable, prepaid expenses, deposits (including customer deposits and security deposits for rent, electricity, telephone or otherwise), prepaid charges and expenses and other current assets of Sellers allocated to the Wild Wild West Assemblage.

10.

All rights, claims, rebates, discounts and credits (including all indemnities, warranties and similar rights), security and other deposits (excluding bank deposits), refunds, causes of action, rights of recovery, rights of set off, rights of recoupment (other than Tax refunds), and rights to insurance proceeds to the extent relating to the Wild Wild West Assemblage.

11.

All Business Information of Sellers exclusively related to the Wild Wild West Assemblage, but excluding (i) personnel files for Employees of any Seller who are Transferred Employees, (ii) such files as Sellers are not permitted to transfer under applicable Laws regarding privacy, and (iii) Business Information described in Item 5 on Schedule 1.

12.	All Permits of or used by Sellers in the operation of the Wild Wild West Assemblage, to the extent transferable under applicable Law.

13.	All supplies owned by Sellers and allocated to the Wild Wild West Assemblage.

14.

All rights of Sellers under or pursuant to all warranties, representations and guarantees made by suppliers, manufacturers and contractors in Contracts exclusively related to the Wild Wild West Assemblage.

15.

All vehicles allocated to the Wild Wild West Assemblage, concession contracts, space leases and similar contract rights relating to the retail vendors at the Wild Wild West Assemblage, and construction in progress relating to the Wild Wild West Assemblage.

16.

All rights of any Seller under non-disclosure or confidentiality, non-compete, or non-solicitation agreements with employees hired by the purchaser of the Assets listed on this Schedule 5 and agents of such Seller exclusively employed in respect of the Wild Wild West Assemblage or with third parties or agents in connection with the Wild Wild West Assemblage, except for such agreements that include obligations that constitute SCI Retained Assets.

17.	All of Sellers’ gaming chips and tokens related to the Wild Wild West Assemblage.

2

Annex 1 to Schedule 5

A.            U.S. Trademark Registrations

Mark	Class(es)	Reg. No.	Reg. Date
VIVA	25	3735308	01/05/2010
VIVA	41	3342201	11/20/2007
VIVA	43	3628800	05/26/2009
VIVA CASINO	41	3433703	07/22/2008
VIVA LAS VEGAS	43	3705345	11/03/2009
WILD WILD WEST	41	2053006	04/15/1997
WILD WILD WEST	42	2053007	04/15/1997

B.            U.S. Trademark Applications

Mark	Class(es)	Application No.	Filing Date
VIVA	36	78/640,577	05/31/2005
VIVA	41	78/640,590	05/31/2005
VIVA	37	77/146,812	04/02/2007
VIVA	35, 36, 37	78/616,285	04/25/2005
VIVA	16	77/489,501	06/03/2008
VIVA	18	77/488,988	06/02/2008
VIVA	21	77/488,976	06/02/2008
VIVA	20	77/489,163	06/02/2008
VIVA	41	77/488,992	06/02/2008
VIVA	35	77/966,666	03/23/2010
VIVA	38	77/488,999	06/02/2008
VIVA CASINO	36	78/640,607	05/31/2005
VIVA CASINO	43	78/640,616	05/31/2005
VIVA CASINO	37	77/229,994	07/15/2007
VIVA CASINO	35	77/818,863	09/02/2009
VIVA ENTERTAINMENT	25	77/818,863	09/02/2009
VIVA ENTERTAINMENT	35	77/818,862	09/02/2009
VIVA ENTERTAINMENT	41	77/409,324	02/29/2008
VIVA ENTERTAINMENT	41	77/818,859	09/02/2009
VIVA ENTERTAINMENT	43	77/409,328	02/29/2008
VIVA ENTERTAINMENT	43	77/818,850	02/09/2009
VIVA RESORT SPA CASINO	25	77/725,571	04/29/2009
VIVA RESORT SPA CASINO	36	78/640,627	05/31/2005
VIVA RESORT SPA CASINO	37	77/242,439	07/30/2007
VIVA RESORT SPA CASINO	41	77/910,035	01/12/2010
VIVA RESORT SPA CASINO	35	77/966,666	03/23/2010
VIVA RESORT SPA CASINO	43	78/640,638	05/31/2005

1

C.            Foreign Trademark Registrations

None.

D.            Foreign Trademark Applications

None.

E.             Nevada State Trademark Registrations

Mark	Reg. No.	Reg. Date
VIVA SALSA	SM00300766	03/06/1998

F.             Top Level Domain Names

wwwvivaresorts.com	vivaresortlasvegas.net
wwwvivalasvegas.com	vivaresortlasvegas.com
wwwvivacasino.net	vivaresorthotelcasino.net
welcometoviva.net	vivaresorthotelcasino.com
welcometoviva.com	vivaresorthotel.net
vivresorts.com	vivaresorthotel.com
viviaresorts.com	vivaresortcasinolasvegas.net
viveresorts.com	vivaresortcasinolasvegas.com
vivecasino.com	vivaresortcasinohotel.net
vivatainmentinc.net	vivaresortcasinohotel.com
vivatainmentinc.com	vivaresortcasino.net
vivatainment.org	vivaresortcasino.com
vivatainment.net	vivaspacasino.com
vivatainment.com	vivaresortandspa.net
vivasparesort.net	vivaresortandspa.com
vivasparesort.com	vivaresortandhotel.net
vivasparesort.com	vivaresortandhotel.com
vivasparesort.com	vivaresortandcasino.net
vivaspahotel.com	vivaresortandcasino.com
vivaspacasino.net	vivaresort.net
vivaspacasino.com	vivaresort-casino.net
vivaspaandresort.net	vivaresort-casino.com
vivaspaandresort.com	vivarealm.com
vivaspaandhotel.com	vivaonlinecasino.net
vivaspaandcasino.net	vivaonlinecasino.com
vivaspaandcasino.com	vivanightlife.net
vivaresortspa.net	vivanightlife.com
vivaresortspa.com	vivalives.com

2

vivalasvegaspoker.com	vivacasinoresort.net
vivalasvegashotels.com	vivacasinoresort.com
vivalasvegasgaming.net	vivacasinolasvegas.net
vivalasvegasgaming.com	vivacasinolasveas.net
vivalasvegascasino.info	vivacasinolasveas.com
vivahotelspalasvegas.net	vivacasinohotel.net
vivahotelspalasvegas.com	vivacasinohotel.com
vivahotelspa.net	vivacasinoclub.com
vivahotelspa.com	vivacasinoandhotel.net
vivahotelresortlasvegas.net	vivacasinoandhotel.com
vivahotelresortlasvegas.com	vivacasino.net
vivahotelresortcasinolasvegas.net	vivabooking.com
vivahotelresortcasinolasvegas.com	vivabingo.us
vivahotelresortcasino.net	vivabetting.com
vivahotelresortcasino.com	viva2013.net
vivahotelresort.net	viva2013.com
vivahotelresort.com	viva2012.net
vivahotelcasinolasvegas.net	viva2012.com
vivahotelcasinolasvegas.com	viva-tainment.org
vivahotelcasino.net	viva-tainment.net
vivahotelcasino.com	viva-spa-resort.net
vivahotelandspa.net	viva-spa-hotel.com
vivahotelandspa.com	viva-spa-casino.net
vivahotelandresort.net	viva-spa-casino.com
vivahotelandresort.com	viva-resorts.com
vivahotelandcasino.net	viva-resortcasino.net
vivahotelandcasino.com	viva-resortcasino.com
vivahotel.net	viva-resort.net
vivahotel-casino.net	viva-resort.com
vivahotel-casino.com	viva-resort-spa.net
vivagaming.net	viva-resort-spa.com
vivagaming.com	viva-resort-lasvegas.net
vivaeverything.com	viva-resort-lasvegas.com
vivaentertainmentonline.net	viva-resort-hotel.net
vivaentertainmentonline.com	viva-resort-hotel.com
vivaentertainmentinc.net	viva-resort-hotel-casino.net
vivaentertainmentinc.com	viva-resort-hotel-casino.com
vivaentertainment.us	viva-resort-casino.net
vivaentertainment.biz	viva-resort-casino.com
vivadreamvacations.net	viva-resort-casino-lasvegas.net
vivadreamvacations.info	viva-resort-casino-lasvegas.com
vivadelcasino.com	viva-resort-casino-hotel.net
vivaconfessions.net	viva-resort-casino-hotel.com
vivaconfessions.com	viva-hotelcasino.net

3

viva-hotelcasino.com	thevivahotel.net
viva-hotel.net	thevivahotel.com
viva-hotel.com	thevivacasinolasvegas.net
viva-hotel-spa.net	thevivacasinolasvegas.com
viva-hotel-spa.com	theviva-resort.net
viva-hotel-spa-lasvegas.net	theviva-casino.net
viva-hotel-spa-lasvegas.com	theviva-casino.com
viva-hotel-resort.net	thenewviva.net
viva-hotel-resort.com	thenewviva.com
viva-hotel-resort-lasvegas.net	the-vivaresort.net
viva-hotel-resort-lasvegas.com	the-vivacasino.net
viva-hotel-resort-casino.net	the-vivacasino.com
viva-hotel-resort-casino.com	the-viva-spa.net
viva-hotel-casino.net	the-viva-spa.com
viva-hotel-casino.com	the-viva-resort.net
viva-hotel-casino-lasvegas.net	the-viva-resort.com
viva-hotel-casino-lasvegas.com	the-viva-resort-casino.net
viva-casino-lasveas.net	the-viva-resort-casino.com
viva-casino-lasveas.com	the-viva-hotel.net
viva-casino-hotel.net	the-viva-hotel.com
viva-casino-hotel.com	the-viva-hotel-spa.net
viva-brand.com	the-viva-hotel-spa.com
vegasviva.com	the-viva-hotel-resort.net
thisisviva.net	the-viva-hotel-resort.com
thisisviva.mobi	the-viva-hotel-lasvegas.net
thisisviva.com	the-viva-hotel-lasvegas.com
thevivaspa.net	the-viva-hotel-casino.net
thevivaspa.com	the-viva-hotel-casino.com
thevivaresortcasino.net	the-viva-casinolasvegas.net
thevivaresortcasino.com	the-viva-casinolasvegas.com
thevivaresort.net	the-viva-casino.net
thevivaresort.com	the-viva-casino.com
thevivalv.net	the-viva-casino-lasvegas.net
thevivalv.com	the-viva-casino-lasvegas.com
thevivahotelspa.net	spaatviva.net
thevivahotelspa.com	spaatviva.com
thevivahotelresortcasino.net	onlyviva.com
thevivahotelresortcasino.com	lasvivalasvegas.net
thevivahotelresort.net	lasvivalasvegas.com
thevivahotelresort.com	bookviva.com
thevivahotellasvegas.net	wwwesthotelcasino.com
thevivahotellasvegas.com	wildwildwesthotellasvegas.com
thevivahotelcasino.net	wildwildwesthotelcasino.com
thevivahotelcasino.com	wildwildwesthotelandcasino.com

4

wildwildwestcasinolasvegas.com	thewildwestcasino.com
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Schedule 6

NPH Term Sheet

July 28, 2010	STRICTLY CONFIDENTIAL

- FOR DISCUSSION AND SETTLEMENT PURPOSES ONLY -

- PREPARED AT THE REQUEST AND DIRECTION OF COUNSEL -

-SUBJECT TO RULE 408-

New Propco Holdco

Summary of Terms

Set forth below is a summary of certain material terms of the possible investment to be made by the Opco Unsecured Creditors (as such term is defined below) in New Propco Holdco (as such term is defined below).  This summary of terms does not purport to identify all material terms and conditions of any possible investment or restructuring transaction. This summary of terms does not constitute (nor shall it be construed as) an offer with respect to any securities or a solicitation of acceptances or rejections as to any plan of reorganization, it being understood that such offer or solicitation, if any, shall only be made in compliance with applicable provisions of securities and bankruptcy law.

Key Parties	“Debtors”: Station Casinos, Inc. (“Opco”) and its subsidiaries and affiliates identified in footnote 1 below, collectively.(1)

“FG”: Fertitta Gaming LLC.

“FG/Propco Lenders”: FG and the Propco Lenders (as such term is defined below), collectively.

“Propco Lenders”: German American Capital Corporation and JPMorgan Chase Bank, N.A. in their respective capacities as lenders under the Amended and Restated Loan and Security Agreement, dated as of March 19, 2008.

“Put Parties”: Entities affiliated with Fidelity Management & Research Company, Oaktree Capital Management, L.P. and Serengeti Asset Management, L.P. reasonably acceptable to the Debtors, FG and Propco Lenders.(2)

“UCC”: Opco Official Committee of Unsecured Creditors.

New Propco Holdco Warrants

In General: Subject to the conditions and other limitations set forth herein, the issuance to Opco for distribution to the unsecured creditors of Opco (collectively, the “Opco Unsecured Creditors”) through a newly organized corporation or limited liability company taxable as a corporation (“Blockerco”) of warrants (the “New Propco Holdco Warrants”) exercisable

(1)  FCP Holding, Inc., FCP Voteco, LLC, Fertitta Partners LLC, Northern NV Acquisitions, LLC, Reno Land Holdings, LLC, River Central, LLC, Tropicana Station, LLC, GV Ranch Station, Inc., FCP Propco, LLC (“FCP Propco”), FCP MezzCo Parent, LLC, FCP MezzCo Parent Sub, LLC, FCP MezzCo Borrower I, LLC, FCP MezzCo Borrower II, LLC, FCP MezzCo Borrower III, LLC, FCP MezzCo Borrower IV, LLC, FCP MezzCo Borrower V, LLC, FCP MezzCo Borrower VI, LLC and FCP MezzCo Borrower VII, LLC.

(2)    It is understood that representatives of Fidelity Management and Research Company and Serengeti Asset Management, L.P. are on the UCC and therefore may, in their capacities as members of the UCC, have fiduciary duties to the Opco Unsecured Creditors. Nothing in this summary of terms (or the agreements contemplated hereby) shall prohibit or limit the ability of such members of the UCC, in their respective capacities as such, to act on matters before the UCC in accordance with such fiduciary duties; provided, however, that the existence of such fiduciary duties shall not permit such members to act, in their individual capacities, in a manner that is inconsistent with their obligations in this summary of terms (or the agreements contemplated hereby).

by holders indirectly through Blockerco for equity interests in the entity (“New Propco Holdco”) formed to hold the non-voting interests issued by New Propco (as such term is defined in the Plan)(3), other than (i) the holders of Master Lease Rejection Damage Claims (as such term is defined in the Plan) and (ii) the Mortgage Lenders as holders of claims in Class S.7 (4) in connection with the Joint Chapter 11 Plan of Reorganization filed by Opco, FCP Propco, LLC and the other Debtors on June 15, 2010 or a Propco-only plan (alternatively and without differentiation, and as amended from time, the “Plan”). Certain terms and provisions relating to Blockerco and the representations and warranties to be made by the owners of Blockerco and various provisions relating thereto are set forth in Exhibit A hereto. For purposes hereof, references to ownership of New Propco Holdco Warrants and purchase or ownership of New Propco Holdco Equity shall mean purchase or ownership by the Opco Unsecured Creditors through Blockerco. The Debtors shall amend the Plan to provide that Opco Secured Lenders that vote in favor of the Plan will not have the right as Opco Unsecured Creditors to receive New Propco Holdco Warrants or to purchase New Propco Holdco Equity as provided herein.

Amount: Exercisable for 2.5% of the total equity of New Propco Holdco, subject to adjustment as described under “Other Terms.”

Exercise Price: During the first two years after the Effective Date (as such term is defined in the Plan, the “Effective Date”), the product of (A) 2.5 times (B) the per unit value of equity interests in New Propco Holdco issued under the Plan (with the total value of such equity interests under the Plan being the sum of (i) the amount of $200 million plus the amount of any additional equity issued or capital contributions made as of the Effective Date, excluding the contribution of the New Propco Acquired Assets, as defined in the Plan, and (ii) the amount of any reduction in the debt agreed to by the Propco Lenders (with the consent of the Debtors and FG and approval, if required, of the Bankruptcy Court) in exchange for New Propco Holdco

(3)    It is contemplated that the New Propco Holdco Warrants would be issued through the Blockerco structure in connection with the Plan to all of the Opco Unsecured Creditors in a transaction exempt from the securities laws pursuant to Section 1145 of the Bankruptcy Code.  There may be more than one (but not more than five) Blockerco entities (each of which shall be considered “Blockerco” hereunder) established if reasonably requested by the holders of a majority of the shares issued by all of the Blockerco entities.  The holders of a majority of Blockerco shares shall control Blockerco, including the right to design and control tax mitigation techniques at Blockerco (the costs of which shall be borne by the shareholders of Blockerco) that do not adversely affect New Propco Holdco or its equityholders (except for adverse effects that are clearly de minimis).  The New Propco Holdco Equity (as such term is defined below) would be issued only to Accredited Investors in all cases.

(4)  It is understood that certain Opco Unsecured Creditors may request to structure their investments in a manner which complies with applicable Nevada gaming regulations for investments of this type.  The parties intend to use reasonable efforts to accommodate such requests to the extent reasonably practicable.

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Equity, the “Plan Value”), with such price thereafter increasing by 15% per year in each of years 3, 4, 5, 6 and 7 following the Effective Date; provided, that the exercise price may be adjusted as may be reasonably necessary in the discretion of the Debtors, FG or the Propco Lenders to satisfy the Tax Condition (as defined below).

Allocation: The allocation by Blockerco of New Propco Holdco Warrants among the classes or categories, as the case may be, of Opco Unsecured Creditors shall be effected on a pro rata basis in proportion to allowed unsecured claims, subject, in each case, to any applicable contractual subordination arrangements except to the extent the parties otherwise agree and such agreement is reflected in the Plan and approved by the Bankruptcy Court.

Treatment in Forced Exercise: In the case that the New Propco Holdco Warrants are subject to any forced exercise provision as part of a capital raise or similar transaction, the sole consequence to the nonexercising holders would be the termination of such warrants.

Other Terms: Additional terms (including those relating to dilution) substantially similar to the terms provided for “Lender Warrants” referred to in Annex 3 to the Opco and FCP Propco Restructuring Term Sheet, dated March 24, 2010 (the “Propco Term Sheet”), except that future equity issuances by New Propco Holdco the proceeds of which are utilized to fund the acquisition of the New Opco Acquired Assets (as such term is defined in the Plan), and issuances of equity pursuant to conversion or exchange rights relating to debt securities the proceeds of which are utilized for such purpose, each shall not have a dilutive effect on the New Propco Holdco Warrants.

New Propco Holdco Investment Right

In General: In connection with the Plan and subject to the conditions and other limitations set forth herein, each Opco Unsecured Creditor that is an “accredited investor” (“Accredited Investor”) as such term is defined in Regulation D promulgated under the Securities Act of 1933, as amended, shall be entitled to participate in a rights offering through Blockerco (the “Propco Rights Offering”) pursuant to which it may subscribe for and purchase through Blockerco equity interests issued by New Propco Holdco (the “New Propco Holdco Equity”).

Amount: $35.3 million in New Propco Holdco Equity (unless such amount is increased in accordance with the terms set forth below in this sub-section or under the caption entitled “Effect of Subsequent Equity Offerings”), which amount represents approximately 15% of the equity interests in New Propco

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Holdco.(5)

Allocation: The opportunity to purchase New Propco Holdco Equity through Blockerco shall be allocated among the classes or categories, as the case may be, of Opco Unsecured Creditors on a pro rata basis in proportion to allowed unsecured claims (but with a minimum purchase being $250,000), subject, in each case, to any applicable contractual subordination arrangements except to the extent the parties otherwise agree and such agreement is reflected in the Plan and approved by the Bankruptcy Court; provided, that the Put Parties (so long as they hold at least 40% in aggregate principal amount of the unsecured senior notes of Opco) shall have the right to purchase at least one-half of the New Propco Holdco Equity available in the Propco Rights Offering (which equity shall be allocated among the Put Parties as they shall mutually agree).

Put Condition: The Propco Rights Offering shall only be available if the Put Parties have duly executed and delivered by July 29, 2010 (the “Commitment Submission Deadline”) a firm and irrevocable put commitment (the “Propco Commitment”), in form and substance acceptable to the Put Parties, Debtors and FG/Propco Lenders, to purchase through Blockerco $35.3 million of New Propco Holdco Equity which the Opco Unsecured Creditors or Put Parties are contemplated to be entitled to subscribe for hereunder as provided under “New Propco Holdco Investment Right—Amount” (the “Committed Propco Amount”) and which is not so purchased by the Opco Unsecured Creditors or the Put Parties pursuant to the proviso under “New Propco Holdco Investment Right—Allocation.” As used herein, the term “Commitment Percentage” shall mean 15%.

The Propco Commitment shall also cover the amount (the “Upsizing Committed Amount”) up to a maximum of $100 million (i.e., up to a maximum of $64.7 million in addition to the original $35.3 million, the “Cap”) of New Propco Holdco Equity the Put Parties will irrevocably commit to purchase through Blockerco (to the extent not purchased by Opco Unsecured Creditors or by the Put Parties pursuant to the proviso under “New Propco Holdco Investment Right—Allocation”) in the event that any Acquisition or Additional Equity Issuance (in each case as such terms are defined below, with any equity raises to fund any Acquisition or any Additional Equity Issuances being collectively referred to as “Equity Raises”) is consummated. The Upsizing Committed Amount shall be expressed as the Commitment Percentage of any Equity Raises, it being understood that no

(5)  Investment percentages contained throughout this summary of terms are predicated upon, and subject to, $200 million initial valuation, as may be adjusted for additional capital contributions to or new equity raised at New Propco Holdco prior to closing.  For example, assuming no additional equity is raised at closing other than that contemplated under this sub-section, a $35.3 million total investment would result in the acquisition of approximately 15% of the equity interests in New Propco Holdco (before giving effect to potential future exercises of warrants or options or the issuance of any equity interests upon the conversion of any convertible securities).

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purchase price in respect of any Acquisition is expected to be definitively determined by the Commitment Submission Deadline.(6)  The irrevocable commitment of the Put Parties in respect of the Upsizing Committed Amount shall survive until June 30, 2011 (the period from the date of the Propco Commitment until June 30, 2011, the “Upsizing Commitment Period”) and shall be deemed to apply to, among other things, any equity raise consummated during the Upsizing Commitment Period.

Remedies for Failure to Purchase: If an Opco Unsecured Creditor fails to close on a purchase of New Propco Holdco Equity it agreed to make pursuant to the Propco Rights Offering through Blockerco, Blockerco shall have no liability with respect to such failure other than the loss of any equity it would have otherwise acquired on behalf of such Opco Unsecured Creditor, it being understood that New Propco Holdco shall have all rights to pursue any such Opco Unsecured Creditor; including any Put Party, for any failure to meet any commitment to make such a purchase or effect a purchase required under a put arrangement, and Blockerco shall cooperate with New Propco Holdco to the extent reasonably requested by New Propco Holdco in connection therewith. The Put Parties would purchase any New Propco Holdco Equity as to which an Opco Unsecured Creditor defaulted in its purchase commitment.

Use of Proceeds: Net proceeds derived by New Propco Holdco from any investment by the Opco Unsecured Creditors in the Propco Rights Offering shall be contributed by New Propco Holdco as equity to New Propco and utilized by New Propco for general corporate purposes, including, without limitation, to reduce debt or for one or more Acquisitions.

Effect of Subsequent Equity Offerings:

Upsizing: In the event that (i) (a) any bid submitted by New Propco Holdco or any of its subsidiaries to purchase (x) the New Opco Acquired Assets or any substantially similar collection of assets held by Opco or its subsidiaries (as the same may be amended from time to time, the “Stalking Horse Bid”) prevails and the transactions contemplated thereby (the “Opco Acquisition”) are contemplated to be consummated during the Upsizing Commitment Period, (y) equity interests in the reorganized successor to, or all or substantially all of the assets of, Green Valley Ranch Gaming, LLC and/or Aliante Gaming, LLC is accepted and any resulting transactions (such transactions, the “JV Acquisitions”) are contemplated to be consummated during the Upsizing Commitment Period or (z) equity interests in, or all or substantially all of the assets of, any other material gaming operating entity located within a 100-mile radius of the city limits of Las Vegas, Nevada is accepted, and the resulting transactions (the “Additional Acquisitions,” and

(6)  Capital contributions will be deemed to include Propco cash/cash collateral or equivalents delivered to New Propco Holdco or one of its subsidiaries at the direction of the Propco Lenders that would otherwise be distributed to the Propco Lenders as part of their recovery under the Plan.

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together with the Opco Acquisition and the JV Acquisitions, the “Acquisitions”) are contemplated to be consummated during the Upsizing Commitment Period (it being understood that no transaction shall be deemed to be an “Additional Acquisition” unless the Put Parties agree that the Propco Commitment shall apply to such transaction) and (b) any such Acquisition is to be funded, in whole or in part, through an Equity Raise in which existing equityholders of New Propco Holdco or others participate or (ii) any additional Equity Raises (“Additional Equity Issuances”) are contemplated to be consummated during the Upsizing Commitment Period (including, without limitation, an equity issuance approved by the Debtors, FG and the Propco Lenders the proceeds of which are used to repay not more than $50 million of debt owed to the Propco Lenders (the “Debt Paydown Issuance”), but excluding any equity issuances contemplated by the Propco Term Sheet) by New Propco Holdco for other purposes (it being understood that no equity issuance shall be deemed to be an Additional Equity Issuance, other than the Debt Paydown Issuance, unless the Put Parties agree that the Propco Commitment shall apply to such equity issuance), then the Opco Unsecured Creditors collectively shall be provided an opportunity to increase the amount of New Propco Holdco Equity they are entitled to subscribe for and purchase through Blockerco in the Propco Rights Offering (the amount of such increase, the “Upsizing Amount”) by the product resulting from the amount of the Equity Raises, multiplied by the Commitment Percentage; provided, that the aggregate opportunity offered to the Opco Unsecured Creditors shall not exceed the Cap. Such amounts which exceed the Cap shall be subject, with respect to the Opco Unsecured Creditors that own at least .5% of the outstanding New Propco Holdco Equity (aggregating, for this purpose and for purposes of determining eligibility to purchase as described under “Post-Effective Investment Right,” holdings by affiliated funds or other investment vehicles with a common investment manager) to preemptive rights substantially similar to those described under “Post-Effective Investment Right.” With respect to any Acquisitions or Additional Equity Issuances information will be provided to the Put Parties and other Opco Unsecured Creditors in reasonable detail, subject to reasonable confidentiality restrictions and any procedures designed to deal with competitive interests. With respect to Additional Acquisitions and any Additional Equity Issuances as to which the consent of the Put Parties is required for the Propco Commitment to apply, the Put Parties shall reply not later than 15 days after the delivery of information as to whether they so consent. It is understood that no acquisitions shall constitute JV Acquisitions or Additional Acquisitions to the extent the consideration to the sellers in the transaction constitutes equity or other securities or property of New Propco Holdco or any affiliate thereof, and no such acquisition shall give rise to rights of the Opco Unsecured Creditors to purchase New Propco Holdco Equity under “Post-Effective Investment Right” except to the extent equity offerings are

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being made to finance such acquisition. In addition, there would be customary exceptions (such as offerings to employees) to triggering the right of Opco Unsecured Creditors to purchase New Propco Holdco Equity either in connection with an equity raise or in connection with the rights described under “Post-Effective Investment Right,” which customary exceptions shall also apply generally to preemptive rights held by other equityholders of New Propco Holdco.

Irrespective of whether any Opco Unsecured Creditors determine to increase the amount of New Propco Holdco Equity they subscribe for and purchase in accordance with the immediately preceding paragraph, the Put Parties shall continue to be irrevocably obligated to satisfy any obligations they have undertaken in respect of the Upsizing Committed Amount pursuant to the Propco Commitment.

Subscriptions of the Opco Unsecured Creditors in Propco Rights Offering

If the Propco Commitment is duly and timely delivered by the Put Parties, then the Opco Unsecured Creditors shall collectively have the opportunity to subscribe through Blockerco for New Propco Holdco Equity in the Propco Rights Offering in an amount up to, as applicable, the (i) Committed Propco Amount, in the event that no Acquisitions requiring additional equity or Additional Equity Issuances are contemplated to be consummated during the Upsizing Commitment Period, or, (ii) the sum of the Committed Propco Amount plus the Upsizing Amount, in the event that any such Acquisition or Additional Equity Issuance is contemplated to be consummated during the Upsizing Commitment Period.

In order to be effective, each such subscription shall (i) be delivered by the Opco Unsecured Creditor tendering the same by no later than the deadline for doing so established by the Bankruptcy Court, (ii) be accompanied by a firm and irrevocable funding commitment of such Opco Unsecured Creditor to purchase the amount of New Propco Holdco Equity during the Upsizing Commitment Period for which it has subscribed, (iii) contain such other relevant information as the Debtors and FG/Propco Lenders shall reasonably direct and (iv) be in form and substance reasonably acceptable to the Debtors and FG/Propco Lenders.

Pricing in Propco Rights Offering; Put Premium

All purchasers in the Propco Rights Offering shall purchase New Propco Holdco Equity through Blockerco at Plan Value. The Put Parties shall be paid a premium in cash by New Propco Holdco (the “Put Premium”) equal to $3,000,000 on the Effective Date, assuming that the Propco Commitment has not been terminated and each of the Put Parties has complied with its respective obligations hereunder and thereunder (including having made the purchases contemplated thereby which are required to be made on or before the Effective Date). The payment of the Put Premium to the Put Parties on the Effective Date shall be effected in such manner (such as a deduction from the purchase price otherwise payable by the Put Parties for the New Propco

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Holdco Equity being purchased by them through Blockerco) as the Debtors, FG/Propco Lenders and the Put Parties shall reasonably determine. The Put Premium shall be treated as a non-refundable payment once made; provided, however, that each Put Party shall repay, in whole or in part, as the case may be, its proportionate share of the aggregate Put Premium provided for herein in the event that such Put Party (i) breaches its obligation to fund any equity raise following the Effective Date (in which case, such Put Party shall return to New Propco Holdco that portion of the Put Premium received by it which is attributable to the amount of any such equity raise which is not so funded), (ii) intentionally or recklessly breaches any representation set forth on Exhibit A that it made or was required to make on or as of the Effective Date and such breach results in the rescission of all or a portion of the amount invested in any equity raise by such Put Party pursuant to the terms hereof (in which case, the Put Premium attributable to the rescinded amount shall be returned), or (iii) (x) cannot make any representations or provide support for verifications set forth on Exhibit A on or as of the Effective Date and (y) enters into escrow or other arrangements to permit funding of its investment pending confirmation of such representations or verifications, but such representations or verifications cannot be finalized as a result of any intentional act by or on behalf of such Put Party undertaken for the purpose of having such representations or verifications being unable to be made and such failure results in any portion of the purchases contemplated by such Put Party’s Propco Commitment not being completed or being rescinded (in which case, the Put Premium attributable to the unpurchased or rescinded amount so placed in escrow by such Put Party shall be returned to New Propco Holdco).

Post-Effective Investment Right

In the event that any equity raise is contemplated from existing equityholders of New Propco Holdco to fund an acquisition of an operating property or business or for other purposes, which equity raise is contemplated to be consummated following the end of the Upsizing Commitment Period (a “Post-Effective Equity Raise”), then the Opco Unsecured Creditors that are (i) Accredited Investors, (ii) own indirectly (together with affiliated funds or other investment vehicles with a common investment manager) through Blockerco at least .5% of the outstanding New Propco Holdco Equity and (iii) participated in the Propco Rights Offering (the “Qualifying Creditors”) shall be entitled to participate in any such Post-Effective Equity Raise and subscribe for and purchase such amount of the New Propco Holdco Equity through Blockerco offered in such Post-Effective Equity Raise or make such amount of capital contributions through Blockerco, as the case may be, as shall enable each Qualifying Creditor electing to participate to retain a position in the New Propco Holdco Equity equal to the percentage of the outstanding New Propco Holdco Equity so held by it immediately prior to such Post-Effective Equity Raise. The Qualifying Creditors will be provided

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with information in reasonable detail (subject to reasonable confidentiality restrictions and any procedures designed to deal with competitive interests) on a timely basis relating to each such Post-Effective Equity Raise and, to the extent they elect to do so, shall be entitled to participate in any Post-Effective Equity Raise (i) on a pro rata basis in proportion to their respective investments in the Propco Rights Offering and (ii) at the same price at which other equityholders of New Propco Holdco are entitled to participate in the same. To the extent a Qualifying Creditor does not elect to exercise its rights to purchase in a Post-Effective Equity Raise, such rights may be exercised by other Qualifying Creditors (it being understood that there may be sharing arrangements with respect to preemptive rights involving other holders of New Propco Holdco Equity). Notwithstanding the foregoing, the participation of the Qualifying Creditors in any Post-Effective Equity Raise shall be subject to such parameters as the Board of Directors or similar governing body of New Propco Holdco (the “Board”) shall determine are appropriate in order to ensure successful execution, including, without limitation, parameters with respect to the put commitments or similar arrangements relating to such Post-Effective Equity Raise. Any Qualifying Creditor that does not purchase the full amount of New Propco Holdco Equity offered to it in connection with any equity raise (whether a Post-Effective Equity Raise or an Equity Raise) shall lose its rights to participate in future Post-Effective Equity Raises.

Use of Proceeds: Net proceeds derived by New Propco Holdco from any investment by the Qualifying Creditors in a Post-Effective Equity Raise shall be contributed by New Propco Holdco as equity to New Propco and utilized by New Propco for general corporate purposes or to fund one or more acquisitions.

Voting Rights

Subject to the requirements of applicable gaming laws and regulations (and following receipt of any applicable approvals required thereby), the New Propco Holdco Equity and the equity interests for which the New Propco Holdco Warrants are exercisable shall carry voting rights as set forth in the definitive agreements developed by FG/Propco Lenders.

Tag-Along Rights

Qualifying Creditors will have the right to tag along with a sale or series of related sales of at least 10.5% of the outstanding New Propco Holdco Equity sold by other holders of New Propco Holdco Equity, except transfers between affiliates or other specified related parties and certain transfers between FG and Colony Capital (“Exempted Transfers”). It is understood that for purposes of computing whether the 10.5% threshold has been reached (i) sales made at least three months apart shall be deemed not to be related and (ii) any increase in the amount of New Propco Holdco Equity sought to be sold pursuant to the Top-Up right described under “Rights of First

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Refusal” shall be disregarded. Any such other holder (collectively, the “Initiating Holder”) would give notice to the Qualifying Creditors, as well as other equityholders with tag-along rights (“Other Tag Holders”) of an intent to sell at least 10.5% of such equity and a proposed price. To participate in the tag-along, the Qualifying Creditor would need to respond within 15 days. If such creditor (an “Electing Creditor”) gives notice of its desire to participate, the Initiating Holder would market its holdings as well as the proportionate holdings of the Electing Creditors and Other Tag Holders that responded affirmatively (collectively, the “Electing Holders”) at a price not less than 95% of the price specified in the original notice, and the electing Qualifying Creditors would give a power of attorney to the Initiating Holder to sell these interests, subject to the process described under “Rights of First Refusal.” Such proportionate participation right of each Electing Holder and electing Other Tag Holder would be determined by multiplying its ownership of New Propco Holdco Equity by the percentage of the New Propco Holdco Equity owned by the Initiating Holder that the Initiating Holder is seeking to sell as set forth in the notice given by the Initiating Holder. If not all of the interests could be sold, the amount sold would be allocated among the Initiating Holder and the Electing Holders in the respective proportions of the New Propco Holdco Equity sought to be sold by them; provided, that if the sale is of amounts remaining after a partial purchase described under “Rights of First Refusal” and the Initiating Holder has determined to increase the amount of New Propco Holdco Equity being sold pursuant to the Top-Up right described therein, such proportionate allocation among sellers shall also reflect such additional equity sought to be sold by the Initiating Holder and the other Electing Holders. All interests would be sold in the form of New Propco Holdco Equity, so Blockerco would have the ability to make such tag sale itself directly and then redeem the underlying Blockerco shares held by Electing Creditors, except as provided in the following sentence. In connection with a sale involving Qualifying Creditors that are Electing Holders, the Initiating Holder will, if requested by the holders of a majority of the equity sought to be sold by such Electing Holders, request potential buyers to quote, if they are willing to do so, a price at which they would buy Blockerco shares, as well as a price at which they would buy units of New Propco Holdco Equity, and (if the prospective buyer and such majority holders agree) such sales could be consummated as sales of Blockerco shares at a price not less than 95% of the price the prospective buyer originally quoted for the Blockerco shares; provided, that the Initiating Holder is also able to sell the equity sought to be sold by it to such buyer in compliance with the requirements of this paragraph. To the extent a Qualifying Creditor does not elect to exercise its tag rights, such rights may be exercised by other Qualifying Creditors (it being understood that there may be sharing arrangements with respect to tag rights involving other holders of New Propco Holdco Equity, which sharing arrangements by the Qualifying

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Creditors or the other holders of New Propco Holdco Equity shall not be subject to tag rights by persons not party to such sharing arrangements).

Rights of First Refusal

Qualifying Creditors that indirectly own at least 2.5% of the outstanding equity of New Propco Holdco through Blockerco and their affiliates (collectively, “2.5% Holders”) would have the right to purchase their pro rata share of any New Propco Holdco Equity sought to be sold by other holders of New Propco Holdco Equity (other than Exempted Transfers). In addition, all Opco Unsecured Creditors that purchase New Propco Holdco Equity would be bound by the obligation to offer their equity to other direct or indirect holders of New Propco Holdco Equity pursuant to the first refusal procedures described herein; provided, that (i) the Opco Unsecured Creditors may effect such sales in Blockerco shares (other than in a tag-along sale with New Propco Holdco Equity, except as provided in the last sentence under “Tag-Along Rights”) rather than being required to exchange such shares for New Propco Holdco Equity and (ii) a transfer by Blockerco of New Propco Holdco Equity to a shareholder of Blockerco in exchange for or redemption of the shares of Blockerco held by such shareholder shall not trigger such first refusal process, it being understood that such transferees will be bound by such first refusal requirements. If a holder of New Propco Holdco Equity or shares in Blockerco (a “Selling Holder”) desires to sell its interest in New Propco Holdco Equity or Blockerco shares, it would give notice to the 2.5% Holders and all other holders having purchase rights (the 2.5% Holders and such other holders, collectively, “Other Holders”) of the amount it wanted to sell and the proposed price per unit of New Propco Holdco Equity; provided, that if the amount of New Propco Holdco Equity sought to be sold causes the tag-along provisions to be applicable, the total amount after giving effect to tag-along rights also will be disclosed. The Other Holders would have 15 days after the expiration of the 15-day notice period described under “Tag-Along Rights” applicable to the contemplated transaction to decide whether to purchase or not at such price and would be entitled to purchase their proportionate share (based on the respective proportionate ownership of New Propco Holdco Equity held by the Other Holders that desire to purchase) of the amount offered. To the extent the Other Holders do not agree to purchase all of the New Propco Holdco Equity, so offered, then the Selling Holder (for itself and as agent for the holders exercising tag-along rights) could sell the remaining equity (plus any additional equity up to the amount originally offered that does not cause the amount being sold to the Other Holders to exceed 10% of the amount of outstanding New Propco Holdco Equity) at a price of at least 95% of the amount originally specified. If the application of the first refusal rights would result in the amount remaining to be sold by the Selling Holders (including any amounts to be sold by holders exercising tag-along rights) to be less than 10% of the outstanding New Propco Holdco Equity, the Initiating Holder and the Electing Holders would have the right on

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a pro rata basis (the “Top-Up”) to increase the amount of equity being sold by it and the Electing Holders to the lesser of the (i) amount originally sought to be sold by them before the partial purchase by the Other Holders and (ii) amount necessary to cause such remaining amount to be sold by the Selling Holder and the holders exercising tag-along rights to be at least 10% of the outstanding New Propco Holdco Equity. Furthermore, there would be no obligation of the Selling Holders to sell pursuant to the first refusal rights in a sale of less than all the New Propco Holdco Equity offered if the related Top-Up would cause the amount of New Propco Holdco Equity owned by the Initiating Holder to be less than 10% of the outstanding New Propco Holdco Equity after giving effect to all contemplated sales. A purchase by a 2.5% Holder would be made through Blockerco as described in the antepenultimate sentence under “Tag-Along Rights.” To the extent a 2.5% Holder does not elect to exercise its rights of first refusal, such rights may be exercised by other 2.5% Holders (it being understood that there may be sharing arrangements with respect to rights of first refusal involving other holders of New Propco Holdco Equity).

Board Observation Rights

For so long as they collectively continue to indirectly hold through Blockerco at least one-half of the percentage of equity interests in New Propco Holdco indirectly acquired by them solely as a result of their participation in the transactions contemplated hereby (the “Minimum Ownership Condition”), the Qualifying Creditors (acting by vote of the holders of a majority of the New Propco Holdco Equity owned indirectly by them through Blockerco) collectively shall be entitled to nominate and appoint (the “Appointment Right”) an independent observer (the “Independent Observer”) to the Board of New Propco Holdco in accordance with the procedures specified in the immediately two succeeding paragraphs; provided, however, that the Board may direct such observer to recuse himself from meetings or proceedings of the Board in the event that information of competitive significance, as determined by the Board, concerning New Propco Holdco is reasonably expected to be discussed at any such meeting or proceeding or in order to preserve any legal privileges at any such meeting or proceeding.

Subject to reasonable confidentiality restrictions, the Independent Observer shall be provided, at the same time as the members of the Board are provided, with copies of materials prepared for and provided to the members of the Board in connection with their service on the Board (including a meeting agenda and Board package, in the event that such materials are prepared); provided, however, that the Board may exclude or redact from those materials made available to the Independent Observer information of competitive significance concerning New Propco Holdco and its subsidiaries and information which, if disclosed to the Independent Observer, would jeopardize the preservation of any legal privileges attaching thereto, in each case, as determined by the Board in its good faith discretion.

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In order to exercise the Appointment Right, the Qualifying Creditors shall submit to the Board for its consideration a list of no fewer than three candidates (the “Candidate List”) to serve as the Independent Observer, it being understood and agreed that the Qualifying Creditors shall include on the Candidate List only candidates who they reasonably believe the Board will consider to be acceptable. Each such candidate shall (i) not be affiliated with any competitor of New Propco Holdco or a subsidiary thereof, (ii) be independent of New Propco Holdco within the meaning of Section 303A.02 of the New York Stock Exchange Listing Standards and, accordingly, without a direct or indirect material relationship with New Propco Holdco, and (iii) be able to serve in the capacity of Independent Observer without contravening any applicable laws or regulations, including gaming laws or regulations. The Board shall use its reasonable efforts to screen the candidates appearing on the Candidate List (which screening shall consist of such interviews, background examinations and similar vetting processes as the Board shall determine in its reasonable discretion) within forty-five (45) days following the submission of the Candidate List to the Board by the Qualifying Creditors, provided that the Qualifying Creditors and the candidates whose names appear on the Candidate List promptly comply with the reasonable requests made by the Board pursuant to this sentence. Following the completion of the aforementioned screening exercise, in the event that the Board determines in its sole discretion that any one or more of the screened candidates appearing on the Candidate List is acceptable to it, the Board shall so advise the Qualifying Creditors, whereupon the Qualifying Creditors shall be entitled to exercise the Appointment Right with respect to any such screened candidate that the Board has determined to be acceptable. In the event that the Board determines in its sole discretion not to approve any candidate appearing on the Candidate List, it shall promptly so advise the Qualifying Creditors and the Qualifying Creditors shall thereafter supplement such Candidate List with additional candidates who satisfy the requirements set forth in the first and second sentences of this paragraph and resubmit the same to the Board for screening in accordance with the third sentence of this paragraph. The Board and the Qualifying Creditors shall use their respective reasonable efforts to promptly complete the actions contemplated to be undertaken by each of them pursuant to this paragraph in order to meet the timeframes set forth in the third sentence of this paragraph and in order that the Appointment Right be completed within ninety (90) days following the date on which the Board receives the initial applicable Candidate List from the Qualifying Creditors. It is understood and agreed that the Board’s exercise of its sole discretion as provided for in the fourth and fifth sentences of this paragraph shall be carried out in good faith.

In the event that the Independent Observer resigns or is removed from office

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and the Qualifying Creditors continue to satisfy the Minimum Ownership Condition, then the Qualifying Creditors collectively shall be entitled to exercise the Appointment Right in the manner specified herein in order to replace the outgoing Independent Observer.

Certain Additional Rights

The Qualifying Creditors shall be entitled to certain additional rights with respect to their indirect equity interests in New Propco Holdco, which rights shall be memorialized in the operating agreement of New Propco Holdco, an equityholders agreement or a separate agreement with or through Blockerco. Such rights, which may in some instances overlap with other contemplated rights of the Opco Unsecured Creditors specified herein, shall be limited to (i) customary piggyback registration rights, (ii) the tag-along rights described under “Tag-Along Rights,” (iii) with respect to the Qualifying Creditors that own at least .5% of the outstanding New Propco Holdco Equity, the preemptive rights described under “Post-Effective Investment Right,” (iv) with respect to 2.5% Holders, the rights of first refusal described under “Rights of First Refusal,” (v) the ability to vote through pass-through voting arrangements at Blockerco on certain matters submitted to all voting equityholders of New Propco Holdco and (vi) the right to an Independent Observer as provided under “Board Observation Rights;” provided, however, that such rights under clauses (v) and (vi)  shall in no event be deemed to include any other rights set forth under the caption entitled “Corporate Governance” in the Propco Term Sheet or on Annex 7 to the Propco Term Sheet, including, without limitation, any inspection rights (other than limited inspection rights required under the Delaware Limited Liability Company Act to be granted to equityholders) or Board designation rights. The organizational documents of New Propco Holdco will provide for (x) the making of distributions to equityholders of amounts estimated to be necessary to pay taxes (including estimated taxes) on taxable income allocated to them by New Propco Holdco from time to time (taking into account losses or other tax benefits previously allocated and subject to the availability of distributable cash and compliance with credit or other agreements relating to New Propco Holdco or any of its affiliates (which agreements shall permit such tax distributions except during the continuation of an event of default but without any requirement to permit distributions with respect to income attributable to a subsidiary if such subsidiary does not make such a tax distribution)) and (y) distribution to equityholders of annual and quarterly consolidated balance sheets, income statements, statements of cash flows and (in the case of annual periods) statements of changes in members’ equity of New Propco Holdco if they are not publicly available (including any audit report with respect thereto if such an audit report is prepared), subject to reasonable confidentiality provisions. Notwithstanding the foregoing, each of the preceding rights, other than the registration rights, shall terminate upon the occurrence of a bona fide public offering of at least 15% of the New

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Propco Holdco Equity. In connection with any initial public offering by New Propco Holdco, Blockerco shall be offered the opportunity, in its sole discretion, to engage in a merger whereby the shares of Blockerco would be converted into shares of the entity going public on a tax-free basis to the extent permitted by applicable law.

The New Propco Holdco Equity and the New Propco Holdco Warrants (and the equity interests issuable upon the exercise thereof) issued through Blockerco to the Qualifying Creditors shall also be subject to (i) certain drag-along duties with respect to such securities, (ii) a prohibition on transfer for six months following the Effective Date and certain other limitations on transfer pursuant to applicable gaming and securities laws, (iii) an obligation to provide a right of first refusal with respect to such securities to FG/Propco Lenders and any other parties so provided for in the equityholders agreement of New Propco Holdco and (iv) obligations substantially similar to the obligations set forth under the caption entitled “Corporate Governance” in the Propco Term Sheet, including, a prohibition on selling any such securities without the consent of the other equityholders to any “strategic buyer” listed on Annex 6 to the Propco Term Sheet.

Compliance with Gaming Law Requirements

Opco Unsecured Creditors receiving New Propco Holdco Warrants or New Propco Holdco Equity through Blockerco will be required to furnish all information concerning themselves and their direct and indirect owners as shall be required under applicable gaming laws.

Gaming Redemptions

The New Propco Holdco Equity, the New Propco Holdco Warrants and the equity interests for which the New Propco Holdco Warrants are exercisable, in each case, issued to the Opco Unsecured Creditors through Blockerco as contemplated herein, shall be subject to certain mandatory disposition and redemption requirements pursuant to applicable gaming laws and regulations.

Representations and Warranties

Customary representations and warranties of Blockerco and the Opco Unsecured Creditors, including, without limitation, those representations and warranties described below under the caption entitled “Conditions” and any as may be required from time to time under applicable securities laws.

Documentary Review Rights

Opco will utilize its commercially reasonable efforts to furnish to the UCC and its designated counsel for their review draft copies of pleadings and filings (including, without limitation, the Plan, the Disclosure Statement and any motions or other filings seeking approval of the UCC Stipulation or seeking approval of Opco’s contemplated payment of certain legal fees and expenses as provided herein) (the “Relevant Pleadings”) relating to the consideration contemplated to be made available to the Opco Unsecured Creditors hereunder or the other terms hereof prior to the filing by the Debtors of such pleadings and filings with the Bankruptcy Court. Designated counsel to the UCC shall be entitled to proffer to Opco, through Opco’s

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counsel, reasonable comments with respect to the Relevant Pleadings. Provided that they are timely delivered to Opco through its counsel, Opco shall give such comments its reasonable consideration, it being understood and agreed that Opco shall in no event have any obligation to accept such comments or otherwise incorporate the same into the Relevant Pleadings. In addition, in the event that the Debtors request a determination from the Internal Revenue Service (the “IRS”) concerning the application of certain tax laws and regulations to their proposed restructuring, Opco shall furnish a copy of the documentation evidencing such request to the UCC and its counsel promptly following the submission thereof to the IRS; provided, however, that Opco shall be entitled to redact from such documentation any confidential or privileged information contained therein prior to furnishing such documentation to the UCC and its counsel. Subject to the proviso set forth in the preceding sentence, Opco shall furnish to the UCC and its counsel promptly after delivery of the executed UCC Stipulation a copy of the current draft of such documentation described in the preceding sentence.

Consideration

In consideration for the rights contemplated to be granted herein under the captions entitled “New Propco Holdco Warrants,” “New Propco Holdco Investment Right,” “Effect of Subsequent Equity Offerings,” “Subscriptions of the Opco Unsecured Creditors in Propco Rights Offering,” “Pricing in Propco Rights Offering; Put Premium,” “Post-Effective Investment Right,” “Tag-Along Rights,” “Rights of First Refusal,” “Board Observation Rights” and “Certain Additional Rights,” (i) the Put Parties shall deliver to FG/Propco Lenders and the Debtors a funding commitment letter consistent with the terms hereof, in form and substance satisfactory to FG/Propco Lenders and the Debtors, by no later than July 29, 2010; and (ii) the Put Parties shall execute a definitive agreement in the form attached hereto as Exhibit B (the “Support Agreement”).

The UCC shall enter into a stipulation with the Debtors in the form attached hereto as Exhibit C (the “UCC Stipulation”). Notwithstanding any termination of the UCC Stipulation, the Put Parties shall remain obligated to fund their equity commitments consistent with the terms of the Propco Commitment and so long as the Support Agreement has not been terminated.

Opco shall promptly file a motion seeking Bankruptcy Court approval of the UCC Stipulation and related transactions, and the UCC shall provide a support letter or statement for inclusion in the plan solicitation materials for both a joint Plan and/or individual plans of reorganization for Propco and Opco in form and substance acceptable to the Debtors and FG/Propco Lenders.

Implementation and Documentation	The UCC Stipulation to be approved by the Bankruptcy Court as soon as practicable following agreement thereof to the terms set forth herein. The

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Support Agreement will not be subject to Bankruptcy Court Approval. Distribution of New Propco Holdco Warrants and certain rights set forth under the captions entitled “New Propco Holdco Investment Right,” “Effect of Subsequent Equity Offerings,” “Subscriptions of the Opco Unsecured Creditors in Propco Rights Offering” and “Pricing in Propco Rights Offering; Put Premium” to be accomplished pursuant to a confirmed Plan or as the parties shall otherwise agree. Certain other terms provided for herein, including, without limitation, those described under the captions entitled “Post-Effective Investment Right,” “Voting Rights,” “Tag-Along Rights,” “Rights of First Refusal,” “Board Observation Rights,” “Certain Additional Rights,” “Compliance with Gaming Law Requirements” and “Gaming Redemptions,” shall be set forth in an equityholders agreement among New Propco Holdco, Blockerco, FG/Propco Lenders and the Opco Unsecured Creditors as well as in such other definitive documentation as the parties shall agree.

Conditions

The above proposal is conditioned, inter alia, upon (i) execution of a Support Agreement by the Put Parties no later than July 28, 2010, (ii) execution of the UCC Stipulation by the UCC and the Debtors no later than July 28, 2010, (iii) approval of the UCC Stipulation by the Bankruptcy Court, (iv) satisfaction of all conditions specified herein, including the Tax Condition, (v) the UCC Stipulation and the Support Agreement having not been terminated, (vi) the Bankruptcy Court entering an order approving the amendments to the Disclosure Statement and Plan to incorporate the terms hereof and authorizing solicitation in respect of the Plan as so amended such that the confirmation hearing scheduled for August 27, 2010 is not delayed as a result of such amendments, (vii) transfer to New Propco of additional transition and related assets of types and on terms supported by the Debtors and FG/Propco Lenders, free and clear of all liens and encumbrances, (viii) confirmation and effectiveness of the Plan providing for the transfers, settlement of the Going Private Transaction Causes of Action and releases specified in the Plan (and described herein), (ix) approval of the respective investment committees of the Put Parties not later than July 29, 2010 and the execution and delivery of the Propco Commitment on or before such date and (x) the occurrence of the Effective Date on or before June 30, 2011. This proposal also is conditioned on the negotiation and execution of documentation mutually acceptable to Debtors, FG/Propco Lenders, the UCC and the Put Parties.

Notwithstanding the foregoing, the right of the Opco Unsecured Creditors to receive the New Propco Holdco Warrants and the other terms of this proposal not relating to the Propco Rights Offering shall not be subject to clauses (i), (iv) (to the extent it relates only to the Propco Rights Offering, including the Tax Condition to such extent), (v) (to the extent it relates only to the Support Agreement), (vi) (to the extent it relates only to the Propco Rights Offering) and (ix).

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It shall be a condition to an Opco Unsecured Creditor’s receipt of the New Propco Holdco Warrants that such Opco Unsecured Creditor shall represent and warrant, on the Effective Date, that it has no present plan or intention as of the Effective Date to exercise the New Propco Holdco Warrants (it being understood that an intent to exercise if the strike price is in the money due to increases in equity value after the Effective Date shall not be considered a present plan or intention), subject to future reexamination during the exercise period thereof based upon then current value information.

Notwithstanding anything else to the contrary contained herein, the terms hereof are subject in their entirety to applicable state and federal securities laws and applicable tax limitations (including, without limitation, those relating to section 267 of the Internal Revenue Code of 1986, as amended (the “Code”). In furtherance of the foregoing and not in limitation thereof, an Opco Unsecured Creditor’s purchase of New Propco Holdco Equity through Blockerco shall be subject to the conditions set forth in Exhibit A. It is understood that any liability for breach of any representations in Exhibit A shall be several and not joint and limited to the greater of (i) the initial investment by the breaching party in New Propco Holdco Equity through Blockerco and (ii) $250,000, it being understood that New Propco Holdco shall have the additional right in the case of any such breach to rescind the investment by the breaching party by paying the breaching party the amount of its investment (i.e., the amount paid less any dividends received) whereupon such breaching party shall surrender its direct or indirect equity interests in New Propco Holdco (subject to a right of the breaching party to promptly cure any immaterial breaches, if such breaches are capable of cure), provided that to the extent that an investment is rescinded, the liability for breach shall be measured giving effect to such rescission, including any liabilities or benefits incurred pursuant to the rescission. It is expressly acknowledged and agreed that any and all consideration provided, directly or indirectly, to the Opco Unsecured Creditors hereunder shall be conditioned (the “Tax Condition”) on (i) the Bankruptcy Court having issued a final order in form and substance acceptable to the Debtors and FG/Propco Lenders, including as to tax matters, and (ii) the IRS having issued a private letter ruling to Opco, in form and substance acceptable to the Debtors and FG/Propco Lenders, regarding the application of Section 267 of the Code to the transactions contemplated by the Plan, including, without limitation, if the Stalking Horse Bidder is the Successful Bidder (each as defined in the Plan), the transactions contemplated by the Stalking Horse APA (as defined in the Plan, the “Stalking Horse APA”). If the Debtors, FG or the Propco Lenders determine, in their sole discretion, that such order or ruling is likely not to be issued by reason of any of the terms described herein (including, without limitation, a requirement that the Debtors, FG or the Propco Lenders provide a representation to the IRS or the Bankruptcy Court with respect to the direct

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or indirect ownership of New Propco Holdco or the Debtors by or through the Opco Unsecured Creditors or the Put Parties that cannot be fully supported by the representations described in Exhibit A), such terms, including without limitation the terms set forth in Exhibit A, shall be modified as the Debtors and FG/Propco Lenders deem necessary (including, without limitation, the elimination of any equity issuances or modifications of the terms of such equity) to enable the Bankruptcy Court to issue such order or the IRS to issue such ruling; provided, that if such modifications or the terms of any such Bankruptcy Court order or IRS private letter ruling are materially adverse to the terms of the arrangements described herein related to the Opco Unsecured Creditors, the UCC may terminate any agreements entered into that embody this summary of terms and, if such modifications or the terms of any such Bankruptcy Court order or IRS private letter ruling are materially adverse to the rights of the Put Parties, the Put Parties may terminate the Propco Commitment. In the event of a termination of the arrangements contemplated hereby with respect to the Put Parties arising from the Tax Condition (including, without limitation, a termination by the Put Parties arising from a materially adverse modification of the terms herein relating to the Put Parties), which in any such case results from the failure of the Debtors, FG or the Propco Lenders to act reasonably with respect to the Tax Condition (it being understood that the unwillingness of the Debtors, FG or the Propco Lenders to proceed if the final order of the Bankruptcy Court does not contain the findings described in the Confirmation Order (as defined in the Stalking Horse APA, the “Confirmation Order”) shall be deemed to be reasonable), then each Put Party whose Propco Commitment has been terminated shall be paid an aggregate amount equal to 1.333 times the portion of the Put Premium attributable to its terminated Propco Commitment; provided, that no payment shall be due unless the UCC Stipulation remains in effect through the Effective Date.

This summary of terms assumes that the reasonable and documented fees and expenses of the UCC (and its legal advisors and financial advisor) and the reasonable and documented fees and expenses of the Put Parties (and their legal advisors), up to an amount to be mutually agreed by the Debtors, FG/Propco Lenders and Put Parties, shall be paid by Opco, with respect to the fees and expenses of the UCC, and by Opco and Propco (as such term is defined in the Plan, “Propco”), with respect to the fees and expenses of the Put Parties (with Opco and Propco each paying one-half of such fees and expenses), it being understood that such expenses (other than those of the UCC, or as otherwise provided below) shall be paid only if the Effective Date occurs; provided, that the agreed legal expenses of the Put Parties shall be paid as follows: one-half of the agreed legal expenses of the Put Parties shall be paid within 15 days of the execution of the Propco Commitment and the remainder of the agreed legal expenses of the Put Parties shall be paid

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promptly after confirmation of the Plan, subject in each case to Bankruptcy Court approval, it being understood that the failure to procure a Bankruptcy Court approval shall not cause a termination of the Propco Commitment; provided, that the Debtors comply with the immediately succeeding sentence. In case such Bankruptcy Court approval is not received, the parties shall negotiate alternate arrangements with respect to Opco’s and Propco’s payment of such legal expenses. The Debtors shall promptly file for, and use reasonable efforts to, seek the entry of an order from the Bankruptcy Court authorizing payment by the Debtors of the first one-half of the agreed legal expenses within 15 days after the Propco Commitment is executed and the balance at confirmation of the Plan.

This summary of terms also assumes that the reasonable and documented fees and expenses of the trustees for the outstanding unsecured notes of Opco (including the legal fees and expenses) in an amount to be mutually agreed by the Debtors, FG/Propco Lenders and the respective indenture trustees, or as otherwise determined by the Bankruptcy Court, shall be paid by Opco upon confirmation of the Plan (with respect to amounts accrued), and with respect to fees and expenses incurred between confirmation of the Plan and the Effective Date, shall be paid by Opco on the Effective Date, subject in each case to Bankruptcy Court approval to be included in the Confirmation Order (it being understood that (i) such “reasonable” fees and expenses shall not include any legal fees or expenses incurred by the trustees after the date hereof in opposing implementation of the terms hereof (including confirmation of the Plan) or engaging in litigation activity against any of the Debtors, FG or the Propco Lenders, or any of their respective affiliates and (ii) the failure to obtain Bankruptcy Court approval to pay such fees and expenses upon Plan confirmation shall not cause a termination of the UCC Stipulation, so long as such fees and expenses are paid on the Effective Date.)

Non-Solicitation

This summary of terms is not and shall not be deemed to be a solicitation for votes in favor of any Chapter 11 plan or for consent to the Plan and, if applicable, a Propco-only plan (collectively, the “Plans”) in contravention of applicable non-bankruptcy law or section 1125(b) of the Bankruptcy Code.  Notwithstanding anything to the contrary contained herein, the acceptance of any person shall not be solicited until, and any obligation to support confirmation of the Plans is expressly conditioned on, the receipt by such person of the Plans and a copy of the disclosure statements that shall have previously been approved by the Bankruptcy Court, after notice and a hearing, as containing adequate information as required by section 1125 of the Bankruptcy Code.  Notwithstanding the foregoing provisions, nothing in this summary of terms or any related definitive documentation shall require any person to take any action prohibited by the Bankruptcy Code, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, any rule or regulations promulgated under any of the foregoing, any

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other applicable law or regulation or any order or direction of any court or any state or federal governmental authority.

Confidentiality

The terms and conditions of this summary of terms, the identities of participants in discussions relating hereto and the existence of such discussions are confidential and no party receiving a copy hereof shall disclose any of the foregoing to anyone; provided, however, that such parties may disclose such information to their respective legal and financial advisors as necessary in connection with their evaluation of the proposed terms; provided, further, that such advisors are informed of the confidential nature of such information and instructed to comply with the non-disclosure provisions hereof. Notwithstanding the foregoing, the Debtors shall be permitted to file this document with the Bankruptcy Court, and the confidentiality obligations provided herein will be of no further effect after this document is so filed.

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Exhibit A

•                  The Opco Unsecured Creditors and, possibly, participating lenders (“Mezzanine Creditors”) under the Prepetition Mezzanine Loans (as such term is defined in the Plan) would form a domestic C corporation or limited liability company taxable as a corporation (“Blockerco”) to hold the New Propco Holdco Warrants and any New Propco Holdco Equity.  There may be more than one Blockerco entity established, each of which shall be considered as “Blockerco” hereunder.

•                  The New Propco Holdco Warrants and rights to acquire New Propco Holdco Equity in the Propco Rights Offering would be issued directly to Blockerco; Blockerco would issue mirror warrants and rights to acquire equity in Blockerco to the Opco Unsecured Creditors; similar arrangements may be implemented for Mezzanine Creditors based on their rights to purchase equity in New Propco Holdco.

•                  Blockerco would function as the Put Party, subject to the Put Parties duly executing and delivering a mirror commitment to acquire equity in Blockerco to fund Blockerco’s commitment.

•                  Blockerco would have the right to raise funds, on a pro rata basis (it being understood that shareholders of Blockerco would be required to subscribe for their pro rata percentage of these securities), for purchase of New Propco Holdco Equity through issuance of debt or warrants (to purchase Blockerco’s underlying New Propco Holdco Equity) for cash (provided that the Put Parties agree on such capital structure).

•                  No numerical limit or restriction on non-U.S. holders of Blockerco.

•                  Blockerco would agree that any equity held by it in New Propco Holdco would be voted only in the respective amounts so directed by the individual holders of equity in Blockerco.

•                  Reasonable administrative costs of the single principal Blockerco entity (including annual state corporate franchise fees, the costs of preparing reports to holders, preparing tax returns and dealing with warrant exercises, transfers, etc. but excluding the costs associated with any tax mitigation strategies) would be reimbursed by New Propco Holdco up to an amount to be agreed upon in the definitive documents.  The costs associated with any additional Blockerco entities shall not be borne by New Propco Holdco.

•                  An Opco Unsecured Creditor or Mezzanine Creditor would be required to provide a representation at the time of its commitment and on the Effective Date, that it has no present plan or intention as of such date (i) to exercise the New Propco Holdco Warrants (it being understood that an intent to exercise if the strike price is in the money due to increases in equity value after the Effective Date shall not be considered a present plan or intention), subject to future reexamination during the exercise period thereof based upon then current value information or (ii) to acquire any New Propco Holdco Equity (either directly or through Blockerco) or any interest in Blockerco from any other holder thereof (it being understood that an intent to acquire in the event of an opportunity arising after the Effective Date that is not part of a commitment, arrangement or understanding existing prior to the Effective Date shall not be considered a present plan or intention).

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•                  Any Opco Unsecured Creditor or Mezzanine Creditor who would directly own 5 percent or more in value of the stock of Blockerco (“Large Investor”) would be required to provide the following:

•                  A representation that, based on the Large Investor’s Actual Knowledge (as defined below), the Equity List (as defined below) identifies any equity interest through which such Large Investor could own, through Colony funds to be identified or Axon Rising Sun, LLC, any stock of Opco (for purposes of Section 267 of the Code and the Treasury regulations promulgated thereunder).

•                  A representation that the Large Investor has provided the Clearinghouse (i) a list accurately reflecting its records of record owners owning a direct interest of 5% or more of the Large Investor and (ii) to the Actual Knowledge of the Large Investor, the list provided in (i) above (expanded at the time the representation is made, to the extent necessary, to reflect any additional persons in (x) or (y) below) identifies (x) any record owners of 5 percent or more of such Large Investor and (y) any Upper-Tier 5% Investors (as defined below) of such Large Investor.  In applying the foregoing, for any Large Investor that is a mutual fund, relying upon the precise name of the account registration for each record owner and for any Large Investor that is a partnership, such ownership being measured using K-1 reporting criteria, and it being understood that any flaw in the Large Investor’s records shall not constitute a breach hereof.

•                  A representation that the Large Investor has provided the Clearinghouse a list (the “Equity List”) accurately reflecting its records of all equity interests in other persons directly held by the Large Investor (except for any wholly-owned subsidiaries which do not own any direct or indirect equity interests in any other person (other than any equity interest in another such direct or indirect wholly-owned subsidiary)).

•                  A Large Investor’s ability to acquire New Propco Holdco Equity (other than Blockerco warrants or equity acquired upon exercise of the Blockerco warrants) would be conditioned upon verification by Ernst & Young LLP or such other nationally recognized accounting or financial advisory or consulting firm acceptable to Fidelity, OakTree, Serengeti, Debtors and FG/Propco (the “Clearinghouse”) that, based solely on information received from all the Large Investors and the Small Investors (as defined below), and assuming such information is true, correct and complete, there is no evidence that (i) the Large Investor owns, directly or indirectly, any interest in the stock of Opco for purposes of Section 267 of the Code and (ii) any of the Upper-Tier 5% Investors of such Large Investor own, directly or indirectly (for purposes of Section 267 of the Code, applying the limitations in Section 267(e)(3)(A) and (B) of the Code), 5 percent or more in value of the stock of Blockerco (it being understood that the Clearinghouse has no obligation to independently determine the identities of Upper-Tier 5% Investors of such Large Investor).

•                  To the extent the Clearinghouse can verify item (i), but not item (ii), the Large Investor would have the right (but not the obligation) to invest if it provides the Clearinghouse any and all information that the Clearinghouse may request (including representations from any Upper-Tier 5% Investor), necessary for the Clearinghouse to verify that an Upper-Tier 5% Investor will not be treated as an owner of both Opco and New Propco Holdco for purposes of Section 267 of the Code.

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•                  To the extent the Clearinghouse determines that a Large Investor owns an interest in the stock of Opco for purposes of Section 267 of the Code (an “Overlapping Large Investor”) and that ownership percentage can be determined based on the information in the possession of the Clearinghouse, the Large Investor would be entitled to acquire New Propco Holdco Equity (without the requirement of making the first representation set forth above) if the Debtors and FG/Propco Lenders determine, in their sole discretion, that an investment by such Overlapping Large Investor will not cause the same persons to own more than 50 percent in the value of the stock of Opco and more than 50 percent of the capital interest or the profits interest in New Propco Holdco within the meaning of Section 267 of the Code.  If there is more than one Overlapping Large Investor (or another potential investor that creates an overlap), the Debtors and FG/Propco Lenders may make such determination on an individual basis using whatever criteria they deem reasonable (including, without limitation, the percentage ownership of the Overlapping Large Investor or other investor, the quality of the information used to determine such percentage ownership, and the likelihood of such percentage ownership increasing between the time of such determination and the Effective Date).

•                  Any Opco Unsecured Creditor or Mezzanine Creditor who would directly own less than 5 percent in value of the stock of Blockerco (“Small Investor”) would be required to provide the following:

•                  (i) A representation that such Small Investor does not own directly 5 percent or more in value of the stock of Blockerco and, (ii) (A) a list accurately reflecting its records of all equity interests in other persons directly held by the Small Investor (except for any wholly-owned subsidiaries which do not own any direct or indirect equity interests in any other person (other than any equity interest in another such direct or indirect wholly-owned subsidiary)) and a representation that, based on the Small Investor’s Actual Knowledge, such list identifies any equity interests through which such Small Investor could own stock of Blockerco (for purposes of Section 267 of the Code, applying the limitations in Section 267(e)(3)(A) and (B) of the Code), or (B) a representation that to the Actual Knowledge of the Small Investor, such Small Investor does not own indirectly (for purposes of Section 267 of the Code, applying the limitations in Section 267(e)(3)(A) and (B) of the Code) 5 percent or more in value of the stock of Blockerco.

•                  A representation that the Small Investor has provided the Clearinghouse (i) a list accurately reflecting its records of record owners owning a direct interest of 5% or more of the Small Investor and (ii) to the Actual Knowledge of the Small Investor, the list provided in (i) above (expanded at the time the representation is made, to the extent necessary, to reflect any additional persons in (x) or (y) below) identifies (x) any record owners of 5 percent or more of such Small Investor and (y) any Upper-Tier 5% Investors of that Small Investor.  In applying the foregoing, for any Small Investor that is a mutual fund, relying upon the precise name of the account registration for each record owner and for any Small Investor that is a partnership, such ownership is measured using K-1 reporting criteria and it being understood that any flaw in the Small Investor’s records shall not constitute a breach hereof.

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•                  A Small Investor’s ability to acquire New Propco Holdco Equity (other than Blockerco warrants or equity acquired upon exercise of the Blockerco warrants) would be conditioned upon verification by the Clearinghouse that, based solely on information received from all the Large Investors and the Small Investors, and assuming such information is true, correct and complete, there is no evidence that any of the Upper-Tier 5% Investors of such Small Investor own, directly or indirectly (for purposes of Section 267 of the Code, applying the limitations in Section 267(e)(3)(A) and (B) of the Code), 5 percent or more in value of the stock of Blockerco (it being understood that the Clearinghouse has no obligation to independently determine the identities of Upper-Tier 5% Investors of such Small Investor).

•                  To the extent the Clearinghouse cannot so verify, the Small Investor would have the right (but not the obligation) to invest if it provides the Clearinghouse any and all information that the Clearinghouse may request (including representations from any Upper-Tier 5% Investor), necessary for the Clearinghouse to verify that an Upper-Tier 5% Investor will not be treated as an owner of both Opco and New Propco Holdco for purposes of Section 267 of the Code.

•                  To the extent the Clearinghouse determines that an Upper-Tier 5% Investor of a Small Investor owns an interest in the stock of Opco for purposes of Section 267 of the Code (an “Overlapping Upper-Tier 5% Investor of the Small Investor”) and that ownership percentage can be determined based on the information in the possession of the Clearinghouse, the Upper-Tier 5% Investor of the Small Investor would be entitled to acquire New Propco Holdco Equity (without the requirement of making the first representation set forth above) if the Debtors and FG/Propco Lenders determine, in their sole discretion, that an investment by such Overlapping Upper-Tier 5% Investor of the Small Investor will not cause the same persons to own more than 50 percent in the value of the stock of Opco and more than 50 percent of the capital interest or the profits interest in New Propco Holdco within the meaning of Section 267 of the Code.  If there is more than one Overlapping Upper-Tier 5% Investor of the Small Investor (or another potential investor that creates an overlap), the Debtors and FG/Propco Lenders may make such determination on an individual basis using whatever criteria they deem reasonable (including, without limitation, the percentage ownership of the Overlapping Upper-Tier 5% Investor of the Small Investor or other investor, the quality of the information used to determine such percentage ownership, and the likelihood of such percentage ownership increasing between the time of such determination and the Effective Date.)

•                  Any Large Investor’s or Small Investor’s ability to invest may be conditioned on entering into a confidentiality and non-disclosure agreement with the Clearinghouse, and executing a hold-harmless letter and, if such Large Investor or Small Investor is a client of the Clearinghouse, a conflict waiver provided by the Clearinghouse, all based on customary terms.

•                  A Large Investor or a Small Investor shall only be required to provide the Clearinghouse the information set forth in this Exhibit A (including, without limitation, the identity of any person or any investment) if the Clearinghouse first agrees in form and substance reasonably satisfactory to such Large Investor or Small Investor, to keep all such information confidential.  Absent written consent

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from the relevant Large Investor or Small Investor, the Clearinghouse shall not request information of or regarding (i) a person owning 5% or more of a Large Investor or a Small Investor or (ii) an Upper-Tier 5% Investor of a Large Investor or a Small Investor by contacting a person described in clause (i) or clause (ii) of this sentence based on information supplied by the Large Investor or Small Investor, but instead all requests for information of or regarding such a person shall be submitted directly and solely to the relevant Large Investor or Small Investor.

•                  For purposes of Exhibit A, (i) Actual Knowledge means actual knowledge (without duty of inquiry, investigation or validation) of the appropriate persons who would normally be responsible for maintaining such information (it being understood that in the case of the Fidelity funds, such person will be the person executing such definitive documents), and such persons will be identified in the definitive documents and (ii) Upper-Tier 5% Investor means a person owning an indirect beneficial interest of 5% or more of a Large Investor or Small Investor as the case may be.

•                  The representations and information described above will be required to be provided (i) in the case of a Blockerco Put Party, at the time of its commitment and (ii) in the case of any other Large Investor or Small Investor, at the time it elects to purchase equity in Blockerco.  All Large Investors and Small Investors will be required to reaffirm such representations and information as of the Effective Date.  To the extent the required representations or verifications cannot be made on the Effective Date for whatever reason, the parties shall enter into appropriate escrow or other arrangements to permit funding pending confirmation of such information and if such representations or verifications cannot be finalized for whatever reason, the investment shall be rescinded and any funds shall be returned to such Blockerco Put Party and such Blockerco Put Party shall have no liability as a result thereof other than the return of any Put Premium in the case of a breach of, or failure to make, a representation or verification to the extent such return is required under “Pricing in Propco Rights Offering; Put Premium.”

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Exhibit B

Support Agreement Attached

EXECUTION COPY

SUPPORT AGREEMENT

This SUPPORT AGREEMENT (the “Agreement”) is made and entered into as of July 28, 2010 by and among the following parties:

(a)           German American Capital Corporation (“GACC”) and JPMorgan Chase Bank, N.A. (“JPM” and together with GACC, the “Mortgage Lenders”) in their capacities as lenders under (i) that certain Amended and Restated Loan and Security Agreement, dated as of March 19, 2008 (the “Mortgage Loan Agreement”), pursuant to which the Mortgage Lenders made loans and other financial accommodations to FCP Propco, LLC (“Propco”) and (ii) that Amended and Restated Mezzanine Loan and Security Agreement (First Mezzanine), dated as of March 19, 2008 (the “Mezz 1 Loan Agreement”) among FCP Mezzco Borrower I, LLC and GACC and JPM in their capacity as “Lenders” thereunder;

(b)           Fertitta Gaming LLC, a Nevada limited liability company (“FG”);

(c)           Frank J. Fertitta III and Lorenzo J. Fertitta (collectively, the “FG Principals” and with FG, the “FG Parties”) who are the primary equity investors in FG; and

(d)           Fidelity Management & Research Company, Oaktree Capital Management, L.P. and Serengeti Asset Management, LP affiliates reasonably acceptable to FG and the Mortgage Lenders, each in their capacity as a Put Party (collectively, the “Put Parties”).

Each party named above is a “Party”, and collectively are referred to as the “Parties”.

RECITALS

WHEREAS, on July 28, 2009, SCI, Propco and certain of their affiliates (collectively, the “Debtors”)(1) commenced voluntary cases (the “Chapter 11 Cases”) under chapter 11 of 11 U.S.C. §§ 101-1532 (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Nevada (the “Bankruptcy Court”);

WHEREAS, on June 15, 2010, the Debtors filed their Joint Chapter 11 Plan of Reorganization for Station Casinos, Inc. and its Affiliated Debtors (Dated June 15, 2010) [Docket No. 1629-1], as amended on July 13, 2010 [Docket No. 1771-1], (the “Plan”) and their Disclosure Statement to Accompany Joint Chapter 11 Plan of Reorganization for Station Casinos, Inc. and its Affiliated Debtors (Dated June 15, 2010) [Docket No. 1630-1], as amended on July 14, 2010 [Docket No. 1774-1], (the “Disclosure Statement”);

WHEREAS, the Parties have negotiated a summary of terms annexed hereto as Attachment 1 that sets forth the material terms of the settlement of various issues among the Parties, including the distribution of certain interests in the entities formed as part of the

(1)        Debtor GV Ranch Station Inc. commenced its voluntary case under the Bankruptcy Code on February 10, 2010 and is included in the definition of the term Debtors in this Agreement.

transactions contemplated in the Plan to the Opco Unsecured Creditors(2) (as such summary of terms may be amended from time to time in accordance with the terms of this Agreement and including all exhibits, the “Term Sheet”);

WHEREAS, the Term Sheet contemplates that the Put Parties will provide a firm and irrevocable commitment by July 29, 2010, in form and substance acceptable to the Put Parties, the Debtors, FG and the Mortgage Lenders, to commit to the purchase, through Blockerco, at least $35.3 million of equity in New Propco Holdco and to make such other firm and irrevocable commitments as are set forth in the Term Sheet (the “Propco Commitment”);

WHEREAS, the Parties are willing to support the Debtors in seeking to obtain approval of the Disclosure Statement and confirmation of the Plan as the same shall be amended to incorporate the terms of the Term Sheet.

AGREEMENT

NOW THEREFORE, in consideration of the promises and the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1.     Term Sheet.

The Term Sheet is incorporated herein by reference and is made part of this Agreement as if fully set forth herein; provided, however, that the Term Sheet is supplemented by the terms and conditions of this Agreement.

2.     Commitments of the Parties to this Agreement.

(a)           Put Party Obligations.

As long as this Agreement has not terminated, in addition to the commitments contained throughout this Agreement and the Term Sheet, each Put Party agrees for itself, that it will:

i.                  negotiate in good faith with the Mortgage Lenders and FG a mutually acceptable Propco Commitment, on terms and conditions and in form and substance acceptable to the Put Parties, the Debtors, FG and the Mortgage Lenders and pursuant to the terms of the Term Sheet, no later than July 29, 2010;

ii.                 refrain from commencing or maintaining litigation activity of any kind or description (including, without limitation, with respect to any and all Going Private Transaction Causes of Action (as defined in the Plan) or any other claims relating to, or arising out of,

(2)           Unless otherwise indicated, capitalized terms used but not otherwise defined herein shall have the meaning ascribed to them in the Term Sheet.

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directly or indirectly, the Going Private Transaction (as defined in the Plan)) and related pleadings (including any pending appeals) involving any Debtor or any affiliate thereof, FG, the Mortgage Lenders, Deutsche Bank Trust Company Americas, Deutsche Bank Securities and J.P. Morgan Securities Inc., J.P. Morgan Chase Bank N.A., Frank J. Fertitta III, Lorenzo J. Fertitta or the lenders under the Prepetition Mezzanine Loans (as such term is defined in the Plan) and to refrain from hereafter engaging in any such litigation activity (including appeals) and/or filing any related pleadings in the Chapter 11 Cases or in any other matter relating, directly or indirectly, thereto (whether such matter is before the Bankruptcy Court or otherwise), except as necessary in respect of an action to enforce the terms of this Agreement (which incorporates the Term Sheet) and the Propco Commitment;

iii.                use commercially reasonable efforts to support approval of the Disclosure Statement and confirmation of the Plan, including, without limitation, the release and settlement of all claims (including, without limitation, with respect to any and all Going Private Transaction Causes of Action (as defined in the Plan) or any other claims relating to, or arising out of, directly or indirectly, the Going Private Transaction (as defined in the Plan)) against the Released Parties (as defined in the Plan) as specified in the Plan;

iv.                (a) use commercially reasonable efforts to support, and will not object to or oppose, approval of the Stalking Horse Bid (and any increase in such bid), the JV Acquisitions (and each other Acquisition) and the consummation of the transactions contemplated thereby and relating thereto, and (b) not solicit or support approval of any bid, offer or similar proposal to the Stalking Horse Bid, the JV Acquisitions (or any other Acquisition), provided this provision shall not apply in respect of any actions that any Put Party may take outside of the Debtors’ Chapter 11 Cases with respect to any Acquisition (other than the Stalking Horse Bid and any increase in such bid), where such Put Party is a record or beneficial owner of debt or securities of the selling entity (including without limitation, any actions which Oaktree Capital Management, L.P. and its affiliates (other than OCM Principal Opportunities Fund IV Delaware, L.P. and OCM Opportunities Fund VIIb Delaware, L.P.) may take outside of the Debtors’ Chapter 11 Cases with respect to the JV Acquisitions); it being understood that neither Oaktree Capital Management, L.P. nor any of its affiliates, other than the funds and accounts that are signatories hereto (and all alternative investment funds, sub-funds, holding companies and special purpose entities formed for, by, or for the benefit of, such funds and accounts), are

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“Put Parties” for purposes of this Agreement or are bound by any obligations as Put Parties, and nothing in the foregoing proviso shall infer or be interpreted otherwise;

v.                 not object in the Debtors’ Chapter 11 Cases to the transfer of the Transition Assets free and clear of all liens, claims and encumbrances;

vi.                take all actions reasonably necessary to consummate the transactions described in the Term Sheet as the same is incorporated into and in accordance with the Plan; and

vii.               from and after the date hereof, not directly or indirectly seek, solicit, support or vote in favor of, as applicable, any other plan, sale, proposal or offer of dissolution, winding up, liquidation, reorganization, merger or restructuring of any of the Debtors that could reasonably be expected to prevent, delay or impede solicitation, confirmation or consummation of the Plan or any document filed with the Bankruptcy Court in furtherance of soliciting or confirming the Plan or consummating the transactions contemplated thereby.

(b)           FG/Mortgage Lender Obligations.

As long as this Agreement has not terminated, in addition to the commitments contained throughout this Agreement and the Term Sheet, the Mortgage Lenders, FG and the FG Principals agree that they will:

i.                  support modification of the Plan and Disclosure Statement to incorporate the terms of the Term Sheet, and to provide copies of the same to the Put Parties in advance of filing with the Bankruptcy Court, and use their respective best efforts to obtain confirmation of the Plan as amended;

ii.                 not support any further amendment or modification of the Plan as modified to incorporate the terms of the Term Sheet in a manner materially adverse to the consideration and treatment proposed to be provided to the Put Parties other than in accordance the Term Sheet;

iii.                not take any action to hinder or delay prosecution of the Plan or implementation of the transactions contemplated thereunder or under the Term Sheet; and

iv.                take all actions reasonably necessary to consummate the transactions described in the Term Sheet as the same is incorporated into and in accordance with the Plan.

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(c)           Transfers of Claims.

Each Put Party may sell, assign, transfer, hypothecate or otherwise dispose of, directly or indirectly (each such sale, assignment, transfer, hypothecation or other disposition, a “Transfer”), all or any portion of its Relevant Claims (as defined below), if any, or any right related thereto, including any voting rights associated with such Relevant Claims; provided that, the transferee thereof (i) agrees in writing, prior to such Transfer, to assume the rights and obligations of the Party making such Transfer under this Agreement and (ii) promptly delivers such writing to each other Party to this Agreement (each such transferee becoming, upon the Transfer, a Party hereunder).  Any sale, transfer or assignment of a Relevant Claim that does not comply with the procedure set forth in the first sentence of this Subsection 2(c) shall be deemed void ab initio.

(d)           Representations of the Put Parties.

Each Put Party represents, with respect to itself only, that, as of the date hereof:

i.              it is the owner, affiliate and/or the trustee, investment advisor or manager for the owner of all claims each Put Party and its affiliates hold against the Debtors (collectively, the “Relevant Claims”);

ii.             none of the Put Parties nor any of their affiliates have made any prior assignment, sale, participation, grant, conveyance, or other transfer of, and has not entered into any other agreement to assign, sell, participate, grant, or otherwise transfer, in whole or any part, any portion of its right, title or interest in the Relevant Claims.

3.     Mutual Representations, Warranties, and Covenants.

Each Party makes the following representations and warranties, solely with respect to itself, to each of the other Parties:

(a)           Enforceability.

Subject to the provisions of sections 1125 and 1126 of the Bankruptcy Code, and except as set forth herein, this Agreement is a legal, valid and binding obligation of such Party, enforceable against it in accordance with its terms, except as enforcement may be limited by applicable laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

(b)           Power and Authority.

It has all requisite power and authority to enter into this Agreement and to carry out the transactions contemplated by, and perform its respective obligations under, this Agreement and the Plan.

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(c)           Authorization.

The execution and delivery of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary action on its part.

(d)           No Conflicts.

The execution, delivery and performance of this Agreement does not and shall not: (a) violate any provision of law, rule or regulations applicable to it or any of its subsidiaries; or (b) violate its certificate of incorporation, bylaws or other organizational documents or those of any of its subsidiaries.

4.     Acknowledgement.

This Agreement and the Plan and the transactions contemplated herein and therein are the product of negotiations between the Parties and their respective representatives.  This Agreement is not and shall not be deemed to be a solicitation for votes in favor of any chapter 11 plan or for consent to the Plan in contravention of applicable non-bankruptcy law or section 1125(b) of the Bankruptcy Code.  Notwithstanding anything to the contrary contained herein, the acceptance of any Party shall not be solicited until, and any obligation to support confirmation of the Plan is expressly conditioned on, the receipt by such Party of the Plan and a copy of the Disclosure Statement that shall have previously been approved by the Bankruptcy Court, after notice and a hearing, as containing adequate information as required by section 1125 of the Bankruptcy Code.  Notwithstanding the foregoing provisions, nothing in this Agreement shall require any Party to take any action prohibited by the Bankruptcy Code, the Securities Act of 1933 (as amended), the Securities Exchange Act of 1934 (as amended), any rule or regulations promulgated thereunder, or by any other applicable law or regulation or by an order or direction of any court or any state or federal governmental authority.

5.     Termination.

(a)           By the Put Parties.

Each of the Put Parties may terminate this Agreement by providing five (5) days (the “Put Party Notice Period”) advance written notice to the Mortgage Lenders and FG (the “Put Party Notice”) of the occurrence of any of the following termination events (the “Put Party Termination Events”), unless the occurrence of such Put Party Termination Event is waived in writing by each of the Parties prior to the expiration of such Put Party Notice Period:

i.              any court of competent jurisdiction or other competent governmental or regulatory authority issues a ruling, determination, or order making illegal or otherwise restricting, preventing or prohibiting the consummation of the restructuring transactions specified in the Plan and the Term Sheet, including an order of the Bankruptcy Court denying confirmation of the Plan, which ruling, determination or order (i) has been in effect for 30 days and (ii) is not subject to stay;

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ii.             the Plan as modified is not consistent in all material respects with the terms of the Term Sheet, provided that any Put Party that desires to terminate this Agreement under this clause (ii) must provide a Put Party Notice no later than two (2) business days after such Put Party’s receipt of the Plan as so modified and such termination shall only be effective upon the expiration of the Put Party Notice Period;

iii.            any of the FG Parties, or any of the Mortgage Lenders, breaches its obligations under this Agreement;

iv.            the Propco Commitment is terminated in accordance with its terms;

v.             any condition or term contained in the Term Sheet is not satisfied according to its terms;

vi.            the Plan is modified in a manner, or the Bankruptcy Court enters a Confirmation Order (as defined in the Plan), that is materially adverse to the consideration and treatment proposed to be provided to the Put Parties, in accordance the Term Sheet, under the Plan;

vii.           the Propco Commitment contemplated by section 2(a)(i) hereof is not entered into on or before July 29, 2010;

viii.          if the Plan is confirmed, the effective date of the Plan has not occurred on or prior to June 30, 2011; or

ix.            the Chapter 11 Case of Propco shall have been converted to a case under chapter 7 of the Bankruptcy Code or dismissed, or a chapter 11 trustee with plenary powers, a responsible officer, or an examiner with enlarged powers relating to the operation of the businesses of the Debtors (powers beyond those set forth in Sections 1106(a)(3) and (4) of the Bankruptcy Code) shall be appointed in any of the Chapter 11 Cases.

(b)           By FG/Mortgage Lenders

The Mortgage Lenders and FG may terminate this Agreement by providing five (5) days advance written notice to the Put Parties (the “Notice Period”) of the occurrence of any of the following termination events (the “Termination Events”), unless the occurrence of such Termination Event is waived in writing by each of the Parties prior to the expiration of such Notice Period:

i.              any court of competent jurisdiction or other competent governmental or regulatory authority issues a ruling, determination, or order making illegal or otherwise restricting,

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preventing or prohibiting the consummation of the restructuring transactions specified in the Plan and the Term Sheet, including an order of the Bankruptcy Court denying confirmation of the Plan, which ruling, determination or order (i) has been in effect for 30 days and (ii) is not subject to stay;

ii.             the Put Parties breach, or any individual Put Party breaches, their obligations under this Agreement;

iii.            the Propco Commitment is terminated in accordance with its terms;

iv.            any condition or term contained in the Term Sheet is not satisfied according to its terms;

v.             the Propco Commitment contemplated by section 2(a)(i) hereof is not entered into on or before July 29, 2010

vi.            if the Plan is confirmed, the effective date of the Plan has not occurred on or prior to June 30, 2011; or

vii.           the Chapter 11 Case of Propco shall have been converted to a case under chapter 7 of the Bankruptcy Code or dismissed, or a chapter 11 trustee with plenary powers, a responsible officer, or an examiner with enlarged powers relating to the operation of the businesses of the Debtors (powers beyond those set forth in Sections 1106(a)(3) and (4) of the Bankruptcy Code) shall be appointed in any of the Chapter 11 Cases.

(c)           Effect of Termination.

This Agreement shall cease to be of any effect upon its termination and, without limiting the scope of the foregoing clause, upon termination of this Agreement:

i.              the Mortgage Lenders and FG shall have no obligations under this Agreement or the Term Sheet; and

ii.             the Put Parties shall have no obligations under this Agreement or the Term Sheet.

For the avoidance of doubt, termination of this Agreement shall not affect the binding effect of, and commitments made by, the Put Parties in the Propco Commitment, and the Propco Commitment shall remain enforceable by its terms, subject to the conditions thereof.  If the Propco Commitment is terminated in accordance with its terms, however, the Plan may be amended to remove the terms of the Propco Rights Offering.

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6.     Miscellaneous Terms.

(a)           Binding Obligation; Assignment.

Binding Obligation.  This Agreement is a legally valid and binding obligation of the Parties, enforceable in accordance with its terms, and shall inure to the benefit of the Parties and their representatives upon its execution.  Nothing in this Agreement, express or implied, shall give to any entity, other than the Parties and their respective members, officers, directors, agents, financial advisors, attorneys, employees, partners, affiliates, successors, assigns, heirs, executors, administrators and representatives, any benefit or any legal or equitable right, remedy or claim under this Agreement.

Assignment.  No rights or obligations of any Party under this Agreement may be assigned or transferred to any other entity except as provided in Section 2(c) hereof.

(b)           FG Capacity.

Nothing in this Agreement shall prevent or limit either of the FG Principals from fulfilling his fiduciary duties to SCI by voting or taking other actions in his capacity as a director or officer of SCI; provided, however, if any such votes or actions result in a breach of any material covenant or provision of this Agreement, then each Party other than the FG Principals shall have the right to terminate this Agreement pursuant to Section 5 above as its sole and exclusive remedy for such breach.

(c)           Fiduciary Obligations of Put Purchasers

It is understood that representatives of Fidelity Management and Research Company and Serengeti Asset Management, L.P. are on the Official Committee of Unsecured Creditors appointed in the Bankruptcy Cases (the “UCC”) and therefore may, in their capacity as a member of the UCC, have fiduciary duties to the Opco Unsecured Creditors. Nothing in this Agreement shall prohibit or limit the ability of such members of the UCC, in their capacity as such, to act on matters before the UCC in accordance with such fiduciary duties; provided, however, that the existence of such fiduciary duties shall not permit such members to act, in their individual capacities, in a manner that is inconsistent with their obligations in the Term Sheet (or the agreements contemplated hereby).

(d)           Further Assurances.

The Parties agree to execute and deliver such other instruments and perform such acts, in addition to the matters herein specified, as may be reasonably appropriate or necessary, from time to time, to effectuate the agreements and understandings of the Parties, whether the same occurs before or after the date of this Agreement.

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(e)           Headings.

The headings of all sections of this Agreement are inserted solely for the convenience of reference and are not a part of and are not intended to govern, limit or aid in the construction or interpretation of any term or provision hereof.

(f)            Governing Law.

THIS AGREEMENT IS TO BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN SUCH STATE, WITHOUT GIVING EFFECT TO THE CHOICE OF LAWS PRINCIPLES THEREOF.  By its execution and delivery of this Agreement, each of the Parties hereto hereby irrevocably and unconditionally agrees for itself that any legal action, suit or proceeding with respect to any matter under or arising out of or in connection with this Agreement or for recognition or enforcement of any judgment rendered in any such action, suit or proceeding, shall be brought exclusively in the Bankruptcy Court. By execution and delivery of this Agreement, each of the Parties hereto hereby irrevocably accepts and submits itself to the exclusive jurisdiction of such court, generally and unconditionally, with respect to any such action, suit or proceeding.

(g)           Specific Performance.

The Parties hereby acknowledge that the rights of the Parties under this Agreement are unique and that remedies at law for breach or threatened breach of any provision of this Agreement would be inadequate and, in recognition of this fact, agree that, in the event of a breach or threatened breach of the provisions of this Agreement, in addition to any remedies at law or remedies provided herein, the Parties shall, without posting any bond, be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy which may then be available and the Parties hereby waive any objection to the imposition of such relief.

(h)           Complete Agreement, Interpretation and Modification.

i.              Complete Agreement.  This Agreement and the Term Sheet constitute the complete agreement between the Parties with respect to the subject matter hereof and supersede all prior agreements, oral or written, between or among the Parties with respect thereto.

ii.             Interpretation.  This Agreement is the product of negotiation by and among the Parties.  Any Party enforcing or interpreting this Agreement shall interpret it in a neutral manner.  There shall be no presumption concerning whether to interpret this Agreement for or against any Party by reason of that Party having drafted this Agreement, or any portion thereof, or caused it or any portion thereof to be drafted.

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iii.            Modification of this Agreement.  This Agreement (including the Term Sheet) may only be modified, altered, amended or supplemented, or otherwise deviated from in accordance with the Term Sheet or otherwise in an agreement in writing signed by each Party hereto.

(i)            Effectiveness.

This Agreement shall be immediately effective once each Party hereto has duly executed and delivered a counterpart to this Agreement to each other Party hereto.

(j)            Execution of this Agreement.

This Agreement may be executed and delivered (by facsimile, email or otherwise) in any number of counterparts, each of which, when executed and delivered, shall be deemed an original, and all of which together shall constitute the same agreement.  Each individual executing this Agreement on behalf of a Party has been duly authorized and empowered to execute and deliver this Agreement on behalf of said Party.

(k)           Settlement Discussions.

This Agreement, the Plan and the Term Sheet are part of a proposed settlement of a dispute between the Parties.  Nothing herein shall be deemed an admission of any kind.  Pursuant to Federal Rule of Evidence 408 and any applicable state rules of evidence, this Agreement and all negotiations relating thereto shall not be admissible into evidence in any proceeding other than a proceeding to enforce the terms of this Agreement.  None of the Parties hereto shall be liable, on any theory of liability, for any special, indirect, consequential or punitive damages on any claim (whether founded in contact, tort, legal duty or any other theory of liability) arising from or related in any manner to this Agreement or the negotiation, execution, administration, performance, breach, or enforcement of this Agreement or the instruments and agreements evidencing, governing or relating to the Plan contemplated hereby or any amendment thereto or the consummation of, or any failure to consummate, the Plan or any act, omission, breach or wrongful conduct in any manner related thereto.

Except as expressly provided in this Agreement, nothing herein is intended to, does or shall be deemed in any manner to waive, limit, impair or restrict the ability of each of the Parties to protect and preserve its rights, remedies and interests, including, but not limited to, any and all of its claims and causes of action against any of the Debtors, any liens or security interests it may have in any assets of any of the Debtors or any of the non-debtor affiliates of the Debtors, or its full participation in the Chapter 11 Cases.

Without limiting the immediately foregoing paragraph of this Agreement in any way, if the transactions contemplated by this Agreement, the Plan or the Term Sheet are not consummated as provided herein, or if this Agreement is otherwise terminated for any reason, the Parties each fully reserve any and all of their respective rights, remedies and interests under the applicable documents to which it is a party or otherwise has rights, applicable law and in equity.

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(l)            Notices.

All notices hereunder shall be deemed given if in writing and delivered, if sent by facsimile, courier or by registered or certified mail (return receipt requested) to the following addresses and facsimile numbers (or at such other addresses or facsimile numbers as shall be specified by like notice):

i.              If to the Mortgage Lenders, to:

German American Capital Corporation

60 Wall Street, 10th Floor

New York, NY 10005

Attn:  Robert W. Pettinato, Jr. and General Counsel

Tel: 212-250-5579

Fax: 212-797-4489

with a copy (which shall not constitute notice) to:

Sidley Austin LLP

One South Dearborn

Chicago, IL 60603

Attn:  Larry J. Nyhan and Jeffrey E. Bjork

Tel:  312-853-7000

Fax: 312-853-7036

-and-

JPMorgan Chase Bank, N.A.

383 Madison Avenue, 31st Floor

New York, NY 10179

Attn: Joseph Geoghan and Scott Dauer

Tel: 212-834-9303

Fax: 917-463-0946

with a copy (which shall not constitute notice) to:

Cadwalader, Wickersham & Taft LLP

700 Sixth Street, N.W.

Washington, DC 20001

Attn: Peter M. Dodson, Esq.

Tel: 202-862-2200

Fax: 202-862-2400

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ii.             If to FG or the FG Principals, to:

Fertitta Gaming LLC
1505 South Pavilion Center Drive
Las Vegas, NV  89135
Attn:  Frank Fertitta
Tel: 702-495-3000
Fax:

with a copy (which shall not constitute notice) to:

Munger Tolles & Olson LLP

355 South Grand Avenue, 35th Floor

Los Angeles, CA 90071-1560

Attn:  Thomas B. Walper

Tel: 213-683-9100

Fax: 213-687-3702

with a courtesy copy to:

Debtors’s Counsel:

Milbank, Tweed, Hadley & McCloy LLP

601 South Figueroa Street, 30th Floor

Los Angeles, CA 90017

Attn: Paul S. Aronzon and Thomas R. Kreller

Tel:  213-892-4000

Fax: 213-629-5063

-and-

Gibson Dunn & Crutcher LLP

333 South Grand Avenue

Los Angeles, CA 90071-3197

Attn:  Oscar Garza and Dennis Arnold

Tel: 213-229-7000

Fax: 213-229-7520

iii.            If to the Put Parties, to:

Dechert LLP
1095 Avenue of the Americas
New York, NY 10036-6797
Attn:  Allan S. Brilliant

Tel:  212-698-3600

Fax:  212-698-0612

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Any notice given by delivery, mail or courier shall be effective when received.  Any notice given by facsimile or email shall be effective upon oral or machine confirmation of transmission.

(m)      Time of the Essence.

The Parties agree that time is of the essence with respect to each and every term and provision of this Agreement.

(n)       Mortgage Lenders Capacity

The Parties acknowledge that the terms of this Agreement relating to the rights and obligations of any Mortgage Lender relate solely to such Mortgage Lender’s rights and obligations as a Mortgage Lender or secured party under the Mortgage Loan Agreement and the Mezz 1 Loan Agreement and other Security Instruments, Security Documents or other Loan Documents (as defined in either such document) and do not bind such Mortgage Lender or its affiliates (collectively, the “Lender Parties”) with respect to any other indebtedness owed by SCI, Propco or any affiliate thereof (other than indebtedness owed by any SCI affiliate to Propco) to any such Lender Party or any affiliate of such Lender Party.

(o)    Exclusion of Certain Oaktree Entities

Notwithstanding anything in this Agreement to the contrary, the Parties acknowledge that Oaktree Fund GP II, L.P., solely in its capacity as general partner of those high yield commingled funds that own senior debt of the Debtors, and Oaktree Capital Management, L.P., solely in its capacity as investment manager of those high yield separate accounts that own senior debt of the Debtors (collectively, the “Non-Participating Oaktree Funds”), will not be participating in the Propco Commitment and, therefore, the provisions of this Agreement relating to the Put Parties’ obligations as Put Parties with respect to the Term Sheet and the Propco Commitment, including Section 2(a)(i) hereof, shall not apply to the Non-Participating Oaktree Funds and, therefore, the Non-Participating Oaktree Funds shall not have any obligations under this Agreement as Put Parties with respect to the Term Sheet and the Propco Commitment, except that the Non-Participating Oaktree Funds shall otherwise have the same obligations as the Put Parties as specified in Section 2(a)(ii) — (vii) hereof.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the Parties have entered into this Agreement on the day and year first above written.

German American Capital Corporation

By:

Name:

Title:

By:

Name:

Title:

JPMorgan Chase Bank, N.A.

By:

Name:

Title:

[Signature Page Stipulation]

Fertitta Gaming LLC

By:

Name:	Frank J. Fertitta III

Title:	Authorized Signatory

[Signature Page Stipulation]

Frank J. Fertitta

[Signature Page Stipulation]

Lorenzo J. Fertitta

[Signature Page Stipulation]

Fidelity Management & Research Company
By:
Name:
Title:

[Signature Page Stipulation]

Oaktree Capital Management, L.P.
By:
Name:
Title:

[Signature Page Stipulation]

Serengeti Asset Management, LP
By:
Name:
Title:

[Signature Page Stipulation]

Attachment 1

TERM SHEET

Exhibit C

UCC Stipulation Attached

EXECUTION COPY

STIPULATION AND ORDER

This STIPULATION (the “Agreement”) is made and entered into as of July 28, 2010 by and among the following parties:

(a)                                  The Official Committee of Unsecured Creditors of Station Casinos, Inc. (the “Committee”); and

(b)                                 Station Casinos, Inc. (“SCI” or “Opco”) and FCP Propco, LLC (collectively, the “Debtor Parties”).

RECITALS

WHEREAS, on December 28, 2010, the Committee filed its Motion of the Official Committee of Unsecured Creditors of Station Casinos, Inc., et. al., Pursuant to 11 U.S.C. §§ 105(a), 503(b), 1103(c), and 1109(b), for Entry of an Order Granting Leave, Standing, and Authority to Prosecute and, if Appropriate, Settle Causes of Action on Behalf of the Debtors Estates [Docket No. 738] (collectively, with the Standing Supplement (as defined below), the “Standing Motion”);

WHEREAS, on July 14, 2010 the Bankruptcy Court approved [Docket No. 1778], the Second Amended and Restated Master Lease Compromise Agreement (2d Revised), which provides, inter alia, for pre-confirmation transition assistance in aid of, and to facilitate, the transactions contemplated in the Plan (as defined below) (the “Second Amended MLCA”);

WHEREAS, on June 8, 2010, the Committee filed a notice of appeal of the Bid Procedures Order (as defined in the Plan) [Docket No. 1583] (the “Bidding Procedures Appeal”);

WHEREAS, on June 15, 2010, the Debtors(1) filed their Joint Chapter 11 Plan of Reorganization for Station Casinos, Inc. and its Affiliated Debtors (Dated June 15, 2010) [Docket No. 1629-1], as amended on July 13, 2010 [Docket No. 1771-1], (the “Plan”) and their Disclosure Statement to Accompany Joint Chapter 11 Plan of Reorganization for Station Casinos, Inc. and its Affiliated Debtors (Dated June 15, 2010) [Docket No. 1630-1], as amended on July 14, 2010 [Docket No. 1774-1], (the “Disclosure Statement”), and on July 8, 2010 the Committee filed its objection to the Debtors’ motion to approve the Disclosure Statement [Docket No. 1730] (collectively, the “Disclosure Statement Objection”);

WHEREAS, on July 15, 2010, the Committee filed a notice of appeal of the Second Amended MLCA [Docket No. 1784] (the “Second Amended MLCA Appeal”);

WHEREAS, the summary of terms annexed hereto as Attachment 1 sets forth the material terms of the settlement of various issues among the parties thereto, including the distribution of certain interests in the entities formed as part of the transactions contemplated in

(1)                                  Unless otherwise indicated, capitalized terms used but not otherwise defined herein shall have the meaning ascribed to them in the Term Sheet.

the Plan to the Opco Unsecured Creditors (as such summary of terms may be amended from time to time in accordance with the terms of this Agreement and including all exhibits, the “Term Sheet”); and

WHEREAS, in furtherance of confirmation of the Plan (as amended to incorporate the terms of the Term Sheet, the “Amended Plan”), the Parties hereby agree and stipulate as follows.

AGREEMENT

1.                                      Committee Obligations

The Committee hereby agrees that it will:

(a)                      cease and desist, and seek appropriate stays of, all litigation activity of any kind or description (including, without limitation, with respect to any and all Going Private Transaction Causes of Action (as defined in the Plan) or any other claims relating to, or arising out of, directly or indirectly, the Going Private Transaction (as defined in the Plan)) and related pleadings (including any pending appeals) involving any Debtor Party or any affiliate thereof, FG, the Propco Lenders, Deutsche Bank Trust Company Americas, Deutsche Bank Securities and J.P. Morgan Securities Inc., J.P. Morgan Chase Bank N.A., Frank J. Fertitta III, Lorenzo J. Fertitta or the lenders under the Prepetition Mezzanine Loans (as such term is defined in the Plan) and to refrain from hereafter engaging in any such litigation activity (including appeals) and/or filing any related pleadings in the Chapter 11 Cases or in any other matter relating, directly or indirectly, thereto (whether such matter is before the Bankruptcy Court or otherwise), including, without limitation, the Standing Motion, the Bidding Procedures Appeal, the Disclosure Statement Objection, and any pleadings or appeals related to the Second Amended MLCA (provided that the Committee may take only those actions necessary in order to preserve or perfect the Second Amended MLCA Appeal, including the filing of the designation of the record on appeal and the statement of the issues to be presented) (collectively, the “Litigation Actions”);

(b)                     upon the occurrence of the Effective Date (as defined in the Plan), withdraw each and every Litigation Action with prejudice and file appropriate dismissals for any and all Litigation Action (including, without limitation, with respect to any and all appeal rights the Committee may have been permitted to preserve or perfect pursuant to Section 1(a)); and

(c)                      provide a letter for inclusion in the plan solicitation materials (or statement to be included in the Disclosure Statement) from the Committee recommending that all Opco Unsecured Creditors vote to accept the Amended Plan in form and substance reasonably acceptable to the Debtors, FG and the Propco Lenders.

2.                                      Termination.

(a)                      The Committee may terminate this Agreement by providing two (2) business days advance written notice to the Debtors, the Propco Lenders, FG and the Put Purchasers if the Committee determines that its fiduciary duties require it to act or refrain from acting contrary to its obligations under this Agreement, provided that the failure to obtain class

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acceptance of one or more classes of Opco Unsecured Creditors shall not be a basis to terminate this Agreement on fiduciary duty or any other grounds.

(b)                     The Debtors may terminate this Agreement by providing two (2) business days advance notice to the Committee, the Propco Lenders, FG and the Put Purchasers if the Committee breaches its obligations under this Agreement.

(c)                      Except as provided in Section 3(b) below, this Agreement shall terminate, without notice, if any condition set forth in the Term Sheet is not satisfied in accordance with its terms unless otherwise waived by mutual agreement of the Committee, the Debtors, FG and the Propco Lenders.

3.                                      Effect of Termination and Certain Other Events.

The Parties hereby acknowledge and agree that:

(a)                      in the event this Agreement is terminated, the Debtors shall modify the Amended Plan (as amended to reflect the Term Sheet) to eliminate all consideration being offered to the Opco Unsecured Creditors as specified in the Term Sheet; and

(b)                     this Agreement shall not terminate as a result of the Propco Commitment having been terminated, the failure of the Put Purchasers to satisfy any condition or obligation specified in the Term Sheet relating to the Propco Commitment or the Support Agreement having been terminated, it being understood and agreed that in the event that any of the foregoing events occurs, so long as this Agreement remains in effect and the Debtor Parties have determined not to effect the rights offering (and subject to the satisfaction of the conditions contained in the Term Sheet that do not relate to the Propco Commitment, the Support Agreement or the obligations of the Put Parties), the Amended Plan shall be modified to eliminate the rights offering specified in the Term Sheet but shall continue to provide for distribution of New Propco Holdco Warrants to Opco Unsecured Creditors (on the terms specified in the Term Sheet) and the Committee shall continue to support confirmation of the Amended Plan as so modified, including the settlement of the Going Private Transaction Causes of Action and the releases as currently provided in the Plan.

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IN WITNESS WHEREOF, the Parties have entered into this Agreement on the day and year first above written.

The Official Committee of Unsecured Creditors of Station Casinos, Inc.

By:

Name:

Title:

Station Casinos, Inc.

By:

Name:

Title:

FCP Propco, LLC

By:

Name:

Title:

SO ORDERED,
Hon. Gregg W. Zive
United States Bankruptcy Judge

Attachment 1

TERM SHEET